                                                                    EXHIBIT 10.2

                                    LEASE AND
                                    SUBLEASE




                                  by and among


          SBC TOWER HOLDINGS LLC, a Delaware limited liability company, for itself and as Agent for the SBC GROUP,


                                       and


            SBC WIRELESS, LLC, a Delaware limited liability company,
                                  as Guarantor,


                                       and


                             SOUTHERN TOWERS, INC.,


                                       and


                           SPECTRASITE HOLDINGS, INC.,
                                  as Guarantor



                             Dated December 14, 2000

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1. Definitions............................................................................................1
SECTION 2. Sublease Documents....................................................................................13
SECTION 3. Subleased Property....................................................................................14
SECTION 4. Existing Subleases and Colocation Agreements..........................................................19
SECTION 5. Reserved Space........................................................................................20
SECTION 6. Permitted Use.........................................................................................22
SECTION 7. Access................................................................................................22
SECTION 8. Term.  23
SECTION 9. Withdrawal............................................................................................23
SECTION 10. Rent and SBC Leaseback Charge........................................................................24
SECTION 11. Condition of the Sites and Obligations of TowerCo....................................................25
SECTION 12. Requirements for Alterations; Title to Alterations; Addition of Equipment; Work
            on the Site..........................................................................................28
SECTION 13. Damage to the Site, Tower or the Improvements........................................................30
SECTION 14. Space Subtenants; Interference.......................................................................32
SECTION 15. Taxes and Assessments................................................................................33
SECTION 16. Utilities............................................................................................35
SECTION 17. Governmental Permits.................................................................................35
SECTION 18. No Liens.............................................................................................36
SECTION 19. Condemnation.........................................................................................38
SECTION 20. Waiver of Subrogation; Indemnity.....................................................................39
SECTION 21. Subordination and Attornment.........................................................................40
SECTION 22. Environmental Covenants..............................................................................41
SECTION 23. Insurance............................................................................................44
SECTION 24. Right of Substitution; Right of First Refusal........................................................46
SECTION 25. Assignment and Subletting............................................................................49
SECTION 26. Estoppel Certificate.................................................................................51
SECTION 27. Holding Over.........................................................................................51
SECTION 28. Rights of Entry and Inspection.......................................................................52
SECTION 29. A Party's Right to Act for the Other Party; SBC Set-Off Right........................................52
SECTION 30. Defaults and Remedies................................................................................53
SECTION 31. Quiet Enjoyment......................................................................................58
SECTION 32. No Merger............................................................................................58
SECTION 33. Broker and Commission................................................................................58
SECTION 34. Recording of Memorandum of Ground Lease..............................................................59
SECTION 35. Purchase Options.....................................................................................59
SECTION 36. Net Lease............................................................................................62
SECTION 37. Compliance with Specific FCC Regulations.............................................................62
SECTION 38. Guaranty.............................................................................................63
SECTION 39. Tax Indemnities......................................................................................66
SECTION 40. General Provisions...................................................................................74

                               LEASE AND SUBLEASE


         THIS LEASE AND SUBLEASE is made and entered into this 14th day of December, 2000 (this "Sublease"), by and among SBC WIRELESS, LLC, a Delaware limited liability company ("Wireless Guarantor"), SBC TOWER HOLDINGS LLC, a Delaware limited liability company (for itself and as Agent for the SBC Group Members whose names are set forth on Exhibit D hereof or which become parties to this Sublease after the date hereof, "SBC"), SPECTRASITE HOLDINGS, INC., a Delaware corporation ("TowerCo Parent"), and SOUTHERN TOWERS, INC., an indirect wholly-owned subsidiary of TowerCo Parent and a Delaware corporation (doing business in Oklahoma as Southern Towers of Delaware, Inc.) ("TowerCo").

         In   consideration   of  the  premises  and  other  good  and  valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Sublease agree as follows:

SECTION 1. Definitions.

         For purposes of this Sublease, the following capitalized terms have the following respective meanings:

                  "Additional Rent" has the meaning set forth in Section 3(i) hereof.

                  "Affiliate" of a Person means any Person which, whether directly or indirectly, Controls, is Controlled by, or is under common Control with the subject Party.

                  "After-Tax Basis" has the meaning set forth in Section 39(a)(3)(i) hereof.

                  "Agreement to Sublease" means the Agreement to Lease and Sublease, by and among TowerCo Parent, TowerCo, and the SBC Group, as amended.

                  "Alterations" means the construction or installation of Improvements on any Site or any part thereof after the Site Commencement Date for such Site, or the alteration, replacement, modification or addition to all or any component of a Site after the Site Commencement Date for such Site, whether Severable or Non-Severable.

                  "Assumed   Rate"  has  the   meaning   set  forth  in  Section
         39(a)(1)(v) hereof.

                  "Available Space" means, as to any Site, a Tower location, a portion of the Land, a portion of the Improvements or any other portion, space or area of such Site that is available for sublease by TowerCo to any Space Subtenant (including SBC and SBC Affiliates, in such capacity) and all rights appurtenant to such portion, space or area.

                  "Award" means any amounts paid, recovered or recoverable as damages, compensation or proceeds by reason of any taking on account of a Taking, including all amounts paid pursuant to any agreement with such entity which has been made in settlement or under threat of any such action or proceeding, less the reasonable costs and expenses incurred in collecting such amounts.

                  "Build to Suit Agreement" means the Agreement to Build to Suit dated as of the date hereof by and among SBC Wireless, LLC, SpectraSite Communications, Inc. and SpectraSite Holdings, Inc.

                  "Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Flow" means, as to any Person, the earnings before interest expense, depreciation, amortization and taxes of such Person and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

                  "Claims"   means  any   claims,   demands,   actions,   suits,
         proceedings, disbursements, judgments, damages, penalties, fines, losses, liabilities, costs and expenses, including reasonable attorneys' fees and amounts paid in settlements.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Colocation Agreements" means any existing agreements pursuant to which any SBC Affiliate shares as of the applicable Site Commencement Date any Site with other providers of wireless telecommunications services, local public safety organizations, governmental entities such as post offices and law enforcement organizations, and operators of remote monitoring systems for commercial purposes, and to which such SBC Affiliate is a party. Colocation Agreements with other providers of wireless telecommunications services have been (in the case of the Initial Sites) or will be prior to the applicable Site Commencement Date (in the case of other Sites), disclosed to TowerCo in the disclosure schedules delivered pursuant to the Agreement to Sublease.

                  "Commonly Assessed Taxes" has the meaning set forth in Section 15(c).

                  "Communications Equipment" means, as to any Site, transmitting and/or receiving equipment and other equipment installed at the Reserved Space (as to SBC or any SBC Affiliate) or any Available Space (as to a Space Subtenant), which is or will be necessary in providing current and future wireless communication services, including without limitation, switches, antennas, microwave dishes, panels, conduits, flexible transmission lines, cables, radio, amplifiers, filters and other transmission or communications equipment (including interconnect transmission equipment, transmitter(s), receiver(s) and accessories) and such other equipment and associated software as may be necessary in order to provide such wireless communication services, including without limitation, voice or data. Communications Equipment shall include any existing, replaced and upgraded Communications Equipment.

                  "Communications Facility" means, as to any Site, the Reserved Space (as to SBC or an SBC Affiliate) or any Available Space (as to a Space Subtenant), together with the applicable SBC Affiliate's or such Space Subtenant's Improvements.

                  "Control" means the ownership, directly or indirectly, of sufficient voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

                  "CPI" means the Consumer Price Index for all Consumers, U.S., City Average (1982-84 = 100) All Items Index, published by the Bureau of Labor Statistics, United States Department of Labor. If the CPI shall cease to be compiled and published at any time during the term of this Sublease, but a comparable successor index is compiled and published by the Bureau of Labor Statistics, United States Department of Labor, the adjustments to the SBC Leaseback Charge provided for in
         Section 10, if any, and any other adjustments provided for in this Sublease which are based on the CPI Change shall be computed according to such successor index, with appropriate adjustments in the index to reflect any differences in the method of computation from the CPI. If, at any time during the term of this Sublease, neither the CPI nor a comparable successor index is compiled and published by the Bureau of Labor Statistics, the index for "all items" compiled and published by any other branch or department of the federal government shall be used as a basis for calculation of the CPI-related adjustments to the SBC Leaseback Charge provided for in this Sublease, and if no such index is compiled and published by any branch or department of the federal government, the statistics reflecting cost of living increases or decreases, as applicable, as compiled by any institution or organization or individual generally recognized as an authority by financial and insurance institutions shall be used.

                  "CPI Change" means an increase or decrease, if any, (expressed as a positive or negative percentage) in the most recently published CPI as of January 1 immediately preceding the commencement of the applicable Site Term Year (the "Index Date"), from the CPI published as of January 1 immediately preceding the Index Date.

                  "Date of Taking" means the earlier of the date upon which title to applicable Site, or any portion thereof, subject to a Taking is vested in the condemning authority, or the date upon which possession of such Site or portion thereof is taken by the condemning authority.

                  "Default Notice" has the meaning given to such term in Section 3(h) hereof.

                  "Effective Date" means the date of this Sublease, as set forth in the caption of the Sublease.

                  "Emergency" has the meaning given to such term in Section 29(b) hereof.

                  "Estimated Cost" has the meaning given to such term in Section 17(f) hereof.

                  "Existing Sublease" means, with respect to any Site, any sublease, license, lease or other agreement for use of a Tower location and other space on such Site between a SBC Affiliate and any other Person that is in effect as of the applicable Site Commencement Date excluding that certain Master Site Agreement dated September 30, 2000 between SBC and the "User(s)", which shall be considered to be a sublease of the Reserved Space by the applicable Sublessor to the "User(s)" and shall be subject to the restrictions contained in Section 25 of this Sublease.

                  "Fair Market Value" as to any Site, means the fair market sales value of such Site that would be obtained in an arm's-length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell the Site in question.

                  "FAA" means the United States Federal Aviation Administration.

                  "FCC" means the United States Federal Communications
Commission.

                  "Federal Depreciation Deductions" has the meaning set forth in
         Section 39(a)(1)(ii) hereof.

                  "Federal Income Tax Benefits" means the Federal Depreciation Deductions and the federal income tax deductions described in Section 39(a)(1)(iii) hereof.

                  "Ground Lease" means, as to a Leased Site, the ground lease, easement, license or other agreement, pursuant to which a Sublessor holds a leasehold interest, leasehold estate, easement, license or other real property interest.

                  "Ground Lessor" means, as to a Leased Site, the "lessor", "landlord", "licensor", or similar Person under the related Ground Lease.

                  "Ground Rents" means, as to any Site, all rents, fees and other charges payable by a Sublessor to the Ground Lessor under the Ground Lease for such Site.

                  "Improvements" means, as to each Site, (i) one or more concrete equipment pads or raised platforms capable of accommodating exterior cabinets, electrical service and access for the placement and servicing of SBC's or a SBC Affiliate's and, if applicable, each Space Subtenant's Improvements; (ii) buildings, huts, shelters or exterior cabinets; (iii) generators and associated fuel tanks; (iv) grounding rings (other than those for SBC's or a SBC Affiliate's equipment shelters); (v) fencing; (vi) signage; (vii) connections for utility service up to the meter; (viii) hardware constituting a tower platform to hold SBC's or a SBC Affiliate's and, if applicable, each Space Subtenant's Communications Equipment; (ix) access road improvements;
         (x) common shelters, if any; (xi) all lighting systems and light monitoring devices; and (xii) such other equipment, alterations, replacements, modifications, additions, and improvements as may be installed on or made to all or any component of a Site (including the Land and the Tower). Improvements do not include Communications Equipment.

                  "Inclusion" means the inclusion in the income of any SBC Group Member of any amount realized in connection with the transactions effected by this Sublease or related documents other than the amounts described in Section 39(a)(1)(iv) hereof.

                  "Initial Site" has the meaning set forth in the definition of "Site."

                  "Investment Grade" means outstanding senior unsecured debt securities rated BBB or higher by Standard & Poor's or Baa or higher by Moody's.

                  "Land" means, as to each Site, the land constituting a portion of such Site, together with all easements and other rights appurtenant thereto.

                  "Laws" means all federal, state, county, municipal and other governmental constitutions, statutes, ordinances, codes, regulations, resolutions, rules, requirements and directives and all decisions, judgments, writs, injunctions, orders, decrees or demands of courts, administrative bodies and other authorities (including, without limitation, the FAA and FCC) construing any of the foregoing.

                  "Leased Site" means a Site as to which a Sublessor holds a leasehold interest, leasehold estate, easement, license or other possessory interest in the Land which is part of such Site pursuant to a Ground Lease.

                  "Liens"  means,  as to each Site,  an interest or a claim by a
         Person other than SBC or any of its Affiliates, whether such interest or claim is based on the common law, statute or contract, including, without limitations, liens, charges, Claims, leases, licenses, Mortgages, conditional agreements, title retention agreements, preference, priority or other security agreements or preferential arrangements of any kind, reservations, exceptions, encroachments, covenants, conditions, restrictions and other title exceptions and encumbrances affecting all or any part of the Land, the Tower or Improvements thereof.

                  "Market Capitalization" means, as to any Person, as of any date of determination, either (i) the number of issued and outstanding shares of such Person's Capital Stock (as set forth in such Person's most recent filings with the U.S. Securities and Exchange Commission) multiplied by the closing price of the Capital Stock of such Person on any exchange on which such stock is listed or (ii) in the case of any Person as to which the information specified in clause (i) is not available, the total market value of the equity of such Person, determined by a commercially reasonable appraisal process.

                  "Mortgage" means, as to any Site, any mortgage, deed to secure debt, deed of trust, trust deed or other conveyance of, or encumbrance against, the Land or Improvements on such Site as security for any debt, whether now existing or hereafter arising or created.

                  "Mortgagee" means, as to any Site, the holder of any Mortgage, together with the heirs, legal representatives, successors, transferees and assigns of the holder.

                  "NDA" means a non-disturbance, subordination and attornment agreement executed between a Mortgagee and TowerCo.

                  "Net Worth" means, with respect to a Person, the total assets minus the total liabilities of such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Non-Conforming Alterations" has the meaning given to such term in Section 3(i) hereof.

                  "Nonseverable" shall mean, with respect to any Alteration, any Alteration that is not a Severable Alteration.

                  "Non-TowerCo  Taxes"  has the  meaning  set  forth in  Section
15(c).

                  "Option Purchase Price Amount" means, with respect to each Site, the fixed purchase price for such Site in the event TowerCo exercises its purchase option with respect thereto under Section 35 hereof as specified in Exhibit A.

                  "Option Trigger Window" has the meaning set forth in Section 35(a).

                  "Owned Site" means a Site with respect to which a Sublessor owns fee simple title in the Land which is part of the Site.

                  "Party" means each of the SBC Group Members, Wireless Guarantor, TowerCo and TowerCo Parent, as appropriate. "Parties" means the SBC Group Members, Wireless Guarantor, TowerCo and TowerCo Parent together.

                  "Permitted  Liens"  has the  meaning  given  to  such  term in
Section 18(a).

                  "Permitted Subleasehold Mortgage" means a mortgage, deed of trust, trust deed, deed to secure debt or other like security instrument for the benefit of a Permitted Subleasehold Collateral Assignee.

                  "Permitted Subleasehold Pledge" means a pledge or collateral assignment as security for any indebtedness for the benefit of a Permitted Subleasehold Collateral Assignee.

                  "Permitted Subleasehold Collateral Assignee" means a holder of
         (i) a collateral assignment of this Sublease, the Agreement to Sublease or the Build to Suit Agreement, and/or (ii) a mortgage, deed of trust, trust deed, deed to secure debt or other like security instrument with respect to TowerCo's leasehold and subleasehold interests in all or any portion of the Sites, pursuant to that certain Credit Agreement, dated as of April 20, 1999, as amended, among SpectraSite Communications, Inc., as borrower, SpectraSite Holdings, Inc., as guarantor, CIBC Oppenheimer Corp., Credit Suisse First Boston and the other parties thereto, as the same may be amended, supplemented, extended, restated, refinanced or refunded (collectively, the "Credit Agreement"), or that will be a recipient or beneficiary of a pledge or collateral assignment by TowerCo of TowerCo's interests hereunder or the holder of a mortgage, deed of trust, trust deed, deed to secure debt or other like security instrument with respect to TowerCo's leasehold and subleasehold interests in all or any portion of the Sites that has assets at the time of the execution of the Permitted Subleasehold Pledge or Permitted Subleasehold Mortgage, as applicable, of not less than $2 billion, and is: (i) a national bank; (ii) a commercial, national or state savings bank or trust company; (iii) an investment or merchant bank; (iv) a foreign bank authorized to make loans in the United States; (v) a charitable foundation; (vi) a real estate investment fund; (vii) an insurance company; (viii) a credit company;
         (ix) a pension or retirement fund or a fund which, in turn, is funded substantially by a pension or retirement fund; (x) a real estate investment trust; (xi) a venture capital firm; (xii) a mortgage banking house; (xiii) an international bank or investment company; or (xiv) any other institutional lender performing lending functions similar to any of the foregoing. Notwithstanding the foregoing, in no event shall a Permitted Subleasehold Collateral Assignee be a SBC Competitor.

                  "Permitted Transferee" means: (i) a Person who has outstanding debt that is Investment Grade; (ii) with respect to a transaction involving twenty percent (20%) or more of all Sites now or hereafter subject to this Sublease and less than forty percent (40%) of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by SBC to have a current Net Worth or Market Capitalization of at least $50 million or Cash Flow for the last full fiscal year of such Person of at least $10 million; (iii) with respect to a transaction involving forty percent (40%) or more of all Sites now or hereafter subject to this Sublease and less than eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by SBC to have a current Net Worth or Market Capitalization of at least $250 million or Cash Flow for the last full fiscal year of such Person of at least $50 million; or (iv) with respect to a transaction involving eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by SBC to have a current Net Worth or Market Capitalization of at least $500 million or Cash Flow for the last full fiscal year of such Person of at least $100 million.

                  "Permitted TowerCo Transferee" means: (i) a Person who has outstanding debt that is Investment Grade; (ii) with respect to a Transfer of the Subleased Property involving more than twenty percent (20%) but less than forty percent (40%) of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by TowerCo to have a current Net Worth or Market Capitalization of at least $100 million or Cash Flow for the last full fiscal year of such Person of at least $5 million; (iii) with respect to a Transfer of the Subleased Property involving forty percent (40%) or more of all Sites now or hereafter subject to this Sublease and less than eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by TowerCo to have a current Net Worth or Market Capitalization of at least $250 million or Cash Flow for the last full fiscal year of such Person of at least $50 million; or (iv) with respect to a Transfer of the Subleased Property or any other transaction of the types referred to in Section 25(a), involving eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by TowerCo to have a current Net Worth or Market Capitalization of at least $500 million or Cash Flow for the last full fiscal year of such Person of at least $100 million.

                  "Permitted Use" means use of the Subleased Property of each Site for the purposes of: (i) constructing, installing, operating, managing, maintaining and marketing the Tower and Improvements thereof and making further Improvements to such Site as permitted hereunder, and (ii) for further use of such Subleased Property by Space Subtenants (including SBC and SBC Affiliates with respect to any Available Space or Reserved Space), and the right to use by Space Subtenants (including SBC and SBC Affiliates with respect to any Available Space or Reserved Space) of any portions of the Land, Tower and Improvements of each Site as are reasonably necessary for operation of the Communications Facilities of such Space Subtenants.

                  "Person" means an individual, partnership, joint venture, limited liability company, association, corporation, trust or any other legal entity.

                  "Proceeds" means all insurance moneys recovered or recoverable by TowerCo or any Sublessor as compensation for casualty damage to any Site (including the Tower and Improvements thereof).

                  "Reimbursable Cost" has the meaning given such term in Section 17(f) hereof.

                  "Rent" has the meaning set forth in Section 10(b).

                  "Reserved Space" means, as to each Site: (i) the portion of the Land and Improvements of such Site used by SBC or an SBC Affiliate as of the date of the applicable Site Commencement Date, or as may be used by SBC or a SBC Affiliate as "Reserved Space" pursuant to this Sublease, as reserved for the exclusive use and occupancy by SBC or any SBC Affiliate, including without limitation, MTSOs and other switches and SBC's Improvements located on the Land, but not including parking spaces and associated loading docks (which facilities shall be shared by SBC, SBC Affiliates, TowerCo and Space Subtenants on an equitable basis); (ii) the portion of the Tower of such Site used by SBC or an SBC Affiliate for Communications Equipment as of the applicable Site Commencement Date, or as may be used by SBC or an SBC Affiliate as "Reserved Space" pursuant to this Sublease, as reserved for the exclusive use and occupancy by SBC or any SBC Affiliates, including without limitation, any antennas, transmission lines, amplifiers and filters located on the Tower; and (iii) any and all rights pursuant to
         Section 5(b) and 24 and all appurtenant rights reasonably inferable to permit SBC's and the SBC Affiliates' full use and enjoyment of the Reserved Space, including without limitation, the appurtenances specifically described in Section 5, all in accordance with Section 5.

                  "Restoration" means, as to a Site that has suffered casualty damage, such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of such Site, or any portion thereof, pending completion thereof, required to restore the applicable Site (including the Tower and Improvements thereon) to a condition which is at least as good as the condition which existed immediately prior to such damage, and such other changes or alterations as may be reasonably acceptable to SBC or the applicable Sublessor and TowerCo or required by Law.

                  "Right of First Refusal" means the right of SBC, exercisable in its sole discretion, to sublease for its own use or the use of any SBC Affiliate any Available Space from TowerCo pursuant to Section 24.

                  "Right of Substitution" means the right of SBC, exercisable in its sole discretion, to substitute for its own use or the use of any SBC Affiliate the Reserved Space of any Site for an Available Space on such Site by relocation of its Communications Facility on such Site to such Available Space, all pursuant to Section 24.

                  "SBC" has the meaning given to such term in the preamble.

                  "SBC Affiliates" means, collectively, any Sublessor, Affiliates of Wireless Guarantor, the SBC Group Members, and any Person in which Wireless Guarantor owns, directly or indirectly, at least fifty percent (50%) of the Voting Stock of such Person or which Wireless Guarantor otherwise Controls.

                  "SBC Alteration" has the meaning set forth in Section 24(a).

                  "SBC  Competitor"  means any Person whose  revenues,  together with any of its Affiliate's revenues, generated from providing wireline local exchange carrier or wireless telephone provider telecommunications services, constitute at least twenty percent (20%) of the total consolidated revenues of such Person and its Affiliates.

                  "SBC Group" means collectively, SBC, Wireless Guarantor and the SBC Affiliates whose names are set forth in the signature pages hereof and any SBC Affiliate which at any time becomes a "Sublessor" hereunder in accordance with the provisions hereof. Each member of the SBC Group is herein a "SBC Group Member". Solely for purposes of
         Section 39, the term "SBC Group" shall include each SBC Group Member, the affiliated group of corporations and each member thereof within the meaning of Code section 1504 of which any SBC Group Member is or shall become a member if such group shall have filed a consolidated return; if applicable, each member in any entity classified as a partnership for federal income tax purposes and such entity itself if and to the extent such entity is treated as the tax owner of any of the Sites or portions thereof or such entity is a direct or indirect partner in another entity classified as a partnership which is so treated (in either case, an "SBC Partnership"); and, if applicable, any entity owned by a SBC Group Member or an SBC Partnership that for federal income tax purposes is disregarded as an entity separate from its owner.

                  "SBC's Improvements" means each of the following, in each case located on the Land portion of the Reserved Space, installed by or for the benefit of SBC or any SBC Affiliate and used by SBC or any SBC
         Affiliate: (i) such Person's Communications Equipment; and (ii) (v) equipment shelters, equipment buildings, and other constructions, (w) generators and associated fuel tanks, (x) grounding rings for such Person's equipment shelters, (y) connections for utilities service from the meter to such Communications Equipment, and (z) one or more foundations, concrete equipment pads or raised platforms for such Communications Equipment, equipment shelters, buildings and constructions.

                  "SBC Indemnitee" means SBC, SBC Affiliates, and the respective directors, officers, employees, and agents of SBC or SBC Affiliates (except TowerCo and any agents of TowerCo).

                  "SBC  Leaseback  Charge" has the meaning given to such term in
Section 10(b).

                  "SBC Partnership" has the meaning set forth in the definition of "SBC Group".

                  "Severable" shall mean, with respect to any Alteration, any Alteration that can be readily removed from a Site or portion thereof without damaging it in any material respect or without diminishing or impairing the value, utility, useful life or condition that the Site or portion thereof would have had if such Alteration had not been made (assuming the Site or portion thereof would have been in compliance with this Sublease without such Alteration), and without causing the Site or portion thereof to become "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647. Notwithstanding the foregoing, an Alteration shall not be considered Severable if such Alteration is necessary to render the Site or portion thereof complete for its intended use by TowerCo (other than Alterations consisting of ancillary items of equipment of a kind customarily furnished by lessees of property comparable to the Site or portion thereof).

                  "Site" means any site now or hereafter subject to this Sublease, including without limitation: (i) any initial Site which is subject to this Sublease as of the date hereof as described in Exhibit A (the "Initial Sites"); and (ii) any Site added to this Sublease pursuant to a Site Designation Supplement with respect thereto. Reference to a Site shall include the Land, the Tower, the Improvements (excluding Severable Alterations) and Non-Severable Alterations, but shall not include Communications Equipment thereon.

                  "Site Commencement Date" means the date on which the Term of this Sublease commences as to such Site, which shall be the date of this Sublease with respect to the Initial Sites and the date as set forth in the applicable Site Designation Supplement with respect to all other Sites.

                  "Site Designation Supplement" means, as to any Site, a supplement to this Sublease, in substantially the form of Exhibit B attached hereto, pursuant to which such Site is made subject to this Sublease, and the subleased portions thereof added to the Subleased Property. All representations and warranties made by SBC with respect to a Site shall be deemed made as of the date such Site is made subject to this Sublease.

                  "Site Expiration Date" means, (i) as to any Owned Site, the Site Expiration Outside Date and (ii) as to any Leased Site, the sooner to occur of one day prior to the expiration of the relevant Ground Lease (as the same may be extended or renewed pursuant to the terms hereof, including Section 3(f) hereof), and the Site Expiration Outside Date.

                  "Site Expiration Outside Date" means, as to any Site, the date certain set forth in Exhibit A or the Site Designation Supplement as the "Site Expiration Outside Date".

                  "Site Term Year" means, as to each Site, the one (1) year period commencing on the Site Commencement Date, and ending on the day immediately preceding the first anniversary of the Site Commencement Date, and each succeeding one (1) year period during the term of this Sublease.

                  "Space Subtenant" means, as to any Site, any Person (including SBC and any SBC Affiliate in respect of any Available Space), which:
         (i) is a "sublessee" under an Existing Sublease affecting such Site; or
         (ii) subleases, licenses or otherwise acquires from TowerCo the right to use Available Space on such Site.

                  "Space Subtenant's Improvements" means, as to any Space Subtenant at any Site, such Space Subtenant's Communications Equipment, together with equipment buildings, equipment shelters and other constructions located on the Land of the Available Space of such Site and owned by such Space Subtenant.

                  "Sublease" means this Lease and Sublease, together with any and all Exhibits, Schedules and attachments hereto, as the same may hereafter be modified and amended, including, without limitation, pursuant to Site Designation Supplements. References to this Sublease in respect of a particular Site shall include the Site Designation Supplement therefor; and references to this Sublease in general and as applied to all Sites shall include all Site Designation Supplements.

                  "Sublease   Year"  means  each   succeeding  one  year  period
commencing on the date hereof.

                  "Subleased Property" means each Site that is now or hereafter subject to this Sublease, including the Land, Tower and Improvements thereof, less and except in each instance, Space Subtenant's Improvements, and SBC's Improvements on such Site. The Parties agree that the Subleased Property includes the Reserved Space which is being leased back to SBC (for itself and for the benefit of the SBC Affiliates) as hereinafter provided.

                  "Subleasehold Estate" means: (i) the rights, title, interest, powers, privileges, benefits and options of TowerCo under this Sublease (whether as lessee of an Owned Site or as sublessee of a Leased Site); and (ii) all of the right, title and interest of TowerCo in and to the Sites under this Sublease (whether as lessee of an Owned Site or as sublessee of a Leased Site).

                  "Sublessor" means, as to each Site, the SBC Affiliate that either: (i) owns fee simple title thereto; or (ii) holds a leasehold interest, leasehold estate, easement, license or other possessory interest therein pursuant to a Ground Lease.

                  "Sublessor Alteration" has the meaning set forth in Section 24(a) hereof.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other entity in which such Person owns, either directly or indirectly, more than fifty percent (50%) of the outstanding Capital Stock or other ownership or equity interests therein, as the case may be, or has the power to direct or cause the direction of the management and policies thereof.

                  "Substantial Portion of Site" means, as to a Site, so much of such Site (including the Land, Tower and Improvements thereof, or any portion thereof) as, when subject to a Taking or damage as a result of a casualty, leaves the untaken portion unsuitable for the continued feasible and economic operation of such Site for the Permitted Use.

                  "Substitution" means the relocation by SBC or an SBC Affiliate on a Site, pursuant to its Right of Substitution.

                  "Taking" means, as to any Site, any condemnation or exercise of the power of eminent domain by any public authority vested with such power, or any taking in any other manner for public use, including a private purchase, in lieu of condemnation, by a public authority vested with the power of eminent domain.

                  "Tax Assumptions" has the meaning set forth in Section 39(a)(1) hereof.

                  "Tax Claim" has the meaning set forth in Section 39(d) hereof.

                  "Tax   Indemnitee"  has  the  meaning  set  forth  in  Section
39(a)(3)(i) hereof.

                  "Tax Indemnity Notice" has the meaning set forth in Section 39(a)(3)(i) hereof.

                  "Tax Loss" has the meaning set forth in Section 39(a)(3)(i) hereof.

                  "Tax" and "Taxes" has the meaning set forth in Section 39(b)(1) hereof.

                  "Taxes and Assessments" means, as to each Site, any and all of the following levied, assessed or imposed upon, against or with respect to the Site (including the Reserved Space), any part of the Site (including the Reserved Space), or the use and occupancy of the Site
         (including  the Reserved  Space) at any time during the Term as to such
         Site: (i) real property and personal property ad valorem taxes and assessments, except as relates specifically to SBC's or any SBC Affiliate's Communications Equipment or SBC's Improvements; (ii) charges made by any public or quasi-public authority for improvements or betterments related to the Site (other than SBC's Improvements);
         (iii) sanitary taxes or charges, sewer or water taxes or charges; (iv) any tax levied, assessed or imposed upon or against the Rent reserved hereunder or upon SBC's or an SBC Affiliates' interest in the Site or this Sublease (other than income or franchise taxes or any future tax which is established in lieu of income or franchise taxes); and (v) any other Governmental or quasigovernmental impositions, charges, encumbrances, levies, assessments, fees or taxes of any nature whatsoever related to the Site, whether general or special, whether ordinary or extraordinary, whether foreseen or unforeseen and whether payable in installments or not, except as it relates specifically to Communications Equipment owned by SBC or any SBC Affiliate or the SBC's Improvements.

                  "Term" means:  (i) as to this Sublease,  the term set forth in
         Section 8(a) hereof; and (ii) as to each Site, the term during which this Sublease is applicable to such Site.

                  "Total Sites" means the aggregate number of Sites now or hereafter subject to this Sublease.

                  "Tower" means a wireless transmissions tower structure or structures on a Site.

                  "TowerCo" has the meaning set forth in the Preamble.

                  "TowerCo Indemnitee" means TowerCo, its Affiliates, and the respective directors, officers, employees, and agents of TowerCo or its respective Affiliates.

                  "TowerCo Parent" has the meaning set forth in the Preamble.

                  "TowerCo Work" has the meaning set forth in Section 12(b) hereof.

                  "Valuation Process" has the meaning set forth in Section 3(i) hereof.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Wireless   Guarantor"  has  the  meaning  set  forth  in  the
Preamble.

                  "Withdrawal Date" means the effective date of SBC's or an SBC Affiliate's election to terminate its leaseback of the Reserved Space pursuant to a Withdrawal Notice.

                  "Withdrawal Notice" means a notice given by SBC or an SBC Affiliate pursuant to Section 9 exercising the Withdrawal Right.

                  "Withdrawal Right" means the right of SBC or an SBC Affiliate to elect to terminate its leaseback of the Reserved Space with respect to a Site as described in Section 9 hereof.

         Any other capitalized terms used in this Sublease shall have the respective meanings given to them elsewhere in this Sublease.

SECTION 2. Sublease Documents.

(a) This Sublease shall consist of the following documents, as amended from time to time as provided herein:

     (i)  this Lease and Sublease;

     (ii) the  following  Exhibits,   which  are  incorporated  herein  by  this
          reference:

                Exhibit A        List of Sites Subject to Sublease
                Exhibit B        Form of Site Designation Supplement
                Exhibit C        Site Maintenance Obligations with respect to
                                 Subtenants' Communications Equipment
                Exhibit D        SBC Group Members Bound by the Sublease
                Exhibit E        Procedures For SBC to Process Tower Requests
                                  From TowerCo

     (iii)Schedules  to  the  Exhibits,   which  are   incorporated   herein  by
          reference; and

     (iv) such additional documents as are incorporated by reference.

(b) If any of the foregoing are inconsistent, this Sublease shall prevail over the Exhibits, the Schedules and additional incorporated documents.

SECTION 3. Subleased Property.

(a) Subject to the terms and conditions of this Sublease, each Sublessor hereby lets, leases and demises unto TowerCo, and except as otherwise provided in Sections 3(h) and 22(b), TowerCo hereby leases, takes and accepts from Sublessor the Subleased Property of all of the Sites owned or leased by such Sublessor, in its "AS IS" condition, without any representation, warranty or covenant of or from SBC or any SBC Affiliate whatsoever as to the condition thereof or the suitability thereof for any particular use, except as may be expressly set forth herein or in the Agreement to Sublease. To SBC's knowledge, the Towers are satisfactory in all material respects for SBC's and its Affiliates' continuing use consistent with its Permitted Use of such Towers. Except as set forth herein, TowerCo hereby acknowledges that neither SBC nor any Affiliate or agent of SBC has made any representation or warranty, express or implied, with respect to any of the Subleased Property, or any portion thereof, or the suitability or fitness for the conduct of TowerCo's business or for any other purpose, including the Permitted Use, and TowerCo further acknowledges that it has had or by its execution and delivery of a Site Designation Supplement, will have had sufficient opportunity to inspect and approve the condition of the Subleased Property of the Sites.

(b) Each Site in addition to the Initial Sites shall be made subject to this Sublease by the execution and delivery of a Site Designation Supplement with respect thereto between Sublessor and TowerCo. SBC and TowerCo acknowledge and agree that this Sublease is intended to constitute a single sublease covering the Subleased Property of all of the Sites and a single agreement covering all the Sites, and not a separate sublease and agreement covering individual Sites.

(c) This Sublease is a grant of a leasehold interest in each Owned Site subject to all matters affecting Sublessor's right, title and interest in and to each Owned Site (including without limitation, Existing Subleases and the interests of third parties as to any Owned Sites that are subject to any Colocation Agreements); and, as to Leased Sites, this Sublease is a grant of a subleasehold interest in each Leased Site subject to all matters affecting title to Sublessor's leasehold interest, leasehold estate or other possessory interest therein (including without limitation, Existing Subleases and the interests of third parties as to any Leased Sites that are subject to Colocation Agreements).

(d) TowerCo hereby acknowledges that, as to the Subleased Property of each Leased Site, this Sublease is a sublease by Sublessor under the provisions of, and is subject and subordinate to all of the terms and conditions of, the applicable Ground Lease of such Leased Site. As to any Leased Site, Sublessor shall not be deemed, except as otherwise hereinafter expressly provided in this clause (d), to have assumed any duty or obligation of the Ground Lessor under the applicable Ground Lease and shall not be liable or responsible in any manner whatsoever for any failure of such Ground Lessor to perform any such duty or obligation. TowerCo agrees that it will promptly pay or cause to be paid the Ground Rent under each of the Ground Leases of the Leased Sites during the Term of this Sublease when such payments become due and payable and, in the event TowerCo fails to pay Ground Rent under any Ground Lease on a timely basis, TowerCo shall be responsible for any late charges, fees or interest payable to the Ground Lessor as a result thereof. Except as provided in Section 3(f) or 3(h), TowerCo shall (and with respect to its activities on the Reserved Space, each Sublessor shall) abide by, comply in all respects with, and fully and completely perform all other terms, covenants, conditions, and provisions of each Ground Lease (including, without limitation, terms, covenants, conditions, and provisions relating to maintenance, insurance and alterations) as if TowerCo were the "ground lessee" thereunder and, to the extent evidence of such performance must be provided to the Ground Lessor of the applicable Ground Lease, TowerCo shall provide such evidence to Sublessor; provided, however, that, except as otherwise hereinafter provided in Section 3(f), TowerCo shall have no obligation, and SBC shall retain the obligation, to provide or cause to be provided any telephone or other telecommunications services required to be provided under the Ground Leases as in effect on the applicable Site Commencement Date or as otherwise expressly agreed to by SBC. TowerCo shall not engage in or permit any conduct that would: (i) constitute a breach of or default under any Ground Lease; or (ii) result in the Ground Lessor being entitled to terminate the applicable Ground Lease or to terminate Sublessor's right as ground lessee under such Ground Lease, or to exercise any other rights or remedies to which the Ground Lessor may be entitled for a default or breach under the applicable Ground Lease. During the Term of this Sublease, and subject to Section 3(f) below, Sublessor agrees to exercise prior to the expiration thereof and in accordance with the provisions of the applicable Ground Lease, any and all renewal options existing as of the applicable Site Commencement Date and as may be further extended or renewed by Sublessor pursuant to the terms of this Sublease, for any Leased Site under the Ground Leases of such Leased Sites; provided, however, that Sublessor shall not be obligated to renew or otherwise extend the term of any applicable Ground Lease in the event such renewal or extension would extend the term of the Ground Lease beyond the Site Expiration Outside Date for such Leased Site unless TowerCo requests otherwise and Sublessor consents to such request (which consent shall not be unreasonably withheld). The applicable Sublessor shall (i) forward to the applicable Ground Lessor all requests for consents and other notices relating to the Permitted Use which TowerCo reasonably wishes to deliver to such Ground Lessor and (ii) deliver to TowerCo all material notices and communications received from the applicable Ground Lessor.

(e) TowerCo shall not be entitled to act as agent for, or otherwise on behalf of, SBC or any SBC Affiliate or to bind SBC or any SBC Affiliate in any way whatsoever in connection with any Ground Lease or otherwise except as otherwise provided in this Section 3.

(f) With respect to any negotiations with a Ground Lessor for the extension or terms of renewal of a Ground Lease (other than a renewal or extension pursuant to an option contained in such Ground Lease which Sublessor is obligated to exercise pursuant to Section 3(d)), TowerCo shall, in cooperation with Sublessor, at TowerCo's sole cost and expense, be responsible for and use commercially reasonable efforts to negotiate and obtain an extension or renewal of the Ground Leases of the Leased Sites on behalf of and for the benefit of Sublessor, and Sublessor shall make commercially reasonable efforts to assist TowerCo in obtaining such extension or renewal, provided that such extension or renewal does not impose any liability on Sublessor for which TowerCo is not responsible (or subsequently agrees to be responsible) under the terms of this Sublease during the Term as to each Site and that neither SBC nor any Sublessor shall have any obligation to provide or cause to be provided telephone or telecommunications services pursuant to Section 3(d) of this Sublease during such extension or renewal. With respect to any amendment, renewal, extension or other change to the Ground Lease desired by TowerCo during the term pursuant to this Section 3, (i) Sublessor shall be entitled to consent to any such change (such consent not to be unreasonably withheld) and (ii) subject to the foregoing, Sublessor shall execute any such amendment, renewal, extension or change within ten (10) days of its receipt thereof from TowerCo without condition and shall bear any and all costs associated with its review. In the event TowerCo determines that it is unable or deems it undesirable to negotiate the terms of renewal or extension of the Ground Lease directly with the Ground Lessor, Sublessor may attempt to negotiate such renewal or extension and TowerCo shall reimburse Sublessor for its reasonable out-of-pocket expenses relating to such negotiation unless TowerCo exercises its termination right provided in the following sentence within the applicable time period. If Sublessor completes the foregoing negotiations for such extension or renewal, the Site Expiration Date shall be extended to the Site Expiration Outside Date set forth in the Site Designation Supplement provided, however, that if in connection with such renewal or extension Sublessor, without the approval of TowerCo, agrees to any increase in Ground Rent over the then-current Ground Rent or agrees to any revenue sharing in excess of existing revenue sharing arrangements, TowerCo shall have the option, exercisable within thirty (30) days of receipt of notice of the extension or renewal, of terminating its subleasehold interests in such Site as of the date the Ground Lease would have expired had Sublessor not extended or renewed such Ground Lease. If Sublessor or TowerCo is not able, after using commercially reasonable efforts, to extend or renew any Ground Lease in accordance with this Section 3(f), then the Parties shall permit such Ground Lease to expire on the applicable expiration date and this Sublease shall have no further force and effect as to the Subleased Property of the Leased Site to which such Ground Lease applies. Each of TowerCo and TowerCo Parent agrees that neither it, nor any of its Affiliates, may seek to obtain or hold, any interest in any Ground Lease or its underlying fee interest that is superior or prior to Sublessor's interests in such Ground Lease. SBC or an SBC Affiliate shall have the right to acquire the fee simple interest in the Site from the Ground Lessor whereupon such Site shall be deemed an Owned Site, in which event TowerCo shall have a leasehold interest in such Owned Site. Except as provided in this Section 3(f), or as TowerCo may otherwise agree or direct, during the Term Sublessor shall not take any action to amend or supplement any Ground Lease, other than to exercise renewals as expressly provided herein which each Sublessor covenants to do as provided above. In addition to the foregoing, Sublessor agrees that it shall use its good faith efforts to cooperate with TowerCo's exercise of (or right to exercise any of) its rights under this Sublease with respect to the Ground Lease and the Ground Lessor, including, without limitation, pursuant to this Section 3.

(g) Subject to Section 18 and Section 25, Sublessor's right to sell, convey, transfer, assign or otherwise dispose of Sublessor's interest in and to any Site (including Sublessor's interest in and to the Subleased Property of such Site) shall be unrestricted.

(h) Notwithstanding anything to the contrary contained herein, SBC represents to TowerCo that, as of the applicable Site Commencement Date, each Ground Lease for a Leased Site is or will be in full force and effect and Sublessor is not or will not be in default under any such Ground Lease in any material respect as a result of Sublessor's (or any present or former SBC Affiliate's) acts or omissions. Each Sublessor shall perform any obligations under and comply with the terms of each of the Ground Leases, but only if such obligations are expressly reserved to Sublessor for its performance under the terms of this Sublease. Upon receipt by Sublessor of any notice of default or notice of an act or omission which could with the passing of time and/or the giving of notice constitute an event of default under a Ground Lease or non-compliance with a term of a Ground Lease (the "Default Notice"), SBC shall, within five (5) business days after receipt of the Default Notice or such shorter time as is reasonably necessary to avoid a termination of such Ground Lease, provide TowerCo with a copy of the Default Notice. If such default or non-compliance with a term of a Ground Lease is caused by TowerCo or any Space Subtenant, TowerCo shall, and shall cause the applicable Space Subtenant to, cure or otherwise remedy such default or noncompliance. Notwithstanding anything in this Sublease to the contrary, unless an obligation under a Ground Lease is expressly reserved under this Sublease for performance by a Sublessor, any default referred to in the Default Notice shall constitute a default by TowerCo under this Sublease.

(i) Unless an event of default by TowerCo shall have occurred and be continuing, TowerCo, at its own cost and expense, may from time to time make, subject to the requirements of Section 12, such Alterations that are not required pursuant to
Section 11(a) as TowerCo may deem desirable in the proper conduct of its business, so long as (i) such Alteration shall not disrupt or otherwise adversely affect SBC's or any SBC Affiliate's Permitted Use of the Site or portion thereof and is made in accordance with the requirements set forth in
Section 12 hereof, (ii) such Alteration shall not result in any material respect in (y) the value of the Site or portion thereof being less than the value thereof immediately prior to such Alteration, or (z) the economic life of the Site or portion thereof being less than the economic life of the Site or portion thereof immediately prior to such Alteration, (iii) such Alteration shall not cause the Site or portion thereof to constitute "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647, and (iv) no Alterations, taken together or separately, shall fail to comply with the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715 or 79-48, 1979-1 C.B. 529.

         Notwithstanding anything to the contrary contained in this Section 3(i), TowerCo, at its own cost and expense, may from time to time make Alterations (including, without limitation, Nonseverable Improvements that may be required by Law), which do not comply with subclause (iv) of the immediately preceding sentence ("Non-Conforming Alterations") provided that (i) the Non-Conforming Alterations otherwise satisfy the terms and provisions of this

Section 3(i), and (ii) the applicable Sublessor does not make TowerCo's proposed Non-Conforming Alterations in accordance with the remainder of this Section 3(i). In the event that TowerCo desires to make Non-Conforming Alterations, TowerCo shall submit written notice to the applicable Sublessor describing such proposed Non-Conforming Alterations in reasonable detail. Such Sublessor shall elect whether to make or cause to be made, at such Sublessor's cost and expense, the Non-Conforming Alterations by written notice provided to TowerCo within ten
(10) days after receipt of TowerCo's proposal regarding the Non-Conforming Alterations. Such Sublessor's failure to respond to TowerCo within such ten (10) day period shall be deemed to be such Sublessor's election not to make such Non-Conforming Alterations. In the event such Sublessor elects to make the Non-Conforming Alterations and such Sublessor and TowerCo agree on terms and conditions, including, but not limited to, the amount and timing of rent with respect to such Non-Conforming Alterations ("Additional Rent"), then such Sublessor shall make the Non-Conforming Alterations in accordance with plans and specifications, and according to a time schedule, provided by TowerCo and reasonably acceptable to such Sublessor. In the event that such Sublessor elects, or is deemed to have elected, not to make the Non-Conforming Alterations or such Sublessor and TowerCo shall not have agreed on terms and conditions, TowerCo may make such Non-Conforming Alterations and, notwithstanding anything to the contrary contained in this Sublease (other than the other conditions contained in this Section 3(i)), title to the Non-Conforming Alterations shall without further act or instrument act or instrument vest in TowerCo. Upon the expiration or earlier termination of this Sublease as to a Site at which Non-Conforming Alterations have been made, the following provisions shall apply:
(i) if TowerCo has not exercised its option to purchase such Site and TowerCo has made any Non-Conforming Alterations, the applicable Sublessor may purchase such Non-Conforming Alterations from TowerCo at a price equal to the then fair market value of such Non-Conforming Alterations, (ii) if TowerCo has exercised its option to purchase such Site, TowerCo shall purchase such Site at a purchase price equal to the Option Purchase Price Amount, plus the then fair market value of the Non-Conforming Alterations and/or Sublessor Alterations, if any, made to such Site, and (iii) if TowerCo has not exercised its option to purchase such Site, TowerCo has made Non-Conforming Alterations, and the applicable Sublessor does not purchase such Non-Conforming Alterations from TowerCo, TowerCo shall continue to hold such Non-Conforming Alterations, and all rent and any sales proceeds attributed to such Site thereafter shall be allocated between the applicable Sublessor and TowerCo in accordance with their relative interests in such Site (as determined below). In each of subclauses (i) and (ii) of the immediately preceding sentence, the applicable party shall pay the purchase price in cash or immediately available funds. In each of the subclauses (i) and
(ii), the then fair market value of the Non-Conforming Alterations and/or Sublessor Alterations shall equal the excess of the then fair market value of such Site including such Non-Conforming Alterations and/or Sublessor Alterations over the estimated then fair market value of such Site without such Non-Conforming Alterations and/or Sublessor Alterations. The applicable Sublessor and TowerCo shall attempt, in good faith, to agree on the then fair market value of the Non-Conforming Alterations and/or Sublessor Alterations (or the relative interests of the applicable Sublessor and TowerCo, if applicable) or, alternatively, shall attempt, in good faith, to agree on an independent qualified appraiser to determine such fair market value and the fair market values of the Non-Conforming Alterations and/or the Sublessor Alterations (or the relative interests of the applicable Sublessor and TowerCo, if applicable). Absent agreement on value or on an appraiser within thirty (30) days, each of such Sublessor and TowerCo shall identify an independent qualified appraiser within ten (10) days thereafter. If either party fails to appoint an appraiser within such ten (10) day period, the appraiser appointed by the other party shall alone determine such fair market value (or relative interests). If two appraisers are appointed and such appraisers cannot agree on the then fair market value (or the relative interests of the applicable Sublessor and TowerCo, if applicable), such appraisers shall identify a third independent qualified appraiser who shall determine the then fair market value of the Non-Conforming Alterations and/or Sublessor Alterations and the relative fair market values of the Non-Conforming Alterations and/or the Sublessor Alterations (or the relative interests of Sublessor and TowerCo, if applicable) (collectively, the "Valuation Process"); provided that if such two appraisers cannot agree on the identity of such third appraiser within ten (10) days after the appointment of the second appraiser, either party may apply to the American Arbitration Association for the appointment of such appraiser. If TowerCo exercises its option to purchase the Site, the fair market value of the Non-Conforming Alterations and/or the fair market value of the Sublessor Alterations shall be paid to the party which made such Alterations.

SECTION 4.        Existing Subleases and Colocation Agreements.

(a) Without limiting the generality of Section 3, TowerCo expressly acknowledges that, as to each Site, this Sublease is subject to all Existing Subleases affecting such Site, including, without limitation, Existing Subleases executed prior to the applicable Site Commencement Date pursuant to any Colocation Agreement. In respect of each Site, by execution of this Sublease or a Site Designation Supplement the applicable Sublessor does transfer, assign and convey over unto TowerCo, for the Term of this Sublease in respect of such Site, all of its rights, title and interest as "sublandlord" or "sublessor" in, to or under any Existing Subleases affecting such Sites and does hereby delegate all of Lessor's duties, obligations and responsibilities under the Existing Subleases to TowerCo for periods occurring from and after the applicable Site Commencement Date. TowerCo does hereby assume and agree to pay and perform all of the duties, obligations, liabilities and responsibilities of Sublessor as "sublandlord" or "sublessor" under the Existing Subleases affecting each Site arising from and after the date of the Site Designation Supplement for such Site and commencing on the Site Commencement Date for such affected Site, TowerCo shall receive all rents payable thereunder for periods occurring from and after the Site Commencement Date.

(b) From time to time, SBC shall give TowerCo written notice of the intent of third parties to Colocation Agreements to occupy any Available Space, and promptly following receipt of such notice, TowerCo shall cooperate with SBC and the applicable third party so as to facilitate such third party's occupancy of such Available Space on commercially reasonable terms.

(c) TowerCo shall, and does hereby agree to, indemnify, defend and hold the SBC Indemnitees harmless from, against and in respect of any and all Claims, paid, suffered, incurred or sustained by any SBC Indemnitee and in any manner arising out of, by reason of, or in connection with any failure of the duties, obligations, liabilities and responsibilities of a Sublessor as "sublandlord" or "sublessor" under any of the Existing Subleases affecting each Site and arising from and after the Site Commencement Date for such Site, to be fully and completely performed pursuant to the Existing Subleases, except to the extent caused by an SBC Indemnitee.

(d) Unless  TowerCo  exercises the purchase  option with respect to a Site under
Section 35 hereof, the assignment by each Sublessor to TowerCo of the Existing Subleases in respect of each Site shall automatically terminate and expire, such Existing Subleases (together with any Space Subtenant sublease which has a term extending beyond the expiration of the Term as permitted under Section 24(c) hereof or, in the case of a termination due to an event of default by TowerCo, as to which a non-disturbance agreement has been entered into pursuant to
Section 21(c)) shall automatically be (or be deemed) reassigned or assigned, as the case may be, to each Sublessor or its designee, and each Sublessor or its designee shall accept such reassignment or assignment, as the case may be, upon the expiration of the Term of, or earlier termination of, this Sublease in respect of such Site.

SECTION 5.        Reserved Space.

(a) TowerCo and each Sublessor expressly acknowledges that, the Reserved Space of each Site shall, at all times during the Term of this Sublease, be deemed to be leased or subleased to TowerCo pursuant hereto and leased back to the applicable Sublessor pursuant hereto for the exclusive possession and use by such Sublessor (or the SBC Affiliate which conducts its wireless activities at the Reserved Space) whether or not such Reserved Space is now or hereafter occupied. As an appurtenance to, and a part of, the Reserved Space of each Site, each Sublessor (for the benefit of SBC or any SBC Affiliate) also reserves: (i) the right of ingress to and egress from the entire Site, and access to the entire Tower and all Improvements to such Site and Tower (including any and all easements), at such times (on a 24-hour, seven (7) day per week basis unless otherwise limited by the Ground Lease or other restrictions of record that have priority over the Sublease), to such extent, and in such means and manners (on foot or by motor vehicle, including trucks and other heavy equipment), as SBC deems necessary or desirable in connection with its or an SBC Affiliate's full use and enjoyment of the Reserved Space, including, without limitation, the construction, installation, use, operation, maintenance, repair and replacement of its Communications Facility thereon; and (ii) the right to use any portion of the Subleased Property of a Site, including the Land and Improvements thereof, for purposes of temporary location and storage of any equipment (including Communications Equipment) and any part thereof in connection with performing any repairs or replacements of such Person's Improvements; provided, however, that such storage shall not have a material adverse effect on Space Subtenants' Permitted Use.

(b) Subject to the availability of Available Space on the applicable Tower at the time of the proposed expansion, SBC may at any time expand the Reserved Space on up to three hundred (300) Towers by the addition or replacement of Communications Equipment on such Tower up to an additional fifteen percent (15%) of the total tower loading on such Tower; provided that as a result of the exercise of such expansion right SBC or the SBC Affiliate which occupies the Reserved Space shall not be entitled to occupy more than two (2) platforms on any Tower. (For the avoidance of doubt, if SBC or the SBC Affiliate which occupies the Reserved Space occupies one (1) platform at the time of expansion, SBC or the SBC Affiliate which occupies the Reserved Space may expand to occupy only one additional platform, and if SBC or the SBC Affiliate which occupies the Reserved Space occupies two (2) platforms at the time of such expansion, SBC or the SBC Affiliate which occupies the Reserved Space may expand on one or both of the platforms it then occupies but may not expand to occupy an additional, third platform.) SBC may exercise the foregoing expansion right for itself or for the use and benefit of any SBC Affiliate.

(c) Without limiting SBC's (and the SBC Affiliates') rights under Section 24(a) hereof and subject to the availability of Available Space on the applicable Tower at the time of the proposed expansion, SBC shall have the further right to expand the amount of equipment on the Towers beyond the first three hundred
(300) Towers, provided that SBC shall pay TowerCo as additional Leaseback Charge $100 per month per panel/antenna or space equivalent of one panel/antenna, but in no event in an amount to exceed $1600 per platform, or if SBC locates any such expanded equipment on a platform which is not already occupied by SBC's Communication Equipment, not to be less than $1200 per any such additional platform (except with respect to microwave dishes and related equipment), such amount to be in addition to the SBC Leaseback Charge due and payable to TowerCo pursuant to Section 10. Such amounts shall increase each year after the date hereof five percent (5%) per year, until the tenth anniversary of the applicable Site Commencement Date and thereafter pursuant to Section 10(f). SBC may exercise the foregoing expansion right for itself or for the use and benefit of any SBC Affiliate.

(d) Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that the Reserved Space of each Site will include, without limitation, all portions of such Site utilized or occupied by SBC or an SBC Affiliate as of the applicable Site Commencement Date for such Site for the use, enjoyment, operation or maintenance of Communications Facility on such Site for the Permitted Use. If at any time between the date hereof and the applicable Site Commencement Date, SBC or an SBC Affiliate elects to increase the amount of equipment on a Tower on a Site, then SBC shall have an option, exercisable at its sole discretion upon written notice to TowerCo prior to the applicable Site Commencement Date, to (i) count such Tower toward three hundred (300) Towers in accordance with Section 5(b) and pay the amount of SBC Leaseback Charge determined in accordance with Section 10(b) with respect to such Site, or (ii) pay TowerCo, the amount of SBC Leaseback Charge determined in accordance with
Section 5(c).

(e) The parties acknowledge and agree that antenna mounting hardware constitutes a portion of the Improvements and does not constitute part of the Reserved Space. If, as to any Sites, SBC or any SBC Affiliate desires to exercise its Right of Substitution pursuant to Section 24(b), to move any of its Communications Equipment on such Tower to any Available Space, and such exercise would require relocation of the existing antenna mounting hardware to accommodate such move, TowerCo shall move such antenna mounting hardware as requested by SBC or such SBC Affiliate, unless (i) other Space Subtenants are sharing the same antenna mounting hardware, (ii) such relocation would adversely affect the rights of other Space Subtenants or (iii) TowerCo otherwise determines that such relocation is not feasible or beneficial. If TowerCo does relocate SBC or such SBC Affiliate's antenna mounting hardware in response to the exercise of the Right of Substitution, SBC or such SBC Affiliate shall reimburse TowerCo for the reasonable costs directly attributable to such relocation. If as contemplated by the foregoing, TowerCo does not or cannot relocate the existing antenna mounting hardware, TowerCo shall, at its sole cost and expense, install suitable mounting hardware at the location on the Tower designated by SBC or the applicable SBC Affiliate, so as to accommodate the requested relocation; provided that SBC or such SBC Affiliate shall remain responsible for the payment of all costs and expenses associated with moving its antennas to the antenna mounting hardware supplied by TowerCo.

(f) If SBC or any SBC Affiliate desires to add or relocate any antennas to the Tower location of any Site, the provisions of Sections 24(a)(i) and (a)(ii) shall apply. Upon the request of either Party, the Parties shall promptly execute such instruments as may be reasonably required to further evidence such addition or relocation, including without limitation an amendment to the applicable Site Designation Supplement, and shall cause such amendment to be recorded at SBC's or such SBC Affiliate's cost and expense, unless the Parties otherwise agree.

SECTION 6.        Permitted Use.

(a) TowerCo shall use, and shall permit the use of, the Subleased Property of each Site only for the Permitted Use.

(b) TowerCo shall not use, or permit to be used, the Subleased Property of any Site, or any portion thereof, by TowerCo, any Person (other than SBC or the SBC Affiliates) or the public in such manner as might reasonably tend to impair Sublessor's title to or interest in such Site, or any portion thereof, or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any Person (other than SBC or an SBC Affiliate), or of implied dedication of such Subleased Property, or any portion thereof. Nothing contained in this Sublease and no action or inaction by SBC or an SBC Affiliate shall be deemed or construed to mean that Sublessor has granted to TowerCo any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Sublessor in any Site.

(c) SBC shall not use, or permit to be used, the Reserved Space of any Site, or any portion thereof, by SBC, any SBC Affiliate, any other Person (other than TowerCo and Space Subtenants) or the public in such manner as might reasonably tend to impair TowerCo's right as a sublessor with respect to such Site, or any portion thereof, or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any Person (other than TowerCo and Space Subtenants), or of implied dedication of such Reserved Space, or any portion thereof. Nothing contained in this Sublease and no action or inaction by TowerCo shall be deemed or construed to mean that TowerCo has granted to SBC or any SBC Affiliate thereof any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the leasehold estate of TowerCo in any Site.

SECTION 7.        Access.

         The Subleased Property of a Site includes, as an appurtenance thereto, a non-exclusive right for access to the Subleased Property of each Site on a 24-hour, seven (7) day per week basis, on foot or motor vehicle, including trucks and other heavy equipment, for the installation and maintenance of the Tower and Improvements thereof and the Communications Facilities of Space Subtenants. The Parties acknowledge and agree that the right to access the

Subleased Property of each Site, or any portion thereof, granted pursuant to this Section 7 shall be granted to TowerCo and its authorized contractors, subcontractors, engineers, agents, advisors, consultants, representatives, or other persons authorized by TowerCo and, under TowerCo's direct supervision, and to Space Subtenants, subject to any restrictions contained in the applicable Ground Lease.

SECTION 8.        Term.

(a) The term of this Sublease, as to each Site, shall commence on the Site Commencement Date set forth in the Site Designation Supplement with respect thereto and shall expire on the Site Expiration Date therefor.

(b) No surrender by TowerCo to the Sublessor of the Subleased Property of any Site or any portion thereof, prior to the expiration of the Term as to such Site shall be valid or effective unless agreed to and accepted in writing by such Sublessor, and no act by such Sublessor, other than such a written acceptance, shall constitute an acceptance of any such surrender.

(c) As to any Site, upon expiration or earlier termination of this Sublease, TowerCo shall, at its cost and expense and upon instructions from SBC, (i) within a reasonable period of time, but in no event less than thirty (30) days, stop and cease, and cause the Space Subtenants on such Site (other than any Space Subtenants under an Existing Lease or under a sublease entered into pursuant to Section 24(c) hereof which has a term that extends beyond the termination or expiration of this Sublease or as to which a non-disturbance agreement has been entered into pursuant to Section 21(c)) to stop and cease, the operation of its Communications Facilities on such Site and shall remove all of TowerCo's Severable Alterations from such Site and restore each Site substantially to the condition it was in on the applicable Site Commencement Date, subject to the addition of any permitted Non-Severable Alterations. Any Severable Alterations not removed by TowerCo within said 15-day period shall be deemed abandoned by TowerCo and title thereto shall automatically, without further action, vest in the Sublessor of such Site.

SECTION 9.        Withdrawal.

(a) Notwithstanding anything to the contrary contained herein, SBC will have the Withdrawal Right for the benefit of itself or any SBC Affiliate, exercisable in respect of any Site on the tenth anniversary of the applicable Site Commencement Date and on each five-year anniversary of such date thereafter. To exercise any such Withdrawal Right, SBC shall give TowerCo written notice of such exercise not less than ninety (90) days, in the case of the exercise of a Withdrawal Right in respect of less than twenty percent (20%) of all Sites now or hereafter under this Sublease and one hundred eighty (180) days, in the case of the exercise of a Withdrawal Right in respect of twenty percent (20%) or more of all Sites now or hereafter under this Sublease, prior to any such anniversary (the "Withdrawal Notice"). If SBC exercises the Withdrawal Right as to any Site, SBC shall not be required to pay the SBC Leaseback Charge with respect to such Site for the period occurring after the Withdrawal Date and the Withdrawal Date as to such Site shall be the date specified in the applicable Withdrawal Notice. Not later than the Withdrawal Date of any Site, SBC or the applicable SBC Affiliate shall vacate the Reserved Space of such Site if such Reserved Space is occupied whereupon SBC's or the applicable SBC Affiliate's sublease of such Reserved Space pursuant hereto and SBC's or the applicable SBC Affiliate's right to occupy and use the Reserved Space of such Site as a sublessee hereunder shall be terminated. At the request of either SBC or TowerCo, the appropriate parties shall enter into documentation, in form and substance reasonably satisfactory to such parties, evidencing any withdrawal effected hereunder.

(b) In addition to and not in limitation of any right of SBC under Section 9(a), SBC will have the right, exercisable at any time during the Term of this Sublease, to cease occupying the Reserved Space of any Site, and retain its right to such Reserved Space and may permit a SBC Affiliate to occupy such Site, so long as SBC continues to pay the SBC Leaseback Charge in respect of such Site.

SECTION 10.       Rent and SBC Leaseback Charge.

(a) TowerCo shall prepay Rent (other than Additional Rent) in respect of the Subleased Property of each Site, for the entire Term on the Site Commencement Date for each Site. Such Rent shall be specifically allocated to rental periods as set forth on the applicable Site Designation Supplement (including Exhibits thereto). TowerCo shall pay Additional Rent in such time, manner and amounts as determined pursuant to Section 3(i) hereof. Each month during the Term as to each Site, SBC shall pay, or cause an SBC Affiliate to pay, the SBC Leaseback Charge in respect of the Reserved Space for such Site which is subject to this Sublease, in advance on or prior to the tenth (10) day of such calendar month, beginning on the Site Commencement Date for such Site.

(b)      The following terms shall have the following definitions:

                  "Rent" means, as to any Site the rental amount prepaid by TowerCo for the leasing of the Sites pursuant to this Sublease and as specified in Exhibit A and any Additional Rent with respect to such Site.

                  "SBC Leaseback Charge" means, as to any Reserved Space, the monthly rental amount payable to TowerCo for the leaseback of the Reserved Space on such Site to SBC pursuant to this Sublease equal as to any Site in any Site Term Year, an amount equal to $1,400 per month subject to an increase of the lesser of (x) the applicable CPI Change plus four percent (4%) or (y) five percent (5%) per year (but never less than zero percent (0%)) on each anniversary of the Effective Date.

(c) TowerCo shall pay upon demand a late charge of five percent (5%) of any amount payable by TowerCo under the provisions of this Sublease which is not paid within ten (10) days after the date the same is due; provided, however, that the late charge shall not be assessed in respect of the first late payment occurring in any Site Term Year.

(d) If the Site Commencement Date for any Site is a day other than the first day of a calendar month, the applicable SBC Leaseback Charge for the period from such Site Commencement Date through the end of the calendar month during which such Site Commencement Date occurs shall be prorated on a daily basis, and shall be included in the calculation of the SBC Leaseback Charge for the first full calendar month of the Term, on the first day of the first calendar month following such Site Commencement Date.

(e) SBC shall pay upon demand a late charge of five percent (5%) of any SBC Leaseback Charge payable by SBC under the provisions of this Sublease which is not within ten (10) days after the date the same is due; provided, however, that the late charge shall not be assessed in respect of the first late payment occurring in any Site Term Year. Notwithstanding the foregoing, if SBC fails to pay (or fails to cause to be paid) any portion of a SBC Leaseback Charge because SBC, acting in good faith, reduced the amount of SBC Leaseback Charge payable to TowerCo due to a mistaken belief that it was entitled to Reimbursable Maintenance Expenses under Section 29(a), no late charge shall be payable in respect thereof.

(f) Notwithstanding anything to the contrary contained herein, if after the tenth (10th) anniversary of the applicable Site Commencement Date, the then current SBC Leaseback Charge payable to TowerCo with respect to any Site is below the market rate agreed upon by the Parties at the time of determination, then such SBC Leaseback Charge shall automatically be increased on such anniversary and on each anniversary thereafter, based on the CPI Change effective as of date of such anniversary. If, however, the then SBC Leaseback Charge payable to TowerCo with respect to such Site is above the market rate, then such SBC Leaseback Charge shall be automatically reset at ninety percent (90%) of such agreed upon market rate effective as of such tenth (10th) anniversary of the applicable Site Commencement Date and shall increase on each following anniversary at the then current annual market rate of increase for comparable properties. Notwithstanding anything to the contrary contained herein, the Parties shall agree as to the market rate not later than sixty (60) days prior to such tenth anniversary of the applicable Site Commencement Date. If the Parties are unable to agree upon the market rate, then SBC shall have an option, exercisable by written notice to TowerCo, to exercise its Withdrawal Right in accordance with Section 9(a).

SECTION 11.       Condition of the Sites and Obligations of TowerCo.

(a) TowerCo acknowledges that, as between TowerCo and SBC, in respect of each Site, TowerCo has the obligation, right and responsibility to repair and maintain such Site except as otherwise provided herein, including without limitation, an obligation to monitor each Tower to maintain the structural integrity of the Tower and the ability of the Tower to hold and support all Communications Equipment then mounted on the Tower, in accordance with all applicable Laws and standard industry practices. Subject to the other provisions contained in this Sublease, TowerCo, at its sole cost and expense, except if such cost or expense arises out of a negligent or wrongful act or omission of SBC or any SBC Affiliates, shall monitor, maintain and repair each Site such that SBC and the SBC Affiliate and Space Subtenants may utilize such Site to the extent permitted herein, including, without limitation, the markings on each Tower and the structural integrity of each Tower. Installation, maintenance and repair of each Site must comply with all Laws applied in a manner consistent with standard industry practices. TowerCo assumes all responsibilities, as to each Site, for any fines, levies, and/or other penalties imposed as a result of non-compliance with said requirements of said authorities unless such non-compliance occurs on or prior to the Site Commencement Date for any such Site (in which event SBC or the applicable SBC Affiliate shall be responsible for such fines, levies and/or other penalties). TowerCo shall cause Space Subtenants to maintain and repair all Communications Equipment on each Site, in accordance with the requirements of this Sublease including without limitation as set forth in Exhibit C; provided, however, that nothing in this Sublease shall require TowerCo to maintain SBC's or any SBC Affiliate's Communications Equipment. Without limiting the foregoing, TowerCo at its own cost and expense, shall make (or cause to be made) all Alterations to the Sites as may be required from time to time to meet in all respects the requirements of applicable Laws (regardless of the Person upon whom such requirements, by their terms, are nominally imposed) except for the maintenance and repair work to be performed by SBC in accordance with clause (c) of this Section 11.

(b) For each Site, TowerCo, at its sole cost and expense, shall provide SBC all necessary and appropriate information requested by SBC for SBC to obtain (and SBC will obtain within a reasonable amount of time) all of the certificates, permits, and other approvals which may be required in connection with FCC or FAA regulations. TowerCo shall also provide SBC all appropriate information requested by SBC pertaining to any easements or consents which are required from any third parties with respect to the operation of such Site, including the lighting system serving such Site, SBC shall cooperate with TowerCo in connection therewith, as contemplated by Section 17. Nothing in this Sublease shall require TowerCo to provide any information necessary for SBC to obtain any certificate, permit or other approval relating specifically and only to SBC's Communications Equipment. If, as to any Site, or any portion thereof, any certificate, permit, license, easement, or approval relating to the operation of such Site is canceled, expires, lapses, or is otherwise withdrawn or terminated or, if TowerCo has breached its obligation under this Section 11(b), then SBC shall have the right, in addition to its other remedies pursuant to this Sublease, at law, or in equity, to take appropriate action to remedy any such noncompliance and demand reimbursement for any expenses incurred in connection therewith from TowerCo, and/or to terminate this Sublease as to such Site subject to Sections 29 and 30.

(c) The following provisions shall apply with respect to the lighting systems serving the Sites:

     (i) SBC agrees to monitor the lighting system serving such Site and will notify (a) the appropriate FAA service office of any lighting failure within thirty (30) minutes of discovering such failure, and (b) TowerCo within sixty (60) minutes of discovering such failure. In the event of any such failure, SBC agrees, as soon as practicable, to begin a diligent effort to repair the failed lighting on an Emergency basis, and to notify TowerCo and the appropriate FAA service office upon successful completion of the repair. In addition, SBC shall maintain and repair (within any applicable time periods under applicable Laws) all lighting systems and light monitoring devices at each Tower (excluding any additional devices installed by TowerCo pursuant to this clause (c)) notwithstanding that such systems and devices are being leased or subleased to TowerCo with each Tower. SBC shall be reimbursed for actual reasonable, out-of-pocket costs and expenses incurred in connection with the maintenance and repair of the lighting systems and monitoring devices at each Tower. SBC shall periodically provide TowerCo with an invoice for such costs (which shall include a copy of an itemized invoice from any third party providing services or materials in connection with the work in question), which amount shall be paid by TowerCo within thirty (30) days of TowerCo's receipt of such invoice. TowerCo shall have the right, at its own expense, to perform an audit of such actual costs by requesting reasonable evidence of actual costs and expenses incurred. Notwithstanding the foregoing, TowerCo's obligation to reimburse SBC shall not exceed the estimated amount which TowerCo would have incurred in maintaining and repairing the lighting system serving such Site in accordance with TowerCo's customary procedures with respect to such repair and maintenance, such estimates to be supported by invoices or other information reasonably satisfactory to SBC. SBC agrees to indemnify, defend and hold TowerCo harmless from and against any Claims arising out of or by reason of its failure to comply with the monitoring, notice and repair requirements contained in this
          Section 11(c) unless such Claims arise out of or by reason of TowerCo's gross negligence or willful misconduct. At SBC's election and upon reasonable notice to TowerCo, SBC may require TowerCo to assume the monitoring, maintenance and repair obligations with respect to the Tower lighting systems and the light monitoring devices on all or a portion of the Sites subject to this Sublease at TowerCo's expense, and TowerCo shall perform such obligations in accordance with the standards hereinabove applicable to SBC's performance of such services. If SBC makes such election, TowerCo agrees to indemnify, defend and hold SBC harmless from and against any Claims arising out of or by reason of its failure to comply with the monitoring, notice and repair requirements contained in this Section 11(c) unless such Claims arise out of or by reason of SBC's gross negligence or willful misconduct. Without in any way affecting SBC's obligations relating to lighting during the entire Term, TowerCo and/or the Space Subtenants shall have the right, at its expense, to install and maintain equipment for the purpose of monitoring (x) the lighting system serving the Tower or the Improvements of each Site, and/or (y) any device of SBC's used to monitor the lighting system serving each Tower. At TowerCo's election, SBC shall (i) provide TowerCo a data feed at cost and on other terms to be agreed upon (x) from SBC's alarm points for the lighting control device(s) serving the Tower (it being understood that these devices will be leased or subleased to TowerCo with each Tower, but that SBC will be responsible for the repair and maintenance of the devices and their wiring) and (y) from any additional devices which TowerCo wishes to install, at TowerCo's sole cost and expense; (ii) permit TowerCo access to the contact point box at each Tower where TowerCo may install, at TowerCo's sole cost and expense, its own direct links to such devices; or (iii) permit TowerCo, where available, access to the contact point for each Tower through SBC's regional switching (it being understood that TowerCo shall be responsible for providing its own dedicated telephone lines to the Site and that these monitoring devices will generally be subleased to TowerCo with each Tower, provided that SBC will be responsible for the repair and maintenance of the devices and their wiring up to the point of hand-off to TowerCo's dedicated lines). In addition, at TowerCo's reasonable request SBC shall replace or permit TowerCo to replace any tower lighting system and tower lighting monitoring system that experiences recurring maintenance or repair problems at TowerCo's cost and expense in accordance with a budget reasonably approved by SBC and TowerCo. In addition to and not in limitation of Section 30(b), if SBC defaults under this Section 11(c), TowerCo, in addition to its other remedies pursuant to this Sublease (at law or in equity), may elect to take appropriate action to notify the appropriate FAA service office of any lighting failure which SBC fails to report, or to repair or replace any lights or monitoring equipment which SBC fails to repair or replace within the time period required under applicable Laws and invoice SBC for its actual reasonable, out-of-pocket costs and expenses.

(c) Without limiting TowerCo's obligations under this Section 11 and the other provisions of this Sublease, the Parties acknowledge that SBC and the SBC Affiliates are licensed by the FCC to provide telecommunications services and that the Sites are used to provide those services. Nothing in this Sublease shall be construed to transfer control of any FCC authorization held by SBC or the SBC Affiliates to TowerCo or to limit the right of SBC and the SBC Affiliates to take all necessary actions to comply with their obligations as an FCC licensee or with any other legal obligations to which they are or may become subject.

SECTION 12. Requirements for Alterations; Title to Alterations; Addition of Equipment; Work on the Site.

(a) All Alterations that are made to a Site (whether required or optional) shall comply with the requirements of clauses (i), (ii), (iii) and (iv) of Section 3(i) hereof. Subject to Section 3(i), title to each Alteration shall without further act or instrument vest in the Sublessor of such Site and be deemed to constitute a part of the Site and be subject to this Sublease provided that any such Alteration is required pursuant to Section 11 (a) or is a Nonseverable Alteration. Title to all other Alterations shall vest in TowerCo. Any such Alteration may be removed by TowerCo, at its own cost and expense, at any time prior to the end of the Term for the applicable Site if such removal will not cause the Site to be in violation of any applicable Law. Any such Alteration may also be removed at the expiration of the Term so long as the Site restored substantially to its condition (normal wear and tear excepted) prior to the making of such Alteration; provided, however, that any Severable Alterations that are not removed from a Site within 15-days after at the time of its surrender by TowerCo shall become the property of the Sublessor of the Site as provided in Section 8(c) hereof.

(b) Whenever TowerCo is permitted or required to make Alterations to any Site; construct, replace, maintain or repair the Tower and Improvements of any Site; maintain or repair, or cause Space Subtenants to maintain or repair, any Communications Equipment, or reconstruct or restore, Subleased Property (hereinafter called the "TowerCo Work"), the following provisions shall apply:

     (i) No TowerCo Work shall be commenced until all certificates, licenses, permits, authorizations, consents and approvals necessary for the TowerCo Work, from all governmental authorities having jurisdiction with respect to any Site or the TowerCo Work as set out in Section 12(c) hereof have been obtained. SBC shall obtain, and TowerCo shall reimburse SBC in accordance with Section 17(f) for the cost of obtaining, any FCC or FAA permits or approvals relating to TowerCo Work and all other such certificates, licenses, permits, authorizations, consents and approvals shall be obtained by TowerCo at TowerCo's cost and expense.

     (ii) TowerCo shall commence and perform the TowerCo Work in accordance with standard operating procedures to be agreed upon by the parties ("Standard Procedures").

     (iii)TowerCo shall cause the TowerCo Work to be done and completed with industry standard materials and in a good, substantial and workmanlike manner, free from faults and defects, and in compliance with all Laws, and shall utilize only industry standard materials and supplies. TowerCo shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the TowerCo Work, and SBC shall have no duty or obligation to inspect the TowerCo Work, but shall have the right to do so, at reasonable times, upon reasonable prior notice and in a reasonable manner.

     (iv) TowerCo shall promptly commence the TowerCo Work and, once commenced, diligently and continually pursue the TowerCo Work and complete the TowerCo Work within a reasonable time. TowerCo shall supervise and direct the TowerCo Work utilizing commercially reasonable efforts and reasonable care, and shall assign such qualified personnel to the TowerCo Work as may be necessary to cause the TowerCo Work to be completed in an expeditious fashion.

     (v) All TowerCo Work shall be performed at TowerCo's sole cost and expense. TowerCo shall provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the TowerCo Work. TowerCo shall promptly pay when due all costs and expenses incurred in connection with the TowerCo Work. TowerCo shall pay, or cause to be paid, all fees and taxes required by law in connection with the TowerCo Work.

     (vi) TowerCo shall be responsible for the acts and omissions of all of its employees, contractors, subcontractors, engineers, agents, representatives, advisors and all other persons performing any of the TowerCo Work. TowerCo shall be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with the TowerCo Work, and shall take all reasonable protection to prevent damage, injury or loss to, the TowerCo Work, all persons performing TowerCo Work on the Site, all other persons who may be involved in or affected by the TowerCo Work, all materials and equipment to be incorporated in the TowerCo Work, Tower and Improvements of such Site.

     (vii)Unless otherwise permitted to self-insure in accordance with this Sublease, TowerCo shall procure and maintain in full force and effect, and shall cause its contractors and subcontractors to procure and maintain in full force and effect, with respect to the TowerCo Work:
          (x) in the case of TowerCo only but subject to Section 23, full replacement cost "all-risk", "builder's risk" insurance, insuring the TowerCo Work; and (y) the other types of insurance required to be maintained pursuant to Section 23 of this Sublease. Such additional insurance policies shall meet the requirements set forth elsewhere in this Sublease with respect to the insurance policies otherwise required to be obtained and maintained by TowerCo under this Sublease.

(c) Before any TowerCo Work is performed or any antennas or other equipment are added to a Tower by TowerCo or a Space Subtenant other than SBC and the SBC Affiliates, TowerCo shall provide SBC with the information described in Exhibit E ("Procedures For SBC to Process Tower Requests From TowerCo") attached hereto containing the following information with respect to any antennas or other equipment to be added and the following information, to the extent relevant with respect to any TowerCo Work to be performed, together with any additional information required by Law in order for SBC to make any necessary or appropriate FAA or FCC regulatory filings with respect thereto: Proposed temporary construction height (including any temporary equipment), Effective Radiated Power ("ERP") or Equivalent Isotropically Radiated Power ("EIRP") (if microwave); analysis of Radio Frequency ("RF") Emissions pursuant to FCC Rule 1.1307(b); statement of construction method to be used (crane, gin poke, other); description of devices installed (microwave, cellular, other (e.g. Part 15 device); specification of whether antenna is side mounted or top mounted, and if top mounted, certification that the antenna tip or other equipment is not taller than the top of the existing structure). With respect to any TowerCo Work to be performed, TowerCo also shall provide in such Notice all relevant information regarding the nature of such TowerCo Work. SBC shall promptly make all FAA and FCC regulatory filings as it deems necessary or appropriate in connection with such addition of equipment or TowerCo Work. SBC shall notify TowerCo promptly after the filing of any and all such FAA and FCC regulatory filings and the passage of any additional time required by any governmental entity prior to authorization to add such equipment. After receipt of such notice from SBC, TowerCo or the Space Subtenant, as the case may be, may add such equipment to the Tower or perform such TowerCo Work, provided such addition or TowerCo Work is consistent with the information set forth in the Notice of TowerCo Work or Additional Equipment.

(d) During the Term for each Site, TowerCo shall have access to the air rights over SBC's or the applicable SBC Affiliate's equipment shelters at such Site to install or construct a stacked equipment shelter or similar structure; provided that such stacked shelter or similar structure shall not have an adverse effect on, or interfere with, SBC's or the applicable SBC Affiliate's use of or access to the Site (including the Reserved Space and SBC's Improvements at such Site). TowerCo may submit plans and specifications for stacked equipment shelters or similar structures designed for use with respect to specific types of SBC or SBC Affiliate equipment shelters. Provided SBC shall have approved a particular design and the related plans and specifications, TowerCo shall have the right to install such structure(s) at appropriate Sites to which such design applies. TowerCo shall give SBC no less than (3) three business days prior written notice of the commencement of any such installation.

SECTION 13.       Damage to the Site, Tower or the Improvements.

(a) If there occurs a casualty which damages or destroys of all or a Substantial Portion of any Site, then either Party shall have the right to terminate this Sublease as to such Site by written notice to the other Party within thirty (30) days of the occurrence of such casualty whereupon the Term shall automatically expire as to such Site, on the date of such casualty, as if such date were the Site Expiration Date as to such Site.

(b) If less than a Substantial Portion of any Site (including the Tower and Improvements thereon) is damaged or destroyed by casualty, TowerCo, at its sole cost and expense, shall promptly and diligently proceed with the adjustment of TowerCo's insurance Claims in respect thereof within a period of two (2) months after the date of the damage and, thereafter, if and to the extent required by this Section 13, promptly commence, and diligently prosecute to completion, the Restoration, repair, replacement and rebuilding of the same. The Restoration shall be carried on and completed in accordance with the provisions and conditions of this Section 13.

(c) All Proceeds of TowerCo's insurance shall be held by TowerCo for the mutual benefit of TowerCo and Sublessor on account of such damage, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses. Any portion of the Proceeds of TowerCo's insurance applicable to a particular Site remaining after final payment has been made for work performed on such Site shall be retained by and be the property of Sublessor. If the cost of Restoration exceeds the Proceeds of TowerCo's insurance, TowerCo shall pay the excess cost.

(d) Without limiting TowerCo's obligations hereunder in respect of a Site subject to a casualty, in the event TowerCo is required to cause the Restoration of a Site that has suffered a casualty, TowerCo shall make available to SBC (or its Affiliate occupying space on such Site) a portion of the Subleased Property of such Site for the purpose of such Person locating a temporary communications facility, such as a "cell on wheels", and shall give such Person priority over Space Subtenants at such Site as to the use of such portion; provided, however, that: (i) the placement of such temporary communications facility does not interfere in any material respect with TowerCo's Restoration and repair of such Improvements or the operations of any Space Subtenant; (ii) such Person obtains any permits and approvals, at such Person's cost, required for the location of such temporary communications facility on such Site; and (iii) there is available space on the Site for placing such temporary communications facility.

(e) The foregoing provisions of this Section 13 apply only to damage of each Site by fire, casualty or other cause occurring after the applicable Site Commencement Date.

(f) If SBC or its Affiliate damages any Site as a result of SBC's or such Affiliate's negligent or wrongful act or omission, or failure to perform its obligations under this Sublease, SBC or its Affiliate will, at its sole expense, promptly repair and restore the Subleased Property of such Site to its respective condition prior to such damage.

(g) If TowerCo fails to complete the Restoration of the Subleased Property, of any Site required under this Sublease within two (2) months after the date of the damage, SBC may terminate this Sublease as to the applicable Site upon giving TowerCo written notice of its election to terminate within fifteen (15) days following the expiration of such time period, provided, however, that if TowerCo's failure to complete such Restoration within such two (2)-month period is caused by: (i) failure to obtain a new permit, or (ii) TowerCo's inability to have access to the affected Site, such 2-month period shall be extended accordingly in order to allow TowerCo to complete the Restoration.

(h) This Section 13(h) shall be deemed an express agreement governing any damage or destruction of any Site by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of an express agreement and any other law of like import now or hereafter in force, shall have no application.

SECTION 14.       Space Subtenants; Interference.

(a) TowerCo acknowledges and agrees that TowerCo will not permit the addition of any Space Subtenants (other than SBC or the SBC Affiliates in respect of any Available Space) at the Subleased Property of any Site to adversely affect SBC's Reserved Space and its operation, use or enjoyment of any Reserved Space on such Site, taking into account customary and commercially reasonable practices for multi-tenant wireless communication sites and towers thereon.

(b) TowerCo shall not and shall not permit any Space Subtenants (other than SBC or the SBC Affiliates in respect of any Available Space or Reserved Space) on the Subleased Property of any Site to (i) install or change, alter or improve the frequency, power, or type of the Communications Equipment that interferes with the operation of the Reserved Space of such Site or is not authorized by, or violates, any applicable Laws or is not made or installed in accordance with good engineering practices (and TowerCo shall require any Space Subtenant who subleases or licenses Available Space on any Tower to covenant to comply with the foregoing); or (ii) implement a configuration which interferes with the operation of SBC's or the SBC Affiliate's Communications Equipment on such Site or the Reserved Space thereof.

(c) In the event any Space Subtenant installs or operates any Communications Equipment which is not authorized by, or in violation of, any Laws, TowerCo shall cause such Space Subtenant to remove such Communications Equipment promptly, failing which TowerCo shall remove such Communications Equipment.

(d) In the event of any interference occurring as a result of actions of TowerCo or Space Subtenants described in Sections 14(b) above as to the Subleased Property of any Site, TowerCo shall be responsible for coordinating and resolving any such interference problems caused by TowerCo or Space Subtenants (other than SBC or any SBC Affiliate in respect of any Available Space), including, without limitation, using its best efforts to correct and eliminate the interference within forty-eight (48) hours of receipt of notification from SBC and perform an interference study in accordance with industry-standard procedures. If the interference cannot be corrected or eliminated within such 48-hour period, TowerCo shall cause, at TowerCo's option, any of TowerCo's or Space Subtenants' (other than SBC or any SBC Affiliate in respect of any Available Space) Communications Equipment or Communications Facility that interferes with the operation of SBC's or any SBC Affiliate's Communications Facility's authorized frequency spectrum or signal strength, to be immediately powered down or turned off, with the right to turn such interfering equipment or facility back up or on only during off-peak hours specified by SBC in order to determine whether such interference continues or has been eliminated; provided, however, that if any interference continues at the time the power output of the interfering equipment is powered down, the Communications Equipment that interferes with the operation of SBC's or any SBC Affiliate's Communication Facility or Reserved Space shall be turned off. If TowerCo or any Space Subtenant (other than SBC or its Affiliates in respect of any Available Space) cannot correct or eliminate, to the satisfaction of SBC, such interference within twenty (20) days of receipt of written notice from SBC, TowerCo shall or shall cause such Space Subtenant (other than SBC or any SBC Affiliate in respect of the Available Space) to cease the operations of the objectionable Communications Equipment and to stop providing services from the applicable Communication Facility or the Subleased Property of the applicable Site in its entirety until the interference problems are resolved.

(e) SBC and the SBC Affiliates shall not: (1) install or change, alter or improve the frequency, power, or type of the Communications Equipment in a manner that interferes with the operation of TowerCo's or any Space Subtenant's Communications Equipment on a Site or is not authorized by Law or is not made or installed in accordance with good engineering practices; or (ii) implement a configuration which interferes with the operation of TowerCo's or any Space Subtenant's Communications Equipment on such Site.

(f) In the event of any interference occurring as a result of actions of SBC or an SBC Affiliate described in Section 14(e) above as to any Site, SBC shall be responsible for coordinating and resolving any such interference problems caused by SBC or an SBC Affiliate, including, without limitation, using its best efforts to correct and eliminate the interference within forty-eight (48) hours of receipt of notification from TowerCo. If the interference cannot be corrected or eliminated within such 48-hour period, SBC shall cause any of SBC's or the SBC Affiliate's Communications Equipment or Communications Facility that interferes with the operation of TowerCo's or any Space Subtenant's Communications Facility's authorized frequency spectrum or signal strength, to be immediately powered down or turned off, with the right to turn such interfering equipment or facility back up or on only during off-peak hours specified by TowerCo or the affected Space Subtenant in order to determine whether such interference continues or has been eliminated; provided, that if any interference continues at the time the power output of the interfering equipment is powered down, the Communications Equipment that interferes with the operation of TowerCo or any Space Subtenant Communication Facility shall be turned off. If SBC or the SBC Affiliate cannot correct or eliminate, to the satisfaction of TowerCo or the affected Space Subtenant, such interference within twenty (20) days of receipt of written notice from TowerCo, SBC or the SBC Affiliate shall cease the operations of the objectionable Communications Equipment and stop providing services from the applicable Communications Facility or the Subleased Property of the applicable Site in its entirety (including the Tower and Improvements) until the interference problems are resolved.

(g) Notwithstanding anything in this Section 14 to the contrary, in the event any interference occurs in respect of a Site and the source of such interference is not readily determinable, it shall be assumed that TowerCo or a Space Subtenant and not SBC or the SBC Affiliate is the cause of such interference, TowerCo shall be responsible for the performance of its obligations under
Section 14(c) in respect of such interference, and SBC shall be relieved of any obligations under Section 14(e) in respect of such interference, unless and until it is determined that SBC or the SBC Affiliate is the cause of such interference.

SECTION 15.       Taxes and Assessments.

(a) TowerCo shall pay all Taxes and Assessments with respect to each Site applicable to all periods occurring after the Site Commencement Date for such Site on or prior to the date on which such Taxes and Assessments are due; provided that TowerCo shall have the right to contest, by proper legal actions or proceedings in good faith any Taxes and Assessments for which TowerCo is responsible hereunder and, if permitted under applicable law, to defer payment of such Taxes and Assessments pending the outcome of such contest, provided that at the time of the commencement of any such action or proceeding, and during the pendency thereof, (i) no event of default by TowerCo shall have occurred and be continuing, (ii) such contest operates to suspend collection of the contested Taxes and Assessments or claims and is maintained and prosecuted continuously with diligence, (iii) the Site would not be subject to forfeiture or loss by reason of the institution or prosecution of such contest, (iv) TowerCo, shall promptly pay or discharge such Taxes and Assessments and all additional charges, interest, penalties and expenses if such contest is terminated or discontinued adversely to TowerCo, and (v) TowerCo shall keep Sublessor reasonably informed of any such contest. Each Sublessor shall promptly forward to TowerCo upon receipt copies of all bills, invoices, statements, assessments and similar notices regarding Taxes and Assessments. TowerCo shall receive any refunds for Taxes and Assessments paid by TowerCo pursuant to this Sublease. Notwithstanding the foregoing, TowerCo shall not be required to pay any Taxes and Assessments payable with respect to a Leased Site if the applicable Ground Lease provides that the Ground Lessor is responsible therefor without pass-through to the ground lessee and the Ground Lessor actually pays any such Taxes and Assessments. If the Ground Lessor does not pay any such Taxes and Assessments and either Party becomes aware of it, the Parties will, at TowerCo's expense, cooperate and use commercially reasonable efforts to cause the Ground Lessor to pay such Taxes and Assessments.

(b) In the years that include the Site Commencement Date or the Site Expiration Date of this Sublease as to any Site, any Taxes and Assessments (determined without regard to the Term) for which TowerCo is responsible to any SBC Affiliate under this section of this Sublease and that are calculated or assessed on the basis of a time period (e.g., property Taxes assessed annually) shall be prorated proportionately by the number of days in each such period during the time period of assessment that includes the Site Commencement Date or Site Expiration Date, as the case may be. TowerCo's obligations under this
Section 15 to SBC Affiliates shall be limited to that proportionate amount of such Taxes and Assessments attributable to the period during which this Sublease is in effect with respect to such Site.

(c) The Parties acknowledge that Taxes and Assessments required to be paid by TowerCo hereunder ("TowerCo Taxes") and Taxes and Assessments ("Non-TowerCo Taxes") which are not TowerCo's responsibility hereunder (such as personal property taxes with respect to SBC's or any SBC Affiliates' Communications Equipment or personal property taxes with respect to properties not included in the Subleased Property) may not be assessed separately (any TowerCo Taxes and Non-TowerCo Taxes which are not separately assessed, "Commonly-Assessed Taxes"). The parties agree as follows with respect to Commonly-Assessed Taxes: (i) SBC shall prepare all returns with respect to Commonly-Assessed Taxes in the ordinary course and with the same degree of diligence that it exercises with respect to similar tax compliance matters; (ii) upon the preparation of such returns, SBC shall submit each such return (together with all relevant work papers) to TowerCo for its approval (which approval shall not be unreasonably withheld and shall be limited to matters which bear on the TowerCo Taxes); (iii) TowerCo shall respond to SBC's submission not later than fifteen (15) days following the date on which SBC submits each such return for TowerCo's approval (with failure to respond being deemed approval of such return); (iv) in the event that any adjustment of a return is necessary, SBC shall take reasonable steps to make such adjustment(s) (which shall be subject to the same approval process provided in clauses (ii) and (iii) above) including, if necessary, by filing an amended return; and (v) TowerCo's share of such Commonly-Assessed Taxes shall be determined based on the underlying facts and circumstances, taking into account the basis for accessing such Commonly-Assessed Taxes in the relevant jurisdiction at the time, subject to the agreement of SBC and TowerCo each of which shall seek such agreement in good faith. TowerCo shall reimburse SBC or the applicable Sublessor for TowerCo's share of Commonly-Assessed Taxes within 30 days after request, which request shall be accompanied by the relevant portions of the applicable tax return and all relevant work papers. If the Parties cannot agree on the allocation of any Commonly-Assessed Taxes or on the manner of paying or reporting the same, the Parties shall submit the dispute to an independent accounting firm acceptable to the Parties, and the resolution of such firm (which resolution shall be consistent with the foregoing provisions of this Section 15(c)) shall be binding on the Parties. TowerCo and SBC shall each bear 50% of the cost of such determination. TowerCo and SBC shall cooperate with each other, and make available to each other such information as shall reasonably be necessary, in connection with the preparation of tax returns for Commonly-Assessed Taxes and any audit or judicial or administrative proceeding relating to the same. The Parties shall retain information relating to Commonly-Assessed Taxes for a period of four years following the close of the taxable year to which information relates, provided that in the case of an audit or proceeding relating to Commonly-Assessed Taxes the relevant information shall be retained until there is a final adjudication of the same.

SECTION 16.       Utilities.

         TowerCo shall make all arrangements for, and thereafter shall pay, or cause to be paid, when due all charges for connection of all utilities and services to such Site for the use of Space Subtenants, including, but not limited to, electricity, telephone, power, and other utility used or consumed by Space Subtenants of such Site. As among SBC (together with the SBC Affiliates) and all new Space Subtenants, TowerCo shall cause utility charges to be separately metered, and SBC or the SBC Affiliate (as the case may be) shall be separately responsible for its own utility charges.

SECTION 17.       Governmental Permits.

(a) In addition to and not in limitation of the provisions of Section 11(a) of this Sublease, TowerCo shall, at its own cost and expense, provide SBC all necessary and appropriate information requested by SBC for SBC to obtain and maintain in effect all certificates, permits, licenses and other approvals relating to FAA or FCC regulations and TowerCo shall, at its own cost and expense, obtain and maintain in effect all certificates, permits, licenses and other approvals (other than those relating to FCC and FAA regulations) and comply with all Laws, required or imposed by governmental authorities (other than those relating to FCC or FAA regulations), in connection with the operation and maintenance of the Subleased Property of each Site (including Tower and Improvements thereon). As part of TowerCo's obligation to provide information, TowerCo shall provide SBC access to data, including resistance changes, necessary to monitor the lighting systems at each Site to the extent in TowerCo's possession.

(b) TowerCo shall cooperate with SBC in SBC's efforts to obtain and maintain in effect any certificates, permits, licenses and other approvals and to comply with any Laws required or imposed on SBC or the SBC Affiliates by governmental authorities, applicable to the Reserved Space of each Site.

(c) SBC shall, at its own cost and expense, obtain and maintain in effect all certificates, permits, licenses and other approvals and comply with all Laws, required or imposed by governmental authorities, in connection with operation and maintenance of the Reserved Space of each Site, including, without limitation, FCC regulations. With the cooperation of TowerCo set out in Section 17(a) hereof, SBC, at TowerCo's cost and expense, also shall obtain and maintain in effect all certificates, permits, licenses, and other approvals required or imposed by governmental authorities in connection with FAA or FCC regulations relating to the operation and maintenance of the Subleased Property of each Site (including the Towers and Improvements thereon). The cost of obtaining and maintaining such FCC or FAA permits or approvals shall be reimbursed to SBC in accordance with Section 17(f).

(d) SBC shall cooperate with TowerCo in TowerCo's efforts to provide required information and to comply with all Laws required or imposed by governmental authorities, applicable to each Site.

(e) SBC shall be afforded access to all of TowerCo's records, books, correspondence, instructions, blueprints, permit files, memorandum and similar data relating to the compliance of the Towers with all applicable Laws or if SBC otherwise provides reasonable justification therefore, except privileged documents or where disclosure is prohibited by law. TowerCo shall also provide SBC with an electronic interface or other real time access to TowerCo's Tower administration database which shall enable access to detailed information concerning collocations. Such information shall be open for inspection and copying upon reasonable notice by SBC, at its cost, and its authorized representatives at reasonable hours at TowerCo's principal office and shall be retained by TowerCo for period of three (3) years after the expiration of this Sublease.

(f) The cost of SBC's obtaining and maintaining all FCC and FAA permits and approvals relating to the operation and maintenance of the Subleased Space (excluding the Reserved Space) and TowerCo Work shall be borne by TowerCo in accordance with Sections 12(b)(i) and 17(c) (the "Reimbursable Costs"). SBC and TowerCo have agreed on the Reimbursable Costs pursuant to a separate agreement. SBC shall provide TowerCo with an invoice for Reimbursable Costs on a monthly basis, which amount shall be paid by TowerCo to SBC within ten (10) business days of TowerCo's receipt of such invoice. If the organizational structure of SBC's FCC and FAA compliance department materially changes or the cost of obtaining and maintaining FCC and FAA permits materially changes, the parties agree to use good faith efforts to negotiate modifications to the Reimbursable Costs agreement described above and the respective responsibilities of the parties with respect to FAA and FCC compliance work.

SECTION 18.       No Liens.

(a) TowerCo shall not create or permit any Lien (other than Permitted Liens) against any Site, or any part thereof. If any Lien (other than Permitted Liens) is filed against all or any part of any Site, TowerCo shall cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days after TowerCo has obtained knowledge of such Lien. If TowerCo fails to cause any Lien (other than Permitted Liens) to be discharged within the permitted time, SBC may cause it to be discharged and may pay the amount of such Lien in order to do so. If SBC makes any such payment, all amounts paid by SBC shall be payable by TowerCo to SBC upon demand. "Permitted Liens" means, as to each Site:
(i) Permitted Subleasehold Mortgages of TowerCo's subleasehold interest in such Site and Permitted Subleasehold Pledges; (ii) Space Subtenants' sublease interests in the Subleased Space of such Site; (iii) Liens existing on the Site Commencement Date for such Site; (iv) Liens arising by, through or under SBC, its Affiliates or any other occupant of the Reserved Space; (v) Liens for taxes not yet due and payable or which are being contested in good faith in accordance with the provisions of Section 15; (vi) Liens created by the underlying fee owners of the Leased Sites; (vii) easements, rights of way and similar encumbrances provided that such encumbrances do not have a material adverse effect on the use or enjoyment of such Site or the Reserved Space and are approved by SBC, such approval not to be unreasonably withheld or delayed; and
(viii) mechanics' liens for amounts which are not more than thirty (30) days overdue.

(b) TowerCo may, at TowerCo's sole cost and expense, in its own name and on its own behalf or in the name of and on behalf of the Sublessor, in good faith, contest any claim of Lien and, in the event of any such contest, may permit such claim of Lien so contested to remain unpaid, unsatisfied and undischarged during the period of such contest and any appeal therefrom; provided, however, that, if any Site, the Subleased Property of any Site or any part thereof are subject to imminent danger of loss or forfeiture by virtue of or by reason of such claim of Lien, such claim of Lien shall be complied with forthwith or TowerCo shall deposit with the Sublessor a sum of money reasonably required by the Sublessor as security to protect the Subleased Property of such Site from any such loss or forfeiture. The Sublessor, at the sole cost and expense of TowerCo, shall cooperate fully with TowerCo in any such contest.

(c) Any Permitted Subleasehold Mortgage or Permitted Subleasehold Pledge shall be subject to each and every term, covenant, condition, agreement, requirement, restriction and provision set forth in this Sublease and subject to all rights, title and interest of SBC and each SBC Affiliate.

(d) Within ten (10) days after the granting of any Permitted Subleasehold Mortgage or Permitted Subleasehold Pledge, TowerCo shall deliver to SBC a true, correct and fully executed copy of all documents pertaining thereto and the indebtedness secured thereby. Promptly upon TowerCo's receipt of copies of recorded documents evidencing the recordation thereof and bearing the recording information therefor, TowerCo shall deliver to SBC a copy of such recorded documents.

(e) The Sublessor shall execute any necessary easement or right of way for utilities for any Site promptly following any request by TowerCo, provided such easement or right of way does not have an adverse effect on SBC's or its Affiliate's use or enjoyment of the Reserved Space of such Site or on the ownership by the Sublessor of the Tower on such Site, including without limitation the operation of SBC's Communications Equipment thereon.

(f) Other than as provided in Section 21, SBC shall not create or permit any Lien against the Subleased Property of any Site, or any part thereof. If any Lien is filed against all or any part of the Subleased Property of any Site, SBC shall cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days after demand therefor by TowerCo. If SBC fails to cause any Lien to be discharged within the permitted time, TowerCo may cause it to be discharged and may pay the amount of such Lien in order to do so. If TowerCo makes any such payment, all amounts paid by TowerCo shall be payable by SBC to TowerCo upon demand. Nothing in this Sublease shall prohibit SBC or an SBC Affiliate from permitting a Lien against its interest under the Ground Lease or Reserved Space of any Site subject to (i) the restrictions on Transfer set forth in Section 25 and (ii) SBC's and the Sublessor's obligations pursuant to
Section 35(e) hereof in the event TowerCo exercises its right to acquire all or portion of the Sites. Notwithstanding the foregoing, any Lien against SBC's interest under the Ground Lease shall only be permitted if such Lien is either subject to and subordinate to this Sublease and the purchase option contained herein or such lienholder executes an NDA substantially similar to the NDA provided for in Section 21.

(g) SBC may, at SBC's sole cost and expense, in its own name and on its own behalf or in the name of and on behalf of TowerCo, in good faith, contest any claim of Lien and, in the event of any such contest, may permit such claim of Lien so contested to remain unpaid, unsatisfied and undischarged during the period of such contest and any appeal therefrom; provided, however, that, if the Subleased Property of any Site or any part thereof are subject to imminent danger of loss or forfeiture by virtue of or by reason of such claim of Lien, such claim of Lien shall be complied with forthwith or SBC shall deposit with TowerCo a sum of money reasonably required by TowerCo as security to protect TowerCo's interest in the Subleased Property of such Site from any such loss or forfeiture. TowerCo, at the sole cost and expense of SBC, shall cooperate fully with SBC in any such contest.

(h) SBC hereby waives any lien rights it may have concerning each Space Subtenant's Improvements and Communications Equipment.

SECTION 19.       Condemnation.

(a) If there occurs a Taking of all or a Substantial Portion of any Site, other than a Taking for temporary use, then either Party shall have the right to terminate this Sublease as to such Site by written notice to the other Party within thirty (30) days of the occurrence of such Taking whereupon the Term shall automatically expire as to such Site, on the Date of Taking, as if such date were the Site Expiration Date as to such Site.

(b) If there occurs a Taking of less than a Substantial Portion of any Site, then this Sublease and all duties and obligations of TowerCo under this Sublease in respect of such Site shall remain unmodified, unaffected and in full force and effect. TowerCo shall promptly proceed to reconstruct, restore and repair the remaining portion of the Subleased Property of such Site (to the extent feasible) to a condition substantially equivalent to the condition thereof prior to the Taking. TowerCo shall be entitled to apply the Award received by TowerCo to the reconstruction, Restoration and repair of any Subleased Property of any Site from time to time as such work progresses. If the cost of the repair work exceeds the Award recovered by TowerCo, TowerCo shall pay the excess cost. If the Award exceeds the cost of the repair work, the excess shall be paid to the Sublessor.

(c) If there occurs a Taking of any Subleased Property of any Site or any portion thereof, for temporary use, then this Sublease shall remain in full force and effect as to such Site for the remainder of the then current term; provided, however, that during such time as TowerCo shall be out of possession of such Subleased Property by reason of such Taking, the failure to keep, observe, perform, satisfy and comply with those terms and conditions of this Sublease compliance with which are effectively impractical or impossible as a result of TowerCo's being out of possession of such Subleased Property shall not be an event of default hereunder. The Award for any such temporary Taking payable for any period prior to the Site Expiration Date shall be paid to TowerCo and, for any period thereafter, to the Sublessor.

SECTION 20.       Waiver of Subrogation; Indemnity.

(a) Except as provided in this Sublease, to the extent permitted by applicable Laws, TowerCo and SBC hereby waive any and all rights of recovery, claim, action or cause of action against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Subleased Property of each Site, by reason of fire, the elements, or any other cause insured against, or required to be insured against, under the terms of policies of insurance maintained, or required to be maintained, for the Subleased Property of such Site, by TowerCo or SBC (as the case may be) under the terms of this Sublease, regardless of cause or origin.

(b) Subject to the provisions of Section 20(a) above, TowerCo agrees to indemnify and to hold each SBC Indemnitee harmless from any and all Claims, with respect to bodily injury, personal injury or property damage suffered or incurred by such SBC Indemnitee by reason of, or arising out of TowerCo's sublease or lease, as the case may be, operation and maintenance of each Site (including the Tower and Improvements thereon), including, without limitation:
(i) any default, breach, performance or nonperformance by TowerCo of its respective obligations and covenants under this Sublease, including, without limitation, Sections 12, 14 and 17, hereof; (ii) any Claims against any SBC Indemnitee arising out of or resulting from (x) TowerCo's use, operation, maintenance or occupancy of any part of the Site or resulting from the condition of the Site or (y) any Space Subtenant's use, operation, maintenance or occupancy of its Communications Facility; (iii) any failure of TowerCo to comply with any applicable Laws or with the directives of FCC and FAA that TowerCo is required to comply with pursuant to this Sublease or under applicable Laws; (iv) any Claims arising out of or resulting from TowerCo's or any Space Subtenant's acts or omissions or the negligence or intentional acts or omissions of any of their respective agents, employees, engineers, contractors, subcontractors, licensees, or invitees in or about the Subleased Property of each Site, and (v) any other provision of this Sublease which provides that TowerCo shall indemnify and hold harmless any SBC Indemnitee in respect of the matters contained in such provision. If any action or proceeding is brought against any SBC Indemnitee by reason of any such Claim, TowerCo upon notice from such SBC Indemnitee covenants and agrees to defend such action or proceeding at its expense.

(c) Subject to the provisions of Section 20(a) above, SBC agrees to indemnify and to hold each TowerCo Indemnitee harmless from any and all Claims with respect to bodily injury, personal injury or property damage suffered or incurred by TowerCo by reason of, or arising out of (i) any default, breach, performance or nonperformance of SBC's obligations and covenants under this Sublease (including, without limitation, SBC's covenants under Section 17(c) hereof); (ii) any Claims against TowerCo arising out of or resulting from SBC's use, operation, maintenance or occupancy of SBC's Communications Equipment or the Reserved Space, to the extent TowerCo is not responsible therefor under the terms of this Sublease, (iii) SBC's failure to comply with any applicable Laws or with the directives of FCC and FAA as to SBC's Communications Equipment; (iv) any Claims against TowerCo arising out of or resulting from any acts or omissions or the negligence or intentional actions or omissions of any of SBC's agents, employees, engineers, contractors, subcontractors, licensees or invitees; and (v) any other provision of this Sublease which provides that SBC shall indemnify and hold harmless TowerCo or any Affiliate thereof in respect of the matters contained in such provision. If any action or proceeding is brought against TowerCo by reason of any such Claim, SBC upon notice from TowerCo covenants and agrees to defend such action or proceeding at its expense.

SECTION 21.       Subordination and Attornment.

(a) This Sublease and all rights of TowerCo therein, and all interest or estate of TowerCo in the Subleased Property of each Site, or any portion thereof, shall be subordinate to any and all Mortgages, which at any time during the Term, may be placed upon the Subleased Property, or any portion thereof, by SBC or any SBC Affiliate, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage; provided, however, that the subordination and attornment contained herein shall not be effective unless the existing or any future Mortgagee thereunder shall execute and deliver an NDA in favor of TowerCo, in form reasonable satisfactory to TowerCo and its lenders providing that: (i) such Mortgagee will at all times fully recognize TowerCo's rights under this Sublease, including the purchase option contained herein, and in the event of a foreclosure under any such Mortgage shall not disturb TowerCo's possession of the Subleased Property and will recognize such purchase option, so long as no event of default shall have occurred and be subsisting hereunder, and so long as TowerCo shall attorn to the purchaser upon such foreclosure; and (ii) that upon Mortgagee acquiring title to the Subleased Property, TowerCo shall attorn directly to such Mortgagee. TowerCo shall agree to such other terms and conditions in the NDA as may be reasonably required by such Mortgagee, provided that such terms and conditions do not affect TowerCo's rights, nor increase or alter any of TowerCo's obligations, under this Sublease.

(b) Subject to the provision of Section 21(a), TowerCo shall execute in a timely manner instruments that may be required to evidence this subordination clause, in respect of the Subleased Property of each Site.

(c) The applicable Sublessor shall enter into a subordination, non-disturbance and attornment agreement with any Space Subtenants at such Space Subtenant's request. Such agreement shall be in form reasonably satisfactory to the applicable Sublessor and the applicable Space Subtenant and shall provide, among other things, that Sublessor shall not terminate such Space Subtenant's subleasehold interest in the applicable Site by reason of TowerCo's default hereunder or the early termination of this Sublease due to a default by TowerCo or otherwise, so long as the Space Subtenant is not in default in the performance of the terms, provisions and conditions contained in the applicable sublease beyond notice and grace.

SECTION 22.       Environmental Covenants.

(a) For purposes of this Sublease, the following terms shall have the following meanings: (i) "Hazardous Material" or "Hazardous Materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, or any hazardous, toxic or dangerous waste, substance or material defined as such or defined as a hazardous substance or any similar term, by, in or for the purposes of the Environmental Laws, including, without limitation Section 101(14) of CERCLA (hereinafter defined); provided that the term "Hazardous Materials" shall exclude quantities of materials or substances maintained by SBC, its Affiliates, TowerCo and Space Subtenants on or about any Site (including Tower and Improvements thereon) in the ordinary course of business, so long as such materials are maintained in accordance with the applicable Environmental Laws:
(ii) "Release" shall have the meaning given such term, or any similar term, in the Environmental Laws, including, without limitation Section 101(22) of CERCLA; and (iii) "Environmental Law" or "Environmental Laws" shall mean any "Super Fund" or "Super Lien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials as may now or at any time hereafter be in effect, including, without limitation, the following, as same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith: the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); The Clean Air Act ("CAA"); the Clean Water Act ("CWA"); The Toxic Substances Control Act ("TSCA"); The Solid Waste Disposal Act ("SWDA"), as amended by the Resource Conversation and Recovery Act ("RCRA"); the Hazardous Materials Transportation
Act: and the Occupational Safety and Health Act of 1970 ("OSHA").

(b) As to each Site, SBC represents and warrants to TowerCo that, as of the Site Commencement Date for such Site, (i) to the best of SBC's knowledge, no portion of the Land of such Site is used for the storage, processing, treatment or disposal of Hazardous Materials, except as set forth in any environmental report heretofore delivered to TowerCo; (ii) to the best of SBC's knowledge except for such deminimus quantities that would not trigger a reporting or remediation obligation under any applicable Environmental Law, no Hazardous Materials have been released, introduced, spilled, discharged or disposed of, nor has there been a threat of release, introduction, spill, discharge or disposal of a Hazardous Materials, on, in, or under the Land of such Site, except as set forth in any environmental report heretofore delivered to TowerCo; (iii) to the best of SBC's knowledge, there are no pending Claims, administrative proceedings, judgments, declarations, or orders, whether actual or threatened, relating to the presence of Hazardous Materials on, in or under the Land of such Site; (iv) to the best of SBC's knowledge, the Land of such Site is in compliance with all applicable Environmental Laws; and (v) to the best of SBC's knowledge, there are no pending or threatened or contemplated condemnation actions involving all or any portion of the Land of such Site. For purposes of this Section, "to the best knowledge of," or words of similar import with reference to SBC means actual knowledge of the management of SBC and such actual knowledge will be imputed to the management of SBC if the Hazardous Materials were brought to the Site by a SBC Group Member.

(c) Except for any matters for which SBC assumes responsibility pursuant to this Sublease, TowerCo covenants and agrees that: (i) TowerCo shall not conduct or allow to be conducted upon any Site any business operations or activities, or employ or use a Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided that TowerCo shall have the right to bring, use and keep and allow any Space Subtenant to bring and keep on the Subleased Property of each Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Site; (ii) TowerCo shall carry on its business and operations at each Site in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws and shall require all Space Subtenants to do the same: (iii) TowerCo shall not create or permit to be created any Lien against any Site for the costs of any response, removal or remedial action or clean-up of Hazardous Materials; (iv) TowerCo shall promptly conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting each Site in accordance with all applicable Environmental Laws; (v) TowerCo shall promptly notify SBC in writing if TowerCo receives any notice, letter, citation, order, warning, complaint, claim or demand that: (w) TowerCo or any Space Subtenant has violated, or is about to violate, any Environmental Law, (x) there has been a Release or there is a threat of Release, of Hazardous Materials at or from the applicable Site,
(y) TowerCo or any Space Subtenant may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or (z) a Site are subject to a Lien favor of any governmental entity for any liability, cost or damages under any Environmental Law.

(d) SBC covenants and agrees that as to each Site: (i) SBC shall not conduct or allow to be conducted upon any Reserved Space of any Site any business operations or activities, or employ or use a Reserved Space of any Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided that SBC shall have the right to bring, use and keep on the Reserved Space of any Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Reserved Space of any Site; (ii) SBC shall carry on its business and operations on the Reserved Space of any Site in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws; (iii) SBC shall not create or permit to be created any Lien against any Reserved Space of any Site for the costs of any response, removal or remedial action or clean-up of Hazardous Materials; (iv) SBC shall promptly conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Reserved Space of each Site in accordance with all applicable Environmental Laws; (v) SBC shall promptly notify TowerCo in writing if SBC receives any notice, letter, citation, order, warning, complaint, claim or demand that: (w) SBC has violated, or is about to violate, any Environmental Law, (x) there has been a Release or there is a threat of Release, of Hazardous Materials at or from the Reserved Space of any Site, (y) SBC may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or (z) the Reserved Space of any Site is subject to a Lien in favor of any governmental entity for any liability, cost or damages under any Environmental Law. SBC further covenants and agrees that the covenants contained in this Section 22(d) and the indemnifications provided for in Section 22(f) shall also apply with respect to
(i) any operations or activities of SBC conducted upon space at a Site other than the Reserved Space, and (ii) any operations of any SBC Affiliate upon any Reserved Space or any space at a Site other than the Reserved Space.

(e) Unless resulting or arising solely from the negligent or willful acts or omissions of SBC or SBC's Affiliates, employees, agents, engineers, contractors, subcontractors, licensees or invitees, or from any other acts or omissions of such parties in violation of this Sublease, TowerCo agrees to indemnify and hold SBC and SBC Indemnitees harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against SBC or SBC Affiliates or the Site for, with respect to, or as a result of the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or Release on or from the Site of any Hazardous Materials prior to the applicable Site Expiration Date or earlier date of termination of this Sublease; (ii) the violation of any Environmental Laws relating to or affecting the Site prior to the applicable Site Expiration Date or earlier date of termination of this Sublease; (iii) a Release of any Hazardous Materials or the violation of any of the Environmental Laws prior to the applicable Site Expiration Date or earlier date of termination of this Sublease in connection with any other property owned, operated or used by or on behalf of TowerCo, which violation or Release gives or may give rise to any rights whatsoever in any Party with respect to the Site by virtue of any of the Environmental Laws; (iv) any warranty or representation made by TowerCo in this Section 22 is or becomes false or untrue in any material respect; or (v) the violation or breach of, or the failure of TowerCo to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Section 22.

(f) Unless resulting or arising from the negligent or willful acts or omissions of TowerCo or TowerCo's employees, agents, engineers, contractors, subcontractors, licensees or invitees, or from any other acts or omissions of such parties in violation of this Sublease, SBC agrees to indemnify and hold TowerCo and TowerCo Indemnitees harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against TowerCo or the Reserved Space of any Site for, with respect to, or as a result of the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or Release on or from the Reserved Space of any Site of any Hazardous Materials prior to the applicable Site Expiration Date or earlier date of termination of this Sublease;
(ii) the violation of any Environmental Laws relating to or affecting the Reserved Space of any Site prior to the applicable Site Expiration Date or earlier date of termination of this Sublease; (iii) a Release of any Hazardous Materials or the violation of any of the Environmental Laws prior to the applicable Site Expiration Date or earlier date of termination of this Sublease in connection with any other property owned, operated or used by or on behalf of SBC, which violation or Release gives or may give rise to any rights whatsoever in any Party with respect to the Reserved Space of any Site by virtue of any of the Environmental Laws; (iv) any warranty or representation made by SBC in this
Section 22 is or becomes false or untrue in any material respect; or (v) the violation or breach of, or the failure of SBC or any SBC Affiliate to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Section 22.

(g) Notwithstanding anything to the contrary in this Sublease, in the event any Claim of a type giving rise to indemnification obligations under Section 22 is asserted against a TowerCo Indemnitee and it cannot be readily determined that it was the act or omission of SBC or its Affiliate that gave rise to such Claim, it shall be assumed for all purposes hereof that it was TowerCo's or a Space Subtenant's act or omission, TowerCo shall indemnify SBC Indemnitees in respect of such Claim pursuant to Section 22(e), and SBC shall have no obligation or liability to any TowerCo Indemnitee in respect of such Claim unless and until it is finally determined that SBC's or its Affiliate's act or omission gave rise to such Claim. The provisions of this Section 22 shall survive the applicable Site Expiration Date or earlier termination of this Sublease. The foregoing provisions of this Section 22 are not intended to limit the generality of any of the other provisions of this Sublease.

SECTION 23.       Insurance.

(a) SBC shall procure, and shall maintain in full force and effect at all times during the Term as to the Sites, the following types of insurance with respect to the Reserved Space of the Sites, and, if applicable, any of the Available Space subleased to SBC or its Affiliates pursuant to Section 24(d), paying as the same become due all premiums therefor:

(i) commercial general public liability insurance insuring against all liability of SBC, its Affiliates and their respective officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use or occupancy of the Reserved Space of the Sites and, if applicable, any of the Available Space subleased to SBC or its Affiliates pursuant to Section 24(d), if any, in an amount of not less than $1,000,000 for bodily injury or property damage as a result of one occurrence, and not less than $2,000,000 for bodily injury or property damage in the aggregate;

(ii) umbrella or excess liability insurance with limits not less than $5,000,000 per occurrence and in the aggregate: and

(iii) workers' compensation insurance covering all employees of SBC or its Affiliates to the extent required by any Laws.

(b) SBC shall pay all premiums for the insurance coverage which SBC is required to procure and maintain under this Sublease. Each insurance policy: (i) shall name TowerCo as an additional insured; provided that such requirement shall only apply to liability policy and shall have no application to workers' compensation policies; and (ii) shall provide that the policy cannot be canceled as to TowerCo except after the insurer endeavors to give TowerCo thirty (30) days' written notice of cancellation. TowerCo agrees that SBC may, at SBC's option and election, participate in the self-insurance program of SBC Communications Inc. or otherwise self-insure to the extent reasonable in light of the financial condition of SBC from time to time with respect to all or a portion of the risks required to be insured against by SBC under this Section 23. If SBC elects to be covered by and participate in its self insurance and risk management programs, SBC shall notify TowerCo of such election. From time to time, upon reasonable request by TowerCo, SBC shall furnish to TowerCo the information concerning its risk management and self insurance policies and programs in effect at the time of such request.

(c) For each Site, TowerCo shall procure, and shall maintain in full force and effect at all times during the Term as to the applicable Site, the following types of insurance with respect to each Site, including the Tower and Improvements thereon, paying as the same become due all premiums therefor:

(i) commercial general public liability insurance insuring against all liability of TowerCo and TowerCo's officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use, occupancy or maintenance of each Subleased Property (including Tower and the Improvements), in an amount of not less than $1,000,000 for bodily injury or property damage or as a result of one occurrence, and not less than $2,000,000 for bodily injury or property damage in the aggregate.

(ii) umbrella or excess liability insurance with limits not less than $5,000,000 per occurrence and in the aggregate; and

(iii) Insurance in an amount not less than full replacement cost of the Tower and Improvements of each Site, against direct and indirect loss or damage by fire and all other casualties and risks covered under "All Risk" insurance; and

(iv) workers' compensation insurance covering all employees of TowerCo or its Affiliates to the extent required by any Laws.

(d) TowerCo shall pay all premiums for the insurance coverage which TowerCo is required to procure and maintain under this Sublease. Each insurance policy (i) shall name SBC and the applicable Sublessor as additional insureds; provided that such requirement shall only apply to liability policy and shall have no application to workers' compensation policies; and (ii) shall provide that the policy cannot be canceled as to SBC and the applicable Sublessor except after the insurer gives SBC ten (10) days' written notice of cancellation. If TowerCo elects to be covered by and participate in its self insurance and risk management programs or those of SpectraSite Communications Inc. or TowerCo Parent as permitted in Section 23(f), TowerCo shall notify SBC of such election. From time to time, upon reasonable request by SBC, TowerCo shall furnish to SBC the information concerning its risk management and self insurance policies and programs in effect at the time of such request.

(e) All policy  amounts  set forth in this  Section 23 shall be reset every five
(5) years during the Term to increase by an amount not less than the CPI Change over the five (5) year period, except to the extent the Parties otherwise agree.

(f) TowerCo and SBC shall not, on their own initiative or pursuant to request or requirement of any Space Subtenants or other Person, take out separate insurance concurrent in form or contributing in the event of loss with that required in
Section 23(c), unless the other Party thereto is named therein as an additional insured. The Parties agree that, all policies of insurance required by this
Section 23 may contain such loss retention provisions or deductibles as is reasonable in light of financial conditions of the Parties from time to time. In addition and notwithstanding anything to the contrary contained in this Section 23(c), TowerCo shall be permitted to satisfy its obligations under Section
(c)(iii)  hereof by  participating  in its self-  insurance  program  or that of

SpectraSite Communications Inc. or TowerCo Parent for such risk coverage to the extent reasonable in light of the financial condition of TowerCo, SpectraSite Communications Inc. or TowerCo Parent, as applicable, from time to time. TowerCo and SBC shall immediately notify the other Party hereto whenever any such separate insurance is taken out and shall deliver to SBC original certificates evidencing the same.

(g) As to the Subleased Property and Reserved Space of each Site, all policies of insurance shall be written on companies rated A:VII by AM Best or a comparable rating and licensed in the State where such Site is located. Certificates evidencing insurance shall be in a form reasonably acceptable to the recipient Party, shall be delivered to such Party upon commencement of the Term and prior to expiration of such policy, new certificates evidencing such insurance, shall be delivered to such Party not less than twenty (20) days prior to the expiration of the then current policy term. The Parties agree that all policies of insurance required by this Section 23 may contain such loss retention provisions or deductibles as is reasonable in light of financial conditions of the Parties.

(h) Nothing in this Section 23 shall prevent SBC or TowerCo from obtaining insurance of the kind and in the amount provided for under this Section 23 under a blanket insurance policy or policies (evidence thereof reasonably satisfactory to the other Party shall be delivered to the other Party by the insuring Party) which may cover other properties owned or operated by the insuring Party as well as the Subleased Property, the Reserved Space or the Available Space; provided, however, that any such policy of blanket insurance shall: (i) specify the amounts thereof to the extent such amounts are used to meet the initial limits required pursuant to this Section 23; and (ii) provide that such policies of blanket insurance shall, as respects the Subleased Property or Reserved Space of each Site, contain the various provisions required of such an insurance policy by the foregoing provisions of this Section 23.

SECTION 24.       Right of Substitution; Right of First Refusal.

(a) Notwithstanding anything to the contrary contained herein, SBC shall have the right (for the benefit of itself or any SBC Affiliate) to modify and/or replace, at SBC's expense, SBC's or any SBC Affiliates' Communications Equipment at any Site provided said replacement Communications Equipment does not increase the weight or sail area of SBC's or such SBC Affiliate's Communications Equipment (excluding the microwave dishes) on the Tower as of the date hereof by more than ten percent (10%) and otherwise does not cause overall Tower capacity to be exceeded. SBC also shall have the right to make any Alterations to the Site that it reasonably deems necessary to increase the capacity of or otherwise augment, strengthen or enhance a Tower (a "Sublessor Alteration"). Except with respect to replacement or substitution of identical or substantially identical equipment in the identical space, the following provisions shall apply with respect to any modification, expansion, replacement, addition or relocation of Communications Equipment by SBC or any SBC Affiliate (in each case, an "SBC Alteration") and any Sublessor Alteration under this Sublease.

     (i) Prior to commencing any such SBC Alteration or Sublessor Alteration, SBC shall obtain TowerCo's written approval (which approval shall not be unreasonably withheld, conditioned or delayed, so long as such modifications or replacements do not violate the applicable provisions of this Sublease) of detailed plans and specifications accurately describing the proposed SBC Alteration or Sublessor Alteration.

          TowerCo shall either approve or disapprove such plans and specifications in writing within ten (10) business days of TowerCo's receipt of such plans and specifications failing which TowerCo shall be deemed to have approved SBC's' proposed plans and specifications.

     (ii) SBC agrees to comply with the reasonable directions and requirements which TowerCo, in its good faith discretion, may from time to time establish in connection with such modifications, expansions, replacements, additions and relocations or Sublessor Alterations, as the case may be, provided that such directions and requirements do not
          (i) unreasonably interfere with SBC's or the applicable SBC Affiliate's ordinary course of business or operations, or (ii) derogate or diminish any rights of SBC or any SBC Affiliate under this Sublease. Such requirements may include, at TowerCo's request, the preparation, at SBC's cost and by a professional engineer licensed in the state in which the Site is located and reasonably satisfactory to TowerCo, of a structural analysis which details the effect of the SBC Alteration or the Sublessor Alteration, as the case may be, on the Tower and TowerCo's operations.

(b) Notwithstanding anything to the contrary contained herein, if during the Term, there is any Available Space in respect of the Subleased Property of any Site, then SBC shall have the Right of Substitution (for the benefit of itself or any SBC Affiliate) as to such Available Space. The Right of Substitution pursuant to this Section 24(b) may be exercised by SBC at any time, and from time to time, without limit, upon written notice to TowerCo, provided that no such relocation shall impair the structural integrity of the Tower. If SBC elects to exercise its Right of Substitution, then, upon completion of the relocation of the Communications Equipment of SBC or its Affiliate on the Tower and Improvements thereon, the previously existing Reserved Space of the applicable  Site shall  automatically  be released by SBC or its  Affiliate  and concurrently therewith, the Available Space on such Site to which the Communications Equipment of SBC or its Affiliate has been relocated shall automatically become and constitute the Reserved Space of such Site subject to
Section 5. The terms of this Section 24(b) shall be self-operative, and no further instrument shall be required to evidence any Substitution; provided, however, that upon the request of either SBC or TowerCo, the Parties shall promptly execute such instruments as may be reasonably required to further evidence such Substitution, including without limitation an amendment to Exhibit A or the applicable Site Designation Supplement. SBC or its Affiliate shall, at such Person's cost and expense, complete the relocation of its Communications Equipment and return the previously existing Reserved Space to its original condition, ordinary wear and tear excepted.

(c) Notwithstanding anything to the contrary contained herein, if during the Term, TowerCo intends to sublease any Available Space of the Subleased Property of any Site to a potential Space Subtenant, TowerCo shall notify SBC and Sublessor by sending a copy of any letter-offer, letter of intent, or other correspondence with the potential Space Subtenant together with a summary of the economic terms of the proposed sublease as contained in such documents, which economic terms shall include at least the number and location of all Sites subject to the proposed lease or sublease, the number, type, and location of each antenna or other equipment on each Tower, the rent payable for such antenna or other equipment on the Tower (including any escalation provisions), and the term of each Space Subtenant sublease and any renewals thereof, which term in no event shall bind Sublessor to a term (including renewals) which extends beyond the Site Expiration Outside Date of the Site in question unless Sublessor shall have consented to such extended term in writing, such consent not to be unreasonably withheld or delayed (the "Economic Offer"). SBC may, in its sole discretion, by providing written notice thereof to TowerCo within ten (10) days after receipt of the Economic Offer from TowerCo (x) exercise its Right of Substitution pursuant to Section 24(b) in respect of such Available Space, or
(y) exercise the Right of First Refusal in respect of such Available Space pursuant to Sections 24(e) and (f), or (z) exercise both, if with respect to multiple Sites. If TowerCo intends to sublease Available Space at multiple Sites, SBC shall not be entitled to exercise either its Right of Substitution and/or its Right of First Refusal as to any Available Space unless SBC exercises such Right in respect of a minimum of the greater of (i) five percent (5%) or
(ii) two (2) of the total number of Sites that TowerCo intends to sublease.

(d) If SBC exercises the Right of Substitution as to any Available Space, then such Available Space shall become "Reserved Space" for all purposes of this Sublease and be subject to the provisions of Section 5. If SBC exercises the Right of First Refusal as to such Available Space, then TowerCo shall sublease the Available Space to SBC (or the designated SBC Affiliate) for the sublease term set forth in the applicable Economic Offer. For the first three hundred
(300)  times that SBC  exercises  its Right of First  Refusal  pursuant  to this
Section 24, the rent for such space shall be equal to the lesser of (i) the rent provided for in the Economic Offer or (ii) an amount of rent that bears the same proportion to the SBC Leaseback Charge charged with respect to the Site(s) at which such Available Space is located as the Available Space with respect to which SBC exercises the Right of First Refusal bears to the Reserved Space of such Site(s). With respect to any exercise by SBC of its Right of First Refusal after the first three hundred (300) times, the rent for any additional space leased pursuant to such exercise of the Right of First Refusal shall be the amount specified in the Economic Offer. SBC (or the designated SBC Affiliate) and TowerCo shall execute a sublease agreement in the form substantially similar to the BTS Sublease (as defined in the Build-to-Suit Agreement), as modified to reflect the rental rate as herein above provided for and the sublease term in the applicable Economic Offer, or in any other form acceptable to TowerCo and SBC and, SBC shall, for all purposes of this Sublease, become a Space Subtenant of such Available Space at the rate prescribed above.

(e) If SBC fails to notify TowerCo as to its election to exercise its Right of Substitution or its Right of First Refusal within the aforesaid 10-day period under Section 24(c), then SBC's options referred to in Section 24(c) with respect to such Available Space shall expire and TowerCo shall be entitled to sublease such Available Space to the potential Space Subtenant within 90 days after SBC's receipt of the Economic Offer (which ninety (90) day period shall be extended so long as TowerCo is diligently endeavoring to conclude such sublease) upon, in all material respects, the terms and conditions contained in the applicable Economic Offer.

(f) If TowerCo subleases any Available Space of any Site to the potential Space Subtenant as provided above, TowerCo shall promptly provide SBC a copy of the final definitive sublease with the Space Subtenant (the "Final Agreement"). If the economic terms of the Final Agreement are not the same or better for TowerCo, in all material respects, than those of the Economic Offer, then, in addition to any other remedies SBC may have, SBC may require that the SBC Leaseback Charge for the Site in question and all other economic terms be reduced to and conformed with those of the Final Agreement.

(g) If such Available Space has not been so subleased to such Space Subtenant within 90 days after SBC's receipt of the applicable Economic Offer (which ninety (90) day period shall be extended so long as TowerCo is diligently endeavoring to conclude such sublease), then the restrictions provided in this
Section 24 shall again apply with respect to such Available Space, and TowerCo shall have no right to sublease any such Available Space without again offering such Available Space to SBC in accordance with the provisions of this Section 24.

SECTION 25.       Assignment and Subletting.

(a) Without the prior written consent of SBC, TowerCo may not assign, sublease, mortgage or otherwise transfer this Sublease or any of TowerCo's rights hereunder in whole or in part except that (A) TowerCo may assign all of its rights under this Sublease, without SBC's consent, to any parent, subsidiary or Affiliate of TowerCo; (B) TowerCo may sublease Available Space provided that it complies with the applicable provisions of Section 24(c) hereof; and (C) TowerCo may, with SBC's consent not to be unreasonably withheld (provided that such consent will not be required in the case of a transaction described in Clause
(A)), assign this Sublease in its entirety to a successor corporation or entity to TowerCo by way of merger, consolidation or other reorganization or to any Person acquiring all or substantially all of TowerCo's assets; provided that in the case of an assignment under Subsection (A) such assignee (i) is not a SBC Competitor and (ii) assumes all of TowerCo's obligations hereunder, which assumption need apply only with respect to obligations arising from and after the date of such transfer; and in the case of an assignment under Subsection (C) such assignee (i) is a Permitted TowerCo Transferee, (ii) is not a SBC Competitor and (iii) assumes all of TowerCo's obligations hereunder, which assumption need apply only with respect to obligations arising from and after the date of such transfer; provided further that TowerCo may make a partial assignment of this Sublease upon the prior written consent of SBC to be provided in its sole and absolute discretion. Upon any permitted assignment under (A) or
(C), TowerCo shall be released from its obligations under this Sublease from and after the date of such assignment but shall not be released from any liabilities arising prior to the date of such transfer. Upon any permitted assignment under Subsection (C) above (other than to any parent, subsidiary or Affiliate of
TowerCo), TowerCo Parent shall, with SBC's written consent not to be unreasonably withheld, be released from its obligations under this Sublease from and after the date of such assignment but shall not be released from any liabilities arising prior to the date of such transfer. Notwithstanding the foregoing, TowerCo may enter into Permitted Subleasehold Pledges and Permitted Subleasehold Mortgages, in which case the Permitted Subleasehold Collateral Assignee with respect thereto shall have the right to exercise remedies under any such mortgage, pledge, hypothecation or other collateral transfer in a manner consistent with the provisions of this and every other agreement between TowerCo and SBC made in connection with this transaction. TowerCo acknowledges that it shall not be permitted to enter into a Permitted Subleasehold Mortgage with respect to all or any portion of a Site prior to the Closing of such Site in accordance with Section 4.1 of the Agreement to Sublease.

(b) SBC and each Sublessor shall have the unrestricted right during the Term, subject to any required consent of any Ground Lessor, to sell, convey, transfer, assign or otherwise dispose (but not to sublease other than a sublease of the

Reserved Space to a SBC Affiliate which conducts its wireless activities at the Reserved Space, which Sublease shall be permitted without TowerCo's consent) of SBC's or such Sublessor's interest in and to any Site (including SBC's or a SBC Affiliate's interest in and to the Subleased Property of such Site), in whole or in part (a "Transfer") to: (i) a SBC Affiliate; (ii) a Permitted Transferee; or
(iii) any other Person (a "Non-Qualifying Transferee"); provided, however, that with respect to subsections (ii) and (iii) above, neither SBC nor such Sublessor may assign its interest in the Reserved Space except in conjunction with the sale or other transfer of all or a portion of an SBC Affiliate's wireless business on a Site by Site basis, and provided further that SBC may not assign its interest in the Reserved Space without transferring the corresponding Ground Lease, and vice versa. Upon any permitted Transfer of this Sublease in its entirety by SBC or any Sublessor, the assignee shall assume all of SBC's or any Sublessor's obligations hereunder arising from and after the date of such Transfer. In the event of any Transfer by SBC or a SBC Affiliate to a Non-Qualifying Transferee or to a SBC Affiliate which is not a Permitted Transferee, SBC shall not be relieved of its obligations hereunder. In the event of any other Transfer by SBC or a SBC Affiliate, all obligations under this Sublease of the Person effecting such Transfer shall cease and terminate with respect to the Site or Sites in question, excluding any liabilities arising prior to the date of such Transfer, and TowerCo shall look only and solely to the Person to whom SBC's or such SBC Affiliate's interest in and to such Site (including SBC's or such SBC Affiliate's interest in and to the Subleased Property thereof or any portion thereof) is Transferred for performance of all of SBC's or such SBC Affiliate's duties and obligations under this Sublease with respect to such Site arising after the date of such Transfer (provided that the transferee assumes all of SBC's or such SBC Affiliate's obligations hereunder, which assumption need only apply with respect to obligations arising from and after the date of such Transfer or, in the case of a partial assignment, enters into the "New Sublease Documents," as defined below). Upon any permitted Transfer of this Lease in whole or in part under clause 25(b)(ii) (other than an assignment to any parent, subsidiary or Affiliate of Wireless Guarantor), Wireless Guarantor shall be released from its obligations under this Sublease from and after the date of such Transfer with respect to the Site(s) which are the subject of such Transfer but shall not be released from any liabilities arising prior to the date of such Transfer. For purposes of the provisions of this Section 25(b) relating to the release of a Sublessor, SBC, an SBC Affiliate or Wireless Guarantor from their respective obligations under the Sublease following a "Transfer", the term "Transfer" shall not include a mortgage, pledge, lien or other similar collateral assignment for security purposes or a sublease.

         Notwithstanding the foregoing, in the event of a Transfer by SBC or a SBC Affiliate to a Non-Qualifying Transferee, if either (x) such Non-Qualifying Transferee ultimately becomes a Permitted Transferee or (y) subject to the consent of TowerCo, which consent may not be unreasonably withheld, no unwaived event of default on the part of such Non-Qualifying Transferee occurs in respect of such Sites for three (3) years after the date of such Transfer to such transferee, SBC or such SBC Affiliate, as applicable, and Wireless Guarantor shall be released (effective as of the date on which either of the conditions set forth in (x) or (y) is satisfied) from any and all obligations under this Sublease as to such Sites for obligations arising after the effective date of such release, and upon SBC's request TowerCo shall confirm such release in writing.

         Except as expressly provided in Section 25(b), wherever under or in connection with this Sublease SBC or any SBC Affiliate Transfers its right, title or interest, in whole or in part, in or to this Sublease or any Site, SBC or such SBC Affiliate shall be released from performing any and all obligations under this Sublease arising after the date of such Transfer in respect of the right, title or interest so Transferred and under the applicable Ground Lease, and TowerCo hereby acknowledges such release. At or prior to any partial assignment of this Sublease, TowerCo and such assignee shall have entered into one or more agreements, including without limitation, a sublease and site designation supplements (collectively, the "New Sublease Documents"), that afford TowerCo and such assignee relative rights, vis-a-vis TowerCo's or such assignee's rights and obligations under the New Sublease Documents no less favorable to TowerCo and such assignee than those afforded by the Sublease and the Site Designation Supplements with respect to the rights and obligations of SBC and TowerCo, and are otherwise in form and substance reasonably satisfactory to TowerCo and such assignee.

(c) Without limiting the generality of the other provisions of this Sublease, any assignment of interest pursuant to this Sublease and any sublease permitted under ss. 25(a) shall be effectuated by ten (10) days' written notice of such assignment or sublease, which notice shall include the name, address, and telephone number of the assignee. Each Party hereby agrees that any attempt of such Party to assign or otherwise Transfer its interest in this Sublease or any of its rights hereunder, in whole or in part, in violation of Section 25 shall constitute a default under this Sublease and shall be null and void ab initio

(d) In the event that a Ground Lease restricts TowerCo's ability to sublease space on the Leased Property, the applicable Sublessor agrees that it shall use commercially reasonable efforts to assist and cooperate with TowerCo in obtaining any such necessary consents, at TowerCo's sole cost and expense, from the Ground Lessor.

SECTION 26.       Estoppel Certificate.

         Either Party, from time to time upon ten (10) days' prior request by the other Party, shall execute, acknowledge and deliver to the requesting Party, or to a person designated by such requesting Party, a certificate stating that this Sublease is unmodified and in full effect (or, if there have been modifications, that this Sublease is in full effect as modified, and setting forth such modifications) and the dates to which Rent and other sums payable under this Sublease have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. The requesting Party, at such Party's cost and expense, shall cause such certificate to be prepared for execution by the requested Party. Any such certificate may be relied upon by any prospective Permitted Collateral Assignee, Mortgagee or purchaser of the Subleased Property of each Site.

SECTION 27.       Holding Over.

         If TowerCo remains in possession of the Subleased Property of any Site after expiration or termination of the then current Term as to such Site without any express written agreement by SBC, then TowerCo shall be and become a tenant at sufferance, and there shall be no renewal or extension of this Sublease by operation of law. This section shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property law of the State of New York.

SECTION 28.       Rights of Entry and Inspection.

(a) TowerCo shall permit SBC and SBC's representatives, agents and employees to enter the Subleased Property of any Site at all reasonable times for the purposes of inspecting such Subleased Property, showing the Site to prospective purchasers and Mortgagees, making any repairs or replacements or performing any maintenance, and performing any work on the Site that SBC may consider necessary to prevent or cure deterioration, waste or unsafe conditions. Nothing in this
Section 28 shall imply or impose any duty or obligation upon SBC to enter upon any Site at any time for any purpose, or to inspect the Subleased Property at any time, or to perform, or pay the cost of, any work which TowerCo is required to perform under any provision of this Sublease, and SBC has no such duty or obligation.

(b) SBC shall permit TowerCo and TowerCo's representatives to inspect SBC's and the SBC Affiliates' Communications Equipment for the purpose, in the event of an Emergency only, for making repairs or replacements to address such Emergency. The foregoing shall not limit TowerCo's rights pursuant to Section 7 hereof.

SECTION 29. A Party's Right to Act for the Other Party; SBC Set-Off Right.

(a) In addition to and not in limitation of any other remedy SBC may have under this Sublease, if TowerCo fails to make any payment or to take any other action (or to cause any Space Subtenant to take any action) when and as required under this Sublease, including without limitation Sections 11(a) and 17 and Exhibit C, SBC may, without demand upon TowerCo and without waiving or releasing TowerCo from any duty, obligation or liability under this Sublease, make any such payment or take any such other action required of TowerCo. Unless TowerCo's failure results in or relates to an Emergency, SBC shall give TowerCo at least ten (10) days prior written notice of SBC's intended action and TowerCo shall have the right to cure such failure within such 10-day period. No such notice shall be required in the event of an Emergency. The actions which SBC may take shall include, but are not limited to, the performance of maintenance or repairs and the making of replacements to the Towers and Improvements on each Site (and SBC shall have full access to the Sites for such purpose), the payment of insurance premiums which TowerCo is required to pay under this Sublease, the payment of Ground Rents which TowerCo is required to pay under the Ground Leases and the payment of Taxes and Assessments which TowerCo is required to pay under this Sublease. SBC may pay all incidental costs and expenses incurred in exercising its rights hereunder, including, without limitation, reasonable attorneys' fees and expenses, penalties, re-instatement fees, late charges, and interest. An amount equal to one hundred twenty percent (120%) of the total amount of the costs and expenses (including salaries and benefits of employees) incurred by SBC or SBC Affiliates in accordance with this Section 29, is referred to as the "Reimbursable Maintenance Expenses" of SBC, shall be due and payable by TowerCo upon demand and bear interest at the rate of eighteen percent (18%) per annum from the date of demand until paid by TowerCo. SBC shall have the right to set off against any SBC Leaseback Charges due under Section 10 hereof the amount of any Reimbursable Maintenance Expenses and any other amounts due and owing by TowerCo or TowerCo Parent to SBC or any SBC Affiliates hereunder.

(b) For purposes of this Section, the term "Emergency" means any event that causes, has caused or is likely to cause, (i) any bodily injury, personal injury or property damage; (ii) the suspension, revocation, termination or any other adverse material effect as to any licenses and/or permits; (iii) any adverse effect on the ability of SBC or its Affiliates or any Space Subtenants to operate Communications Equipment; or (iv) any failure of any Site to comply in any material respect with applicable Laws.

SECTION 30.       Defaults and Remedies.

(a)      The following events shall constitute events of default by SBC:

     (i) If SBC or a SBC Affiliate fails to perform any material obligations pursuant to the applicable Ground Lease for a Site that SBC or a SBC Affiliate is expressly required to perform pursuant to the terms of this Sublease and shall not cure such failure by the later of (x) the expiration of any applicable cure period, or (y) thirty (30) days after TowerCo gives SBC written notice thereof; or

     (ii) if SBC, or with respect to any covenant required to be complied with by any SBC Affiliate, such SBC Affiliate, shall materially violate or breach, or shall materially fail to fully and completely observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Sublease in respect of any Site (which violations, breaches or failures may be different for each Site), and shall not cure such violation, breach or failure within thirty (30) days after TowerCo gives SBC written notice thereof, or, if such failure shall be incapable of cure within thirty
          (30) days, if SBC shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence; or

     (iii)Subject to Section 30(i), SBC breached any material representation or warranty in this Sublease as to any Site as of the date when made.

     (iv) if SBC becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Sublease or makes an assignment for the benefit of creditors; or if any action is brought by SBC seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if SBC commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by SBC for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by SBC seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against SBC seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by SBC or is not dismissed within ninety
          (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against SBC and (1) an order for relief is entered in such proceeding, or (2) such proceeding is consented to or acquiesced in by SBC or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against SBC for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by SBC or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against SBC seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by SBC or is not dismissed within thirty (30) days after the date upon which it was brought.

     (v) if any Sublessor becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Sublease or makes an assignment for the benefit of creditors; or if any action is brought by a Sublessor seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if a Sublessor commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by a Sublessor for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by a Sublessor seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against a Sublessor seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by such Sublessor or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against a Sublessor and (1) an order for relief is entered in such proceeding, or (2) such proceeding is consented to or acquiesced in by such Sublessor or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against a Sublessor for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by such Sublessor or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against a Sublessor seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by such Sublessor or is not dismissed within thirty (30) days after the date upon which it was brought.

(b) Upon the occurrence of any event of default by SBC under Section 30(a)(iv), TowerCo may terminate this Sublease by giving SBC written notice of termination, and this Sublease shall be terminated at the time designated by TowerCo in its notice of termination to SBC whereupon SBC shall be obligated to refund to TowerCo all Rent for the rental periods occurring after the effective date of such termination. Upon the occurrence of any event of default by SBC under Sections 30(a)(i)-(a)(iii) as to the Reserved Space of a Site or with respect to a Sublessor under Section 30(a)(v), TowerCo may terminate this Sublease as to the applicable Site by giving SBC written notice of termination, and this Sublease shall be terminated as to the applicable Site at the time designated by TowerCo in its notice of termination to SBC whereupon SBC shall be obligated to refund to TowerCo the Rent allocable to such Site for the rental periods occurring after the effective date of such termination. Notwithstanding the foregoing, if SBC fails to pay any portion of a SBC Leaseback Charge because SBC or a SBC Affiliate, acting in good faith, reduced the amount of SBC Leaseback Charges paid to TowerCo in giving effect to a mistaken belief that it made
Reimbursable Maintenance Expenses under Section 29(a) that SBC or a SBC Affiliate was not permitted to make, such failure shall not constitute an event of default hereunder. Upon TowerCo's demand after any resolution of any dispute as to the amount of such Reimbursable Maintenance Expenses, SBC shall pay such amount to TowerCo, with interest thereon at the rate of eighteen percent (18%) per annum, from the date such amount was due until the date paid.

(c) TowerCo's remedy stated in Section 30(b) above shall not preclude pursuit of any other remedy or remedies provided in this Sublease or any other remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination.

(d)      The following events shall constitute events of default by TowerCo:

     (i) If TowerCo fails to timely pay Ground Rent as provided in Section 3(d) or otherwise fails to make payment of any amount due hereunder and such failure continues for ten (10) days after the date such payment was due and payable or, with respect to the payment of Ground Rent, for such longer grace period as may be provided for in the applicable Ground Lease, or

     (ii) (x) TowerCo shall  materially  violate or breach,  or shall materially fail to fully and completely observe, keep, satisfy, perform and comply with, any term, covenant, condition, requirement, restriction or provision of this Sublease with respect to any Site (which violations, breaches or failures may be different for each Site), and shall not cure such violation, breach or failure within thirty (30) days after SBC gives TowerCo written notice thereof, or, if such failure can be cured, but not within thirty (30) days, if TowerCo shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence or (y) the aggregate amount of Reimbursable Maintenance Expenses in respect of any Site pursuant to
          Section 29(a) exceeds $4,000 on at least two occurrences within the same Sublease Year, whether or not reimbursed by TowerCo; or

     (iii)Subject to Section 30(i), any representation or warranty made by TowerCo in this Sublease shall be false or misleading in any material respect on the date as of which made (or deemed made); or

     (iv) TowerCo or TowerCo Parent shall materially violate or breach, or shall materially fail to fully and completely observe, keep, satisfy or perform any obligation for money borrowed involving not less than $5,000,000 in principal amount in connection with this Sublease, including, without limitation, Mortgages, or any obligation under notes payable or drafts accepted, or any obligation of any other agreement, term or condition contained in any indenture or agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to cause such obligation to become due prior to its stated maturity;

     (v) If TowerCo becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Sublease or any Site or makes an assignment for the benefit of creditors; or if any action is brought by TowerCo seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if TowerCo commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by TowerCo for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by TowerCo seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against TowerCo seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by TowerCo or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against TowerCo and (1) an order for relief is entered in such proceeding, or (2) such proceeding is consented to or acquiesced in by TowerCo or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against TowerCo for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by TowerCo or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against TowerCo seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by TowerCo or is not dismissed within thirty (30) days after the date upon which it was brought; or

     (vi) If the leaseback to SBC of the Reserved Space at any Site is rejected by TowerCo under Section 365 of the Federal Bankruptcy Code.

(e) Upon the  occurrence of any event of default by TowerCo under Section 30(d),
Section 14(c) or Section 14(d) in respect of any Site, SBC may terminate this Sublease as to the applicable Site by giving TowerCo written notice of termination, and this Sublease shall be terminated as to such Site, at the time designated by SBC in its notice of termination to TowerCo, unless otherwise provided herein. Upon the occurrence of events of default (whether of the same or different types) by TowerCo under Section 30(d) in respect of more than fifty
(50) Sites during any consecutive five (5) year period or portion thereof, SBC may terminate this Sublease as to all Sites by giving TowerCo written notice of termination, and this Sublease shall be terminated as to all Sites at the time designated by SBC in its notice of termination to TowerCo.

(f) SBC and each Sublessor may pursue any remedy or remedies provided in this Sublease, including without limitation Section 30(e), or any remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination, including, without limitation, (i) specific performance or other equitable remedies; (ii) money damages arising out of such default; (iii) SBC or the applicable SBC Affiliate may exercise the Withdrawal Right as to any Site immediately and without further act, pursuant to Section 9; or (iv) SBC or the applicable Sublessor may perform, on behalf of TowerCo, TowerCo's obligations under the terms of this Sublease pursuant to Section 29, in which event SBC shall have the right to set off all Reimbursable Maintenance Expenses against the SBC Leaseback Charges SBC is required to pay. If the amount of Reimbursable Maintenance Expenses exceeds the SBC Leaseback Charges payable by SBC hereunder and TowerCo does not reimburse SBC or each Sublessor the full amount of such excess within ten (10) days following SBC's written demand therefor, SBC and the Sublessors may terminate this Sublease in respect of all or any of the Sites pursuant to Section 30(e) and shall be reimbursed thereof.

(g) A Party's pursuit of any one or more of the remedies provided in this Sublease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any amounts payable under this Sublease as to the applicable Site by such Party or waiver of any relief or damages or other sums accruing to such Party by reason of the other Party's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Sublease. Notwithstanding anything to the contrary contained herein, neither Party shall be liable to the other parties for indirect, incidental, special or consequential damages, including but not limited to lost profits, however arising, even if a Party has been advised of the possibility of such damages.

(h) Either Party's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by either Party of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of either Party to pursue or exercise any of its powers, rights or remedies or to insist upon strict and exact compliance by the other Party with any agreement, term, covenant, condition, requirement, provision or restriction of this Sublease, and no custom or practice at variance with the terms of this Sublease, shall constitute a waiver by either Party of the right to demand strict and exact compliance with the terms and conditions of this Sublease.

(i) Notwithstanding the foregoing, no event of default shall be deemed to have occurred in respect of SBC under Section 30(a)(iii) or in respect of TowerCo under Section 30(d)(iii), if the other Party gives notice after one (1) year following:

     (i) the applicable Site Commencement Date with respect to the Site in question in the case of a representation or warranty made under this Sublease or the applicable Site Designation Supplement, as to any Site;

     (ii) the date hereof, in the case of any other representation or warranty made under this Sublease; or

     (iii)in the case of representation or warranty made under the Agreement to Sublease, as provided therein.

(j) Upon the occurrence of any event of default by TowerCo under this Section 30 in respect of any Site, the applicable Sublessor shall give every Permitted Subleasehold Collateral Assignee of which Sublessor has written notice a written notice of, and an opportunity to cure within forty-five (45) days after receipt of such Sublessor's written notice of default, all existing defaults hereunder. In the event the Permitted Subleasehold Collateral Assignee fails to cure defaults as to any Site within such forty-five (45) day period, such Sublessor may terminate this Agreement as to such Site. The parties hereto agree that prior to the date upon which such Sublessor has the right to terminate this Agreement as to such Site, any Permitted Subleasehold Collateral Assignee may, at its option, be substituted and replace TowerCo as Sublessee hereunder (and TowerCo agrees to relinquish all rights hereunder) by assuming and agreeing to be bound by each and every term, covenant, condition, agreement, requirement, restriction and provision set forth in this Agreement, and subject to all rights, title, and interest of the applicable Sublessor; provided that in the event there have been more than fifty (50) events of default within any five (5) year period and SBC gives notice under Section 30(d) hereof of its election to terminate this Sublease, such Permitted Subleasehold Collateral Assignee may, prior to termination of this Agreement by the applicable Sublessor, transfer its interests under this Agreement in its entirety after providing evidence satisfactory to SBC that the proposed assignee is not an SBC Competitor and has appropriate industry experience, the capability and the financial ability to perform the obligations of TowerCo hereunder and under any other agreements relating to or concerning the transactions between SBC and TowerCo, in which event this Sublease shall not terminate.

SECTION 31.       Quiet Enjoyment.

         TowerCo shall, subject to the terms and conditions of this Sublease, peaceably and quietly hold and enjoy the Subleased Property of each Site during the Term without hindrance or interruption from SBC or any Person claiming by, through or under SBC, so long as no event of default has occurred and is continuing hereunder.
SECTION 32.       No Merger.

         There shall be no merger of this Sublease or the subleasehold interest or estate created by this Sublease in any Site with the superior estate held by the Sublessor thereof, by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, both the subleasehold interest or estate created by this Sublease in any Site and such superior estate; and this Sublease shall not be terminated, in whole or as to any Site, except as expressly provided herein.

SECTION 33.       Broker and Commission.

(a) All negotiations in connection with this Sublease have been conducted by and between TowerCo and SBC without the intervention of any person or other Party as agent or broker other than Goldman, Sachs & Co. which is advising SBC's parent, SBC Communications Inc., in connection with this Sublease and related transactions.

(b) TowerCo and SBC warrant and represent to each other that there are no broker's commissions or fees payable in connection with this Sublease by reason of their respective dealings, negotiations or communications other than the advisor's fee payable to Goldman, Sachs & Co. which shall be payable by SBC Communications Inc. TowerCo and SBC shall, and do hereby indemnify, defend and hold harmless each other from and against the Claims of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Sublease.

SECTION 34.       Recording of Memorandum of Ground Lease.

(a) Subject to the applicable provisions of the Agreement to Sublease, upon the execution of this Sublease, TowerCo may, at its cost and expense (i) cause the Ground Leases or memorandum of Ground Leases for the Sites to be filed in the appropriate County property records, unless such Ground Leases expressly prohibit such recording; and (ii) promptly following the execution of each Site Designation Supplement, cause a memorandum of sublease with respect to the applicable Site to be filed in the appropriate County property records unless the Ground Lease for the applicable Site prohibits such recording.

(b) In addition to and not in limitation of any other provision of this Sublease, the Parties shall have the right to review and make corrections, if necessary, to any and all exhibits hereto or to the Site Designation Supplements or to the memorandum of sublease after the date hereof. After making such corrections, TowerCo shall re-record such memorandum of sublease to reflect such corrections, if requested by either Party. The Parties shall cooperate with each other to cause changes to be made in the documentation for any Site, and in the Site Designation Supplement or to the memorandum of sublease for such Site, if such changes are requested by either Party to evidence any permitted changes in the description of the Reserved Space respecting such Site, including, without limitation changes in SBC's or such SBC Affiliate's antennas or other parts of its Communications Facility at such Site. In addition to and not in limitation of the foregoing, either Party shall have the right, at its sole expense, to cause any amendment to such memorandum of Sublease to be recorded, including without limitation in connection with such changes.

SECTION 35.       Purchase Options.

(a) Right to Purchase. If this Sublease shall not have been earlier terminated, or an event of default by TowerCo shall not have occurred and be continuing at the date of option exercise or the date fixed for purchase (as such date is specified below), TowerCo shall have an option, exercisable no earlier than one hundred eighty (180) days and no later than one hundred twenty (120) days prior to each Site Expiration Outside Date (the "Option Trigger Window") to elect to purchase all (but not less than all) of the Sites (excluding, in all cases, SBC's Improvements and any Space Subtenant's Improvements on such Site(s)) then subleased under this Sublease which have the same Site Expiration Outside Date, at a purchase price equal to the aggregate of the Option Purchase Price Amounts and any additional amounts determined pursuant to Section 3(i) hereof for the applicable Sites and on the other terms and subject to the conditions herein specified. TowerCo may exercise such purchase option by submitting to SBC in writing an offer for all of such Sites within the Option Trigger Window. The applicable Sublessors shall be obligated to sell, and TowerCo shall be obligated to buy, all such Sites at a closing to be effective as of the relevant Site Expiration Outside Date. SBC shall use commercially reasonable efforts to obtain
(i) all consents to TowerCo's  purchase of Leased Sites pursuant to this Section

35 that may be required by the Ground Leases encumbering such Sites and a waiver of any right of first refusal or similar provision in any Ground Lease giving the Ground Lessor the right to acquire the Site or Tower in question as a result of the exercise of such right and (ii) all approvals, waivers or releases from any contractual obligation under any colocation agreements, master agreements or other contracts or agreements in existence on the date hereof which would be violated by the transfer of any Site to TowerCo pursuant to this Section 35. In the event that SBC cannot obtain such consents or waivers on or prior to the closing date determined pursuant to Section 35(b), then SBC shall, at TowerCo's option, enter into alternative arrangements mutually acceptable to SBC and TowerCo which do not violate the terms of the applicable Ground Leases or other agreements and which provide TowerCo with rights and benefits comparable to those afforded by an assignment. Except as provided in this Section 35, TowerCo shall have no right or option to purchase the Sites subject to this Sublease.

(b) Payment of the Purchase Price. TowerCo shall pay to SBC (as agent for the applicable Sublessors) the Option Purchase Price Amounts and any additional amounts determined pursuant to Section 3(i) hereof for the applicable Sites in cash or immediately available funds on or prior to the closing of such sale. At the closing of such sale, SBC shall transfer or cause to be transferred the purchased Sites, at TowerCo's expense, to TowerCo and the Term as to such Sites shall end. Risk of loss for the Sites purchased pursuant to Section 35 shall pass from the applicable Sublessor(s) to TowerCo upon payment of the purchase price therefor. This Sublease shall remain in full force and effect with respect to Sites subject to TowerCo's binding election under Section 35(a) until the applicable Site Expiration Outside Date.

(c) Transfer by SBC. Any transfer of Sites by SBC or any SBC Affiliate to TowerCo pursuant to this Section 35 shall include:

     (i) an assignment of Sublessor's interest in any Ground Lease for such Site, a transfer of fee simple title to the Land for any Site which is an Owned Site, a transfer of Sublessor's interest in the applicable Tower and related assets (other than SBC Improvements, including SBC's and all SBC Affiliates' current or future Communications Equipment) and all appurtenances thereto; provided that for so long as the Ground Lease, as amended, modified, or extended, is still in effect, SBC or any SBC Affiliate shall be entitled to continue to lease the Reserved Space on each such Site from TowerCo for successive 1 year terms at rental rate equal to the lesser of the then current market rental rates for comparable locations as mutually agreed to by SBC or such SBC Affiliate and TowerCo on an annual basis prior to the commencement of each lease year or the Leaseback Charge then being charged, provided that the Leaseback Charge shall thereafter be subject to increase on an annual basis at the beginning of each 1-year term in an amount equal to the CPI Change; provided, further however, if TowerCo and SBC or the applicable SBC Affiliate fail to agree on a rental rate for one or more of the Sites, such rental rate shall be determined for each applicable Site by Ernst & Young or another nationally recognized independent accounting firm mutually acceptable to SBC or the applicable SBC Affiliate and TowerCo. The cost of the determination of the rental rate shall be shared equally by SBC and TowerCo. SBC or the applicable SBC Affiliate shall have the right to elect to terminate any such lease with respect to a Site as of the expiration of each annual term by giving no less than sixty (60) days prior written notice of such termination to TowerCo;

(ii) to the extent legally transferable, all rights of SBC or any Sublessor under or pursuant to warranties, representations and guarantees made by suppliers or manufacturers in connection with such Site, but excluding any rights to receive amounts under such warranties, representations and guarantees representing reimbursements for items paid by SBC or a Sublessor; and

(iii) to the extent legally transferable, all known and unknown rights, claims, credits, causes of action, or rights to commence any causes of action or rights of setoff of SBC or a Sublessor against third parties relating to such Site arising on or after the date of transfer, including unliquidated rights under manufacturers' and vendors' warranties, but excluding all amounts representing reimbursements for items paid by SBC or a Sublessor.

(d) Evidence of Transfer. The Sublessor and TowerCo shall enter into assignments, deeds (with warranties of title as to Sublessor's actions only), bills of sale and such other documents and instruments as the other may reasonably request to evidence any transfer of such Sites.

(e) No Warranties. Any transfer of a Site by a Sublessor or TowerCo pursuant to this Sublease shall be "AS IS" and without any warranty whatsoever by SBC or TowerCo, except that in any transfer of a Site by a Sublessor to TowerCo pursuant to this Sublease, Sublessor shall warrant that it has not previously transferred title to such Site that is so transferred and that each such Site is free of Liens created by or through SBC or any SBC Affiliate.

(f) Failure to Transfer by SBC. In the event SBC fails to transfer, in accordance with the provision of this Section 35 or to make alternative arrangements, in accordance with the provisions of Section 35(a), one or more of the Sites for which TowerCo has properly exercised its option under this Section 35 by giving to SBC written notice of its election to purchase such Sites within the Option Trigger Window and provided that TowerCo has complied with all of its other obligations under this Section 35, this Sublease shall automatically be extended (such extension to be at TowerCo's expense) (i) with respect to a Leased Site, until the sooner to occur of (A) the date which is ninety-nine (99) years from the relevant Site Expiration Outside Date(s) or (B) one day prior to the expiration of the relevant Ground Lease (as the same may be renewed or extended pursuant to Section 3 hereof), and (ii) with respect to an Owned Site, for a period of ninety-nine (99) years from the Site Expiration Outside Date, upon receipt by SBC of the applicable Option Purchase Price Amount(s); provided, however, that such extension shall not preclude any other remedy or remedies provided in this Sublease or provided for or allowed by law or in equity by reason of such failure. In the event of such extension of the term of the Sublease as provided herein, SBC shall have the right to lease the Reserved Space at the applicable Sites pursuant to the terms of clause 35(c)(i) above. Such extension shall be conditioned on TowerCo's acquisition of (and the payment of the Option Purchase Price Amount(s) for) the balance of Sites which were the subject of the option closing in question and the receipt of any consent, waiver or release required under the applicable Ground Leases or other agreements or contracts in existence on the date hereof (which consents, waivers or releases the parties shall use commercially reasonable efforts to obtain).

SECTION 36.       Net Lease.

         This Sublease (along with the corresponding Site Designation Supplement) is a net lease and, except as otherwise expressly provided in Sections 13, 19 and 30 hereof, shall not terminate, nor shall TowerCo be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent or other sum payable hereunder. Except as otherwise expressly provided in Sections 13, 19 and 30 hereof, the obligation of TowerCo under this Sublease or any Site Designation Supplement shall not be affected by reason of: (a) any damage to or destruction of any Site or any part thereof by any cause whatsoever; (b) any condemnation of any of the Site; (c) any prohibition, limitation, restriction or prevention of TowerCo's use or enjoyment of a Site by any person; (d) any matter affecting title to any Site or any part thereof; (e) any loss of possession by TowerCo of a Site or any portion, by reason of title paramount or otherwise; (f) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by SBC or TowerCo or both; (g) any action of any federal, state, local or foreign Governmental Authority; or (h) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The parties intend that the obligations of TowerCo hereunder shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Sublease.

SECTION 37.       Compliance with Specific FCC Regulations.

(a) TowerCo understands and acknowledges that Space Subtenants are engaged in the business of operating communications equipment, including, without limitation, Communications Equipment at each Site. The Communications Equipment is subject to the regulations of the FCC, including without limitation regulations regarding exposure by workers and members of the public to the radio frequency emissions generated by SBC's Communications Equipment. TowerCo acknowledges that such regulations prescribe the permissible exposure levels to emissions from the Communications Equipment which can generally be met by maintaining safe distances from such Communications Equipment. In order to comply with such regulations, TowerCo shall install, or cause the Space Subtenants to install, at its or their expense, such marking, signage or barriers to restrict access to any Subleased Property of each Site as TowerCo deems necessary in order to comply with the applicable FCC regulations. TowerCo further agrees to post, or to cause the Space Subtenants to post, prominent signage at all points of entry to the Subleased Property of each Site containing instructions as to any potential risk of exposure and methods for minimizing such risk. TowerCo shall cooperate in good faith with SBC to minimize any confusion or unnecessary duplication that could result in similar signage being posted with respect to any of SBC's transmission equipment at or near any Site in respect of any Reserved Space on such Site.

(b) TowerCo further agrees to alert all personnel working at or near each Site, including TowerCo's maintenance and inspection personnel, to heed all of TowerCo's or Space Subtenant's signage or restrictions with respect to the Subleased Property of a Site, to maintain the prescribed distance from the Communications Equipment, and to otherwise follow the posted instructions.

TowerCo further agrees to alert each Space Subtenant in advance of any repair or maintenance work to be performance on any Site which would require work in closer proximity to the Subleased Property than prescribed by the signage or restrictions.

(c) TowerCo agrees to cooperate with each Space Subtenant on a going-forward basis with respect to each Site in order to insure that such Space Subtenant complies with the applicable FCC regulations.

(d) SBC acknowledges and agrees that its (and any SBC Affiliates') Communications Equipment at each Site is subject to the regulations of the FCC, including without limitation regulations regarding exposure by workers and members of the public to the radio frequency emissions generated by SBC's (and any SBC Affiliates') Communications Equipment. SBC acknowledges that such regulations prescribe the permissible exposure levels to emissions from its Communications Equipment which can generally be met by maintaining safe distances from such Communications Equipment. SBC shall cooperate in good faith with TowerCo to minimize any confusion or unnecessary duplication that could result in similar signage being posted with respect to any of SBC's (and its Affiliates') transmission equipment at or near any Site in respect of any Reserved Space on such Site.

(e) SBC further agrees to alert all personnel working at or near each Site, including SBC's maintenance and inspection personnel, to maintain the prescribed distance from the Communications Equipment, and to otherwise follow the posted instructions of TowerCo.

SECTION 38.       Guaranty.

(a) TowerCo Parent's Guaranty. TowerCo Parent unconditionally guarantees to SBC, the Sublessors, the SBC Affiliates, and each SBC Indemnitee (collectively, the "beneficiaries", individually a "beneficiary") the full and timely payment and performance and observance of all of the terms, provisions, covenants and obligations of TowerCo under this Sublease and each Site Designation Supplement (the "TowerCo Obligations"). TowerCo Parent agrees that if TowerCo defaults at any time during the Term of this Sublease or any Site Designation Supplement in the performance of any of the TowerCo Obligations, TowerCo Parent shall faithfully perform and fulfill all TowerCo Obligations and shall pay to the applicable beneficiary all attorneys' fees, court costs, and other expenses, costs and disbursements incurred by the applicable beneficiary on account of any default by TowerCo and on account of the enforcement of this guaranty.

         If TowerCo defaults under this Sublease or any Site Designation Supplement, and the applicable beneficiary elects to enforce the provisions of this Section 38, the applicable beneficiary shall promptly give TowerCo Parent written notice thereof, which notice shall constitute an exercise of the applicable beneficiary's rights against TowerCo Parent pursuant to this Section
38. Following the receipt of such notice by TowerCo Parent, TowerCo Parent shall have the same period of time as is afforded to TowerCo under this Sublease or the applicable Site Designation Supplement to cure such default, but no such cure period shall diminish the obligations of TowerCo Parent under this Section 38.

         This guaranty obligation of TowerCo Parent shall be enforceable by the applicable beneficiary in an action against TowerCo Parent without the necessity of any suit, action, or proceedings by the applicable beneficiary of any kind or nature whatsoever against TowerCo, without the necessity of any notice to TowerCo Parent of TowerCo's default or breach under this Sublease or the applicable Site Designation Supplement, and without the necessity of any other notice or demand to TowerCo Parent to which TowerCo Parent might otherwise be entitled, all of which notices TowerCo Parent hereby expressly waives. TowerCo Parent hereby agrees that the validity of this guaranty and the obligations of TowerCo Parent hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by the applicable beneficiary against TowerCo any of the rights or remedies reserved to the applicable beneficiary pursuant to the provisions of this Sublease or the applicable Site Designation Supplement or any other remedy or right which the applicable beneficiary may have at law or in equity or otherwise.

         TowerCo Parent covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of TowerCo Parent hereunder shall not be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of this Sublease or any Site Designation Supplement or any modification or waiver of or change in any of the covenants and terms of this Sublease or any Site Designation Supplement by agreement of a beneficiary and TowerCo, or by any unilateral action of either a beneficiary or TowerCo, or by an extension of time that may be granted by a beneficiary to TowerCo or any indulgence of any kind granted to TowerCo, or any dealings or transactions occurring between a beneficiary and TowerCo, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangements, assignment for the benefit of creditors, receivership, or trusteeship affecting TowerCo. TowerCo Parent does hereby expressly waive any suretyship defense it may have by virtue of any statute, law, or ordinance of any state or other governmental authority.

         All of the beneficiaries' rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

         TowerCo Parent hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. TowerCo Parent further waives any right to require that an action be brought against TowerCo or any other person or to require that resort be had by a beneficiary to any security held by such beneficiary.

         (b) Wireless Guarantor's Guaranty. Wireless Guarantor unconditionally guarantees to TowerCo and each TowerCo Indemnitee (collectively, the "beneficiaries", individually a "beneficiary") the full and timely payment and performance and observance of all of the terms, provisions, covenants and obligations of SBC and each Sublessor under this Sublease and each Site Designation Supplement (the "SBC Obligations"). Wireless Guarantor agrees that if SBC or a Sublessor defaults at any time during the Term of this Sublease or any Site Designation Supplement in the performance of any of the SBC Obligations, Wireless Guarantor shall faithfully perform and fulfill all SBC Obligations and shall pay to the applicable beneficiary all attorneys' fees, court costs, and other expenses, costs and disbursements incurred by the applicable beneficiary on account of any default by SBC or a Sublessor and on account of the enforcement of this guaranty.

         If SBC or the applicable Sublessor defaults under this Sublease or any Site Designation Supplement, and the applicable beneficiary elects to enforce the provisions of this Section 38, the applicable beneficiary shall promptly give Wireless Guarantor written notice thereof, which notice shall constitute an exercise of the applicable beneficiary's rights against Wireless Guarantor pursuant to this Section 38. Following the receipt of such notice by Wireless Guarantor, Wireless Guarantor shall have the same period of time as is afforded to SBC or the applicable Sublessor under this Sublease or the applicable Site Designation Supplement to cure such default, but no such cure period shall diminish the SBC Obligations of Wireless Guarantor under this Section 38.

         This guaranty obligation of Wireless Guarantor shall be enforceable by the applicable beneficiary in an action against Wireless Guarantor without the necessity of any suit, action, or proceedings by the applicable beneficiary of any kind or nature whatsoever against SBC or the applicable Sublessor, without the necessity of any notice to Wireless Guarantor of such default or breach under this Sublease or the applicable Site Designation Supplement, and without the necessity of any other notice or demand to Wireless Guarantor to which Wireless Guarantor might otherwise be entitled, all of which notices Wireless Guarantor hereby expressly waives. Wireless Guarantor hereby agrees that the validity of this guaranty and the obligations of Wireless Guarantor hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by the applicable beneficiary against SBC or the applicable Sublessor any of the rights or remedies reserved to the applicable beneficiary pursuant to the provisions of this Sublease or the applicable Site Designation Supplement or any other remedy or right which the applicable beneficiary may have at law or in equity or otherwise.

         Wireless Guarantor covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of Wireless Guarantor hereunder shall not be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of this Sublease or any Site Designation Supplement or any modification or waiver of or change in any of the covenants and terms of this Sublease or any Site Designation Supplement by agreement of a beneficiary and SBC or any Sublessor, or by any unilateral action of either a beneficiary or SBC or any Sublessor, or by an extension of time that may be granted by a beneficiary to SBC or any Sublessor or any indulgence of any kind granted to SBC or any Sublessor, or any dealings or transactions occurring between a beneficiary and SBC or any Sublessor, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangements, assignment for the benefit of creditors, receivership, or trusteeship affecting SBC or any Sublessor. Wireless Guarantor does hereby expressly waive any suretyship defense it may have by virtue of any statute, law, or ordinance of any state or other governmental authority.

         All of the beneficiaries' rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

         Wireless Guarantor hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. Wireless Guarantor further waives any right to require that an action be brought against SBC or any other person or to require that resort be had by a beneficiary to any security held by such beneficiary.

SECTION 39.       Tax Indemnities.

(a)      Income Tax Indemnity.

     (1) Tax Assumptions. In entering into this Sublease and related documents, the SBC Group has made the following assumptions regarding the characterization of the transactions contemplated hereunder for federal income tax purposes (the "Tax Assumptions"):

     (i) for federal income tax purposes, the Sublease will be treated as a "true lease" with respect to all of the Subleased Property, the members of the SBC Group will be treated, directly or indirectly through one or more entities that are classified as partnerships or disregarded entities for federal income tax purposes, as the owners and Sublessors of the Subleased Property, and TowerCo will be treated as the lessee of the Subleased Property;

     (ii) following the execution of this Sublease, the SBC Group will be entitled to deduct, pursuant to Section 168(b) of the Code, depreciation deductions with respect to the adjusted tax basis in the Subleased Property using the same depreciation method(s) as in effect immediately before the execution of this Sublease ("Federal Depreciation Deductions");

     (iii)prepaid Rent will be characterized as a loan under section 467 of the Code and Treasury Regulations issued thereunder and the SBC Group will be entitled to deduct interest attributable thereto;

     (iv) the only amounts that any SBC Group Member will be required to include in gross income with respect to the transactions contemplated by this Sublease and related documents will be (A) Rent as it accrues in accordance with the terms of this Sublease and the application of
          Section 467 of the Code and Treasury  Regulations  issued  thereunder;
          (B) any indemnity  (including any gross up) pursuant to this Sublease;
          (C) any amounts paid or otherwise recognized pursuant to a voluntary sale or other disposition by any SBC Group Member (other than a sale or disposition attributable to a default by TowerCo and/or the exercise of remedies by SBC or any SBC Affiliate under this Sublease) of any Subleased Property; and (D) proceeds upon TowerCo's exercise of the purchase option pursuant to Section 35 of this Sublease; and

     (v) the combined effective federal and net state income tax rate applicable to each SBC Group Member will be 39 percent (the "Assumed Rate"), comprised of 35 percent for the assumed federal rate and 4 percent (which is net of federal income tax benefits) for the assumed state rate.

(2) TowerCo's Representations and Covenants. TowerCo hereby represents and covenants to each SBC Group Member as follows:

     (i)  TowerCo,  any  Affiliate  of TowerCo,  any  assignee or  sublessee  of
          TowerCo, and any user (other than SBC or its Affiliates) of any portion of the Subleased Property will not claim depreciation deductions as the owner of any of the Subleased Property for federal income tax purposes during the Term (and thereafter unless TowerCo purchases such property pursuant to Section 35 hereof), with respect to such Subleased Property or portion thereof, except with respect to Alterations financed by TowerCo or such assignee, sublessee, or other user, nor will they take any other action in connection with filing a Tax return or otherwise which would be inconsistent with the treatment of the SBC Group Members as the direct or indirect owners and Sublessors of the Subleased Property for federal income tax purposes;

     (ii) none of the Subleased Property will constitute "tax-exempt use property" as defined in Section 168(h) of the Code as a result of the status of TowerCo or any assignee, sublessee, or user (other than SBC or its Affiliates) of the Subleased Property;

     (iii)to the best of TowerCo's knowledge, on the Site Commencement Date, no Alterations to any of the Subleased Property will be required in order to render any of the Subleased Property complete for its intended use by TowerCo except for ancillary Severable Alterations that are customarily selected and furnished by lessees of property similar in nature to the Subleased Property;

     (iv) Except to the extent that TowerCo may make Non-Conforming Alterations pursuant to Section 3(i) hereof, TowerCo has no current plan or intention of making any Alteration or repair with respect to any of the Subleased Property that would not be treated as severable improvements or permitted nonseverable improvements within the meaning of Revenue Procedure 75-21, 1975-1 C.B. 715, or Revenue Procedure 79-48, 1979-2 C.B. 599; (v) TowerCo has no current plan or intention of making any Alteration or repair with respect to any of the Subleased Property the value of which as of the end of the Term with respect to such Subleased Property would compel TowerCo to exercise any of the purchase options under Section 35 of this Sublease;

     (vi) TowerCo is not obligated to exercise any of the purchase options provided in Section 35 of this Sublease, it has not decided whether it will exercise any of the purchase options provided in Section 35 of this Sublease, and it has no plans to enter into or incur such obligation or to make such decision in the immediate future;

     (vii)TowerCo has no reason to believe that the fair market value of any Subleased Property, determined at the end of the applicable Term (taking into account inflation or deflation), is equal to or greater than the Option Purchase Price Amount of such Subleased Property; and

     (viii) TowerCo believes that the Rent with respect to any Subleased Property is no greater than the fair rental value of such Subleased Property throughout the Term.

(3)      Indemnity for Tax Losses.

     (ix) If, as a result of

     (A) the inaccuracy of any representation of TowerCo, or the breach of any covenant of TowerCo, set forth in Section 39(a)(2) hereof;

     (B) any act of TowerCo, or any assignee or sublessee of TowerCo or any user of the Subleased Property (other than SBC or its Affiliates) during the Term, other than any act required under the Transaction Documents;

     (C) the failure by TowerCo to perform any act required of it under any of the Transaction Documents;

     (D) the failure by TowerCo to perform any act reasonably requested by any SBC Group Member provided that (1) such act is not inconsistent with the obligations of TowerCo and other requirements under the Transaction Documents, (2) such act does not have any adverse effect on TowerCo, and (3) such SBC Group Member or SBC agrees to reimburse TowerCo for all reasonable costs incurred in connection with performing such act;

     (E) any disposition of Subleased Property attributable to a default by TowerCo and/or the exercise of remedies under this Sublease; or

     (F)  the bankruptcy of TowerCo,

any SBC Group Member (each a "Tax Indemnitee") shall not claim on the relevant income tax return (based upon a written opinion from independent tax counsel that there is no reasonable basis that is consistent with the standards provided for in ABA Formal Opinion 85-352 as in effect on the date hereof for claiming) all or any portion of the Federal Income Tax Benefits, shall lose the right to claim all or any portion of the Federal Income Tax Benefits, shall suffer a loss of, disallowance of, or delay in obtaining all or any portion of the Federal Income Tax Benefits, or shall be required to recapture all or any portion of the Federal Income Tax Benefits, or any Tax Indemnitee shall suffer an Inclusion (any such event being referred to as a "Tax Loss"), then, within thirty (30) days after receipt of a written demand from or on behalf of the Tax Indemnitee describing in reasonable detail the Tax Loss and the computation of the amount payable (a "Tax Indemnity Notice"), TowerCo shall pay to such Tax Indemnitee as an indemnity the amount specified in the Tax Indemnity Notice. Subject to other adjustments required by this Section 39(a)(3)(i), such indemnity payment shall be calculated in the Tax Indemnity Notice to equal, on an After-Tax Basis, the sum of (y) the amounts of any additional federal and state income taxes payable by such Tax Indemnitee for the taxable year calculated at the Assumed Rate as the result of such Tax Loss and any interest thereon (calculated to the date such payment is made using the actual interest rates for underpayments of tax applicable to the relevant periods), plus (z) the amount of any penalties and additions to tax actually payable as a result of such Tax Loss and attributable thereto. At the option of such Tax Indemnitee, the indemnity payment shall be determined on a periodic, or "pay as you go," basis, with each such payment reduced for any reduction in Taxes also calculated at the Assumed Rate resulting from any Tax benefits realized by such Tax Indemnitee as a result of the event giving rise to the indemnity payment. Alternatively, at the option of such Tax Indemnitee, the indemnity payment shall be a net lump-sum amount, taking into account all past and anticipated future Tax Losses and Tax savings at the Assumed Rate, and using a discount rate equal to the Applicable Federal Rate (as defined in Code section 1274(d)(1) then in effect) to present value future Tax Losses and Tax savings. Any indemnity payment made pursuant to this Section 39(a)(3)(i) shall be made on an "After-Tax Basis" which means that any such payment shall also include a "gross-up" for any federal or state income Taxes (determined at the highest marginal applicable federal and state rates then in effect) payable by such Tax Indemnitee with respect to the receipt or accrual of such indemnity payment, including such gross-up. Notwithstanding any other provision of this Section 39(a)(3)(i) to the contrary, TowerCo shall not be required to make any payment under this Section 39(a)(3)(i) earlier than, (a) in the case of a Tax Loss that is not being contested pursuant to Section 39(d) hereof, the date such Tax Indemnitee (or the common parent of the consolidated group in which it is a member, as the case may be) files the applicable federal income Tax return, estimated or final as the case may be, which would first properly reflect the additional federal income Tax that would be due as a result of the Tax Loss and (b) in the case of a Tax Loss that is being contested pursuant to Section 39(d) hereof, thirty (30) days after the date on which a Final Determination is made (or as otherwise provided in Section 39(d)).

     (ii) Verification of Calculations. TowerCo may timely request that any Tax Indemnity Notice be verified by Ernst & Young or another nationally recognized independent accounting firm selected by TowerCo and reasonably acceptable to such Tax Indemnitee. Such verification shall be at TowerCo's expense unless such accounting firm determines that the amount payable by TowerCo is more than ten percent less than the amount shown on the Tax Indemnity Notice, in which event the Tax Indemnitee shall pay such costs. In order to enable such independent accountants to verify such amounts, the Tax Indemnitee shall provide to such independent accountants (for their confidential use and not to be disclosed to TowerCo or any other person) all information reasonably necessary for such verification.

(4) Exceptions. Notwithstanding any provision of this Section 39(a) to the contrary, TowerCo shall not be required to make any payment to any Tax Indemnitee in respect of any Tax Loss to the extent that any such Tax Loss occurs as a result of one or more of the following events:

     (i) Except to the extent of any inaccuracy of a representation or breach of covenant of TowerCo in Section 39(a)(2) hereof, any act of TowerCo or any assignee or sublessee of TowerCo or any user of the Subleased Property (other than SBC or its Affiliates) other than any act required under any of the Transaction Documents, or any failure by TowerCo to perform any act required of it under any of the Transaction Documents or any act reasonably requested by any SBC Group Member with respect to which the three conditions in Section 39(a)(3)(i)(D) have been satisfied, a determination that the Sublease is not a "true lease" for federal income tax purposes or such Tax Indemnitee is not the owner or Sublessor of the applicable Subleased Property;

     (ii) Except to the extent caused by any inaccuracy of a representation or breach of covenant of TowerCo in Section 39(a)(2) hereof, any act of TowerCo or any assignee or sublessee of TowerCo or any user of the Subleased Property (other than SBC or its Affiliates) other than any act required under any of the Transaction Documents, or any failure by TowerCo to perform any act required of it under any of the Transaction Documents or any act reasonably requested by any SBC Group Member with respect to which the three conditions in Section 39(a)(3)(i)(D) have been satisfied, the voluntary sale, assignment, transfer, or other disposition or the involuntary sale, assignment, transfer, or other disposition attributable to the bankruptcy, insolvency or the breach of any covenant or obligation of the Tax Indemnitee set forth in the Transaction Documents of or by any such Tax Indemnitee, in either case, of any of the Subleased Property or portion thereof by any such Tax Indemnitee other than a sale, assignment, transfer, or disposition
          (A) contemplated by the Transaction Documents or otherwise; (B) otherwise resulting from the exercise by any SBC Group Member of its rights or performance of its obligations under the Transaction Documents; or (C) attributable to a default by TowerCo and/or exercise of remedies under this Sublease;

     (iii) the gross negligence or willful misconduct of such Tax Indemnitee;

     (iv) penalties, interest, or additions to Tax to the extent based upon issues unrelated to the transactions contemplated by the Sublease and related documents;

     (v) the inclusion in income by any SBC Group Member on its U.S. federal income tax return of any amount attributable to an Inclusion unless
          (x) such Inclusion is supported by a written opinion of independent tax counsel that there is no reasonable possibility of success in taking the position that the amount is not includable in income, or
          (y) such Inclusion shall be due to the failure of TowerCo timely to provide Tax Indemnitee with information reasonably available to TowerCo that is timely requested in writing by the Tax Indemnitee and necessary for the Tax Indemnitee to exclude such amounts from income; and

     (vi) any failure of the Tax Indemnitee to have taken all the actions, if any, required of it by Section 39(d) hereof to contest the Loss and such failure materially prejudices the ability to contest, and TowerCo has a reasonable basis for such contest (other than a failure attributable in whole or part to the failure of TowerCo to follow the procedures set forth in Section 39(d) hereof).

(b)      General Tax Indemnity.

(1) Except as provided in Section 39(b)(2), TowerCo agrees to pay and to indemnify, protect, defend, save, and keep harmless each SBC Group Member on an After-Tax Basis, from and against any and all taxes, impositions, fees, levies, assessments, duties, withholdings, governmental claims, or other charges of any nature whatsoever (together with any related interest, fines, penalties, or additions to tax), including without limitation, rental, income, withholding, sales, use, transfer, leasing, personal or real property, excise, receipts, franchise, value-added, stamp, filing, recording, documentation, or license taxes, however imposed or asserted, by any United States state or local government or taxing authority (all the foregoing being herein collectively called "Taxes" or, separately a "Tax", upon or with respect to (A) any of the Subleased Property, any portion thereof, or any interest therein (B) the acquisition, purchase, sale, financing, leasing, subleasing, ownership, maintenance, repair, redelivery, alteration, insuring, control, use, operation, delivery, possession, repossession, location, storage, refinancing, refund, transfer of title, registration, reregistration, transfer of registration, return, or other disposition thereof of any of the Subleased Property or any portion thereof, or interest therein, (C) the rental payments, receipts, or earnings arising from the Subleased Property, any portion thereof, or any interest therein, or payable pursuant to the Sublease, or any other payment or right to receive payment pursuant to any related document, or (D) any Alteration, removal, substitution, maintenance, or repair of any of the Subleased Property.

     (i) Exclusions from General Tax Indemnity. The provisions of Section 39(b)(1) shall not apply to, and TowerCo shall have no liability under
          Section 39(b)(1) with respect to:

     (ii) Taxes on any SBC Group Member (other than such Taxes that are sales, use, rental, property, stamp, document filing, license, or ad valorem Taxes, or value added Taxes that are in the nature of or in lieu of such Taxes) imposed on any such member that are franchise Taxes, privilege Taxes, doing business Taxes, or Taxes imposed on, based on or measured by, gross or net income, receipts, capital, or net worth of any such member which are imposed by any state, local, or other taxing authority within the United States or by any foreign or international taxing authority that would have been imposed without regard to the execution of this Sublease and related documents and the transactions contemplated thereunder;

     (iii)Taxes on any SBC Group Member, including without limitation, sales and transfer Taxes, that result from any transfer by any SBC Group Member of any of the Subleased Property other than a sale, assignment, transfer, or disposition (I) attributable to a default by TowerCo and/or exercise of remedies under this Sublease or related documents;
          (II) resulting from any maintenance, repair, Alteration, substitution, relocation, or removal of or any addition to any of the Subleased Property or portion thereof or interest therein, (III) resulting from any loss, damage, destruction, theft, taking, casualty, condemnation, confiscation, expropriation, or seizure of any Subleased Property or portion thereof or interest therein; or (IV) resulting from any subleasing, permitting use thereof, or relinquishing possession of any Subleased Property or portion thereof or interest therein;

     (iv) Taxes imposed by any jurisdiction on any SBC Group Member solely as a result of its activities in such jurisdiction unrelated to the transactions contemplated by the Sublease and related documents;

     (v) Taxes on any SBC Group Member that result from the willful misconduct or gross negligence of any such member or an Affiliate thereof or the inaccuracy or breach of any representation, warranty, or covenant of such Tax Indemnitee or an Affiliate thereof under the Transaction

          Documents (except to the extent such inaccuracy or breach is attributed to an inaccuracy or breach of any representation, warranty or covenant of TowerCo or an Affiliate under the Transaction Documents);

     (vi) Taxes which are attributable to any period or circumstance occurring after the expiration or earlier termination of this Sublease, except to the extent attributable to (I) a failure of TowerCo or any of its transferees or sublessees or users of the Subleased Property (other than SBC or its Affiliates) to fully discharge its obligations under the Sublease and related documents, or (II) Taxes imposed on or with respect to any payments that are due after the expiration or earlier termination of the Sublease and which are attributable to a period or circumstance occurring prior to or simultaneously with such expiration or earlier termination;

     (vii)any Tax that is being  contested in accordance  with the provisions of
          Section 39(d) during the pendency of such contest, but only for so long as such contest is continuing in accordance with Section 39(d) and payment is not otherwise required pursuant to Section 39(d); or

     (viii) Taxes imposed on any SBC Group Member that are United States federal or state net income Taxes of any such member.

The provisions of this Section 39(b)(2) shall not apply to any Taxes imposed in respect of the receipt or accrual of any payment made by TowerCo on an After-Tax Basis.

(2) Reports. If any report, return, certification, or statement is required to be filed with respect to any Tax that is subject to indemnification under this
Section 39(b), TowerCo shall timely prepare and file the same to the extent permitted by law (except for (i) any report, return, or statement relating to any net income Taxes or, (ii) any report, return, or statement relating to any other Taxes described in Section 39(b)(2)(i) or any Taxes in lieu of or enacted in substitution for any of the foregoing, except that, in such cases, TowerCo shall timely provide information necessary to file such report, return, or statement or (iii) any other report, return, certification, or statement which any SBC Group Member has notified TowerCo that such member intends to prepare and file); provided that any such member shall have furnished TowerCo, at TowerCo's expense, with such information reasonably necessary to prepare and file such returns as is within such member's control. TowerCo shall either file such report, return, certification, or statement and send a copy of such report, return, certification, or statement to the member, or, where not so permitted to file, shall notify the member of such requirement within a reasonable period of time prior to the due date for filing (without regard to any applicable extensions) and prepare and deliver such report, return, certification, or statement to the member. In addition, within a reasonable time prior to the time such report, return, certification, or statement is to be filed, TowerCo shall, to the extent permitted by law, cause all billings of such Taxes to be made to each SBC Group Member in care of TowerCo, make payment thereof, and furnish written evidence of such payment. TowerCo shall furnish promptly upon written request such data, records and documents as any SBC Group Member may reasonably require of TowerCo to enable such member to comply with requirements of any taxing jurisdiction arising out of such member's participation in the transactions contemplated by this Sublease and related documents.

(3) Payments. Any Tax indemnified under this Section 39(b) shall be paid directly when due to the applicable taxing authority if direct payment is permitted, or shall be reimbursed to the appropriate SBC Group Member on demand if paid by such member in accordance herewith. Except as otherwise provided in this Section 39(b), all amounts payable to a SBC Group Member hereunder shall be paid promptly in immediately available funds, but in no event later than the later of (i) ten (10) Business Days after the date of such demand or (ii) two
(2) Business Days before the date the Tax to which such amount payable hereunder relates is due or is to be paid and shall be accompanied by a written statement describing in reasonable detail the Tax and the computation of the amount payable. Such written statement shall, at TowerCo's request, as long as payment is not delayed, be verified by Ernst & Young, or another nationally recognized independent accounting firm selected by such member. Such verification shall be at TowerCo's expense unless the accounting firm determines that the amount payable by TowerCo is more than ten percent less than the amount shown on such written statement, in which event, the applicable SBC Group Member shall pay such costs. In the case of a Tax subject to indemnification under this Section 39(b) which is properly subject to a contest in accordance with Section 39(d), TowerCo (i) shall be obligated to make any advances with respect to such Tax whenever required under Section 39(d) and (ii) shall pay such Tax (in the amount finally determined to be owing in such contest) on an After-Tax Basis prior to the latest time permitted by the relevant taxing authority for timely payment after a final determination.

(c) Tax Savings. If, by reason of any payment made to or for the account of any Tax Indemnitee by TowerCo pursuant to Section 39(a) or 39(b), such Tax Indemnitee at any time realizes a reduction in any Taxes or receives a refund which was not taken into account previously in computing such payment by TowerCo to or for the account of the Tax Indemnitee, then the Tax Indemnitee shall pay to TowerCo an amount equal to such actual reduction in Taxes or such refund (including interest received), plus the amount of any additional reduction in Taxes of the Tax Indemnitee attributable to the payment made by the Tax Indemnitee to TowerCo pursuant to this sentence; provided, however, that (A) the Tax Indemnitee shall not be obligated to make such payment with respect to any net Tax savings or refund to the extent that the amount of such payment would exceed the excess of (x) all prior indemnity payments (excluding costs and expenses incurred with respect to contests) made by TowerCo with respect to the Tax being refunded or reduced pursuant to Section 39(a) or 39(b), as the case may be, over (y) the amount of all prior payments by the Tax Indemnitee to TowerCo hereunder with respect to such Tax provided that any such excess tax savings realized (or deemed realized) by such Tax Indemnitee which are not paid to TowerCo as a result of this subclause (A) shall be carried forward and reduce TowerCo's obligations to make subsequent payments to such Tax Indemnitee pursuant to Section 39 hereof; and (B) if any such Tax savings or refund realized by such the Tax Indemnitee, or any tax savings taken into account for purposes of determining "After-Tax Basis" shall be lost or otherwise determined to be unavailable, such lost or otherwise unavailable Tax savings or refund shall be treated as a Tax for which TowerCo must indemnify the Tax Indemnitee pursuant to Section 39(a) or 39(b), as the case may be (without regard to the exceptions in Section 39(a)(4) or 39(b) other than the Section 39(a)(4)(iii), 39(a)(4)(iv), or 39(b)(2)(iv)).

(d) Contest Rights. In the event that any Tax Indemnitee receives any written notice of any potential claim or proposed adjustment against such Tax Indemnitee that would result in a Tax Loss against which TowerCo may be required to indemnify pursuant to Section 39(a) or 39(b) (a "Tax Claim"), such Tax Indemnitee shall promptly notify TowerCo thereof and provide TowerCo with relevant information thereto; provided, however, that the failure by the Tax Indemnitee to provide any such information shall not be treated as a failure to comply with this Section 39(d) unless the failure materially prejudices the conduct of the contest hereunder. TowerCo may require the Tax Indemnitee to contest such Tax Claim at TowerCo's expense and, in that event, the Tax Indemnitee shall consult with TowerCo in good faith, but the Tax Indemnitee shall retain ultimate control over such contest. Notwithstanding the immediately preceding sentence, the Tax Indemnitee shall not be obligated to contest such Tax Claim unless (1) prior to taking the first such required action, TowerCo shall have furnished to the Tax Indemnitee, in the case of a contest with respect to federal income Taxes, with an opinion of a nationally recognized, independent tax counsel chosen by TowerCo and reasonably acceptable to the Tax Indemnitee, or, in the case of a contest with respect to other Taxes, with an opinion of a qualified tax counsel chosen by TowerCo and reasonably acceptable to the Tax Indemnitee, to the effect that there is a reasonable basis that is consistent with the standards provided for in ABA Formal Opinion 85-352 as in effect (on the date hereof) for the position to be asserted in contesting the matter in question, (2) no event of default by TowerCo under this Sublease shall have occurred and be continuing, (3) such contest does not involve a material risk to the Tax Indemnitee of sale, forfeiture, or loss of, or the creation of any lien on, any of the Subleased Property or the imposition of criminal penalties, (4) TowerCo shall have acknowledged, in writing, that the contest is with respect to a liability that is indemnifiable by TowerCo pursuant to the terms of this Section 39(d), (5) if TowerCo reasonably requests, and the Tax Indemnitee elects to pursue, a contest that requires payment of the Tax as a condition to pursuing the contest, TowerCo shall loan, on an interest-free basis, sufficient funds to the Tax Indemnitee to pay the Tax and any interest or penalties due on the date of payment, and shall fully indemnify the Tax Indemnitee for any adverse Tax consequences resulting from such advance. The Tax Indemnitee shall not make, accept, or enter into a settlement or other compromise with respect to any Taxes indemnified pursuant to Section 39(a) or forego or terminate any such proceeding with respect to Taxes indemnified pursuant to this Section 39(b), without the prior written consent of TowerCo, which consent shall not be unreasonably withheld. If TowerCo requests in writing that the Tax Indemnitee accept a settlement of a claim offered by the IRS (other than an offer conditioned upon the Tax Indemnitee's agreement with respect to any issue wholly or partly unrelated to the transactions contemplated by the Transaction Documents), the Tax Indemnitee shall either accept such settlement offer or agree with TowerCo that TowerCo's liability pursuant to Section 39 hereof shall be limited to an amount calculated on the basis of such settlement offer. The Tax Indemnitee shall not be required to appeal any adverse decision of the United States Tax Court, a Federal District Court, or any comparable trial court.

SECTION 40.       General Provisions.

(a) Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be delivered by hand, be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next business day delivery, to the addresses set forth below, or to such other addresses as are specified by written notice given in accordance herewith, or shall be transmitted by facsimile (with a copy to be sent by nationally recognized courier for next business day delivery) to the number for each Party set forth below their respective executions hereof, or to such other numbers as are specified by written notice given in accordance herewith. All notices, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date of deposit in the United States Mail; those given by commercial courier as hereinabove provided shall be deemed given on the date of deposit with the commercial courier; and those given by facsimile shall be deemed given on the date of facsimile transmittal. Nonetheless, the time period, if any, in which a response, or action in response, to any notice, demand or request must be given shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Any notice, demand or request not received because of changed address or facsimile number of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the Party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be.

         If to TowerCo:

                  Southern Towers, Inc.
                  c/o SpectraSite Communications, Inc.
                  100 Regency Forest Drive, Suite 400
                  Cary, North Carolina 27511
                  Attention:  General Counsel
                  Telecopy:  (919) 468-8522

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Attention:  Mitchell L. Berg
                               Bruce A. Gutenplan
                  Telecopy:  (212) 757-3990

         If to SBC or any SBC Affiliate:

                  SBC Tower Holdings LLC
                  17330 Preston Road,  Suite #100A
                  Dallas, TX  75252
                  Attention: General Counsel
                  Telecopy: 972-733-2021

                  with a copy to:

                  SBC Communications Inc.
                  175 E. Houston
                  4th Floor
                  San Antonio, TX  78205
                  Attention:  Vice President and Assistant
                                    General Counsel
                  Telecopy: (210) 351-3488

                                                                              76
         If to TowerCo Parent:

                  SpectraSite Holdings, Inc.
                  c/o SpectraSite Communications, Inc.
                  100 Regency Forest Drive, Suite 400
                  Cary, North Carolina 27511
                  Attention:  General Counsel
                  Telecopy:  (919) 468-8522

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Attention:  Mitchell L. Berg
                               Bruce A. Gutenplan
                  Telecopy:  (212) 757-3990

         If to Wireless Guarantor:

                  SBC Wireless, LLC
                  c/o SBC Wireless, Inc.
                  17330 Preston #100A
                  Dallas, TX 75252
                  Attention:  General Counsel
                  Telecopy:  (972) 773-2021

(b) Facsimile as Writing. The Parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be "written" and a "writing" for all purposes of this Sublease.

(c) Binding Effect. This Sublease shall be binding upon and enforceable against, and shall inure to the benefit of, the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(d) Headings. The use of headings, captions and numbers in this Sublease is solely for the convenience of identifying and indexing the various provisions in this Sublease and shall in no event be considered otherwise in construing or interpreting any provision in this Sublease.

(e) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUBLEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THIS SUBLEASE (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO TERMINATE THIS SUBLEASE, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS SUBLEASE.

(f) Exhibits. Each and every exhibit referred to or otherwise mentioned in this Sublease is attached to this Sublease and is and shall be construed to be made a part of this Sublease by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

(g) Defined Terms. Capitalized terms used in this Sublease shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

(h) Pronouns. Wherever appropriate in this Sublease, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

(i) Severability. If any term, covenant, condition or provision of this Sublease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Sublease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(j) Non-Waiver. Failure by any Party to complain of any action, non-action or breach of any other Party shall not constitute a waiver of any aggrieved Party's rights hereunder. Waiver by any Party of any right arising from any breach of any other Party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.

(k) Rights Cumulative. All rights, remedies, powers and privileges conferred under this Sublease on the Parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law.

(l) Time of Essence. Time is of the essence of this Sublease. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Sublease. If any date set forth in this Sublease shall fall on, or any time period set forth in this Sublease shall expire on, a day which is a Saturday, Sunday or federal or state holiday, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Sublease or any deadline under this Sublease shall be the specified day or date, and shall include the period of time through and including such specified day or date.

(m) Applicable Law. This Sublease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, without regard to conflicts of law. Notwithstanding the foregoing, to the extent the application of the law of the state in which the affected Site is located is mandatory rather than permissive (such as, by way of example, with respect to the taking of possession of leased premises by a lessor or procedural matters relating to the exercise of remedies with respect to leased premises by a lessor), the laws of such state shall govern.

(n) Entire Agreement. This Sublease, together with all other agreements executed contemporaneously herewith, contains the entire agreement of the Parties with respect to the subject matter hereof, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the Parties not embodied in this Sublease shall be of no force or effect.

(o) Modifications. This Sublease shall not be modified or amended in any respect except by a written agreement executed by the Parties in the same manner as this Sublease is executed.

(p) Counterparts. This Sublease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

(q) Attorneys' Fees. In the event of any litigation arising under or in connection with this Sublease, the prevailing Party shall be entitled to recover from the other Party the expenses of litigation (including reasonable attorneys' fees, expenses and disbursements) incurred by the prevailing Party.

(r) Authority. Each Party hereto warrants and represents that such Party has full and complete authority to enter into this Sublease and that each individual executing this Sublease on behalf of such Party has been fully authorized to execute this Sublease on behalf of such Party and that such Party is bound by the signature of such representative.

(s) Counsel. Each Party hereto warrants and represents that such Party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Sublease and has had ample opportunity to read, review, and understand the provisions of this Sublease.

(t) No Construction Against Preparer. No provision of this Sublease shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party's having or being deemed to have prepared or imposed such provision.

(u)      Power of Attorney by SBC Group; Authorization.

     (i) The Sublessors and each of them, hereby irrevocably constitute and appoint SBC (the "Agent") as their agent to enter into, modify, amend or otherwise change this Sublease, any Site Designation Supplement or any of their respective terms or provisions, to take all actions and to execute all documents necessary or desirable to effect the terms of this Sublease, and to take all actions and to execution all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices hereunder, to negotiate and settle Claims for indemnification, and to perform any other act arising under or pertaining to the Sublease and the Site Designation Supplements. The Sublessor, and each of them, agree that service of process upon the Agent in any action or proceeding arising under or pertaining to the Sublease shall be deemed to be valid service of process upon such Sublessor, and each of them, and any claim by TowerCo against the Sublessors, or any of them, in respect to the Sublease may be asserted against, and settled with, the Agent. The Agent shall be deemed to have accepted the appointment herein upon its execution of this Sublease.

     (ii) Nothing contained herein shall be deemed to make the Agent liable to the Sublessors because of service in its capacity as agent. In performing any of its duties hereunder, the Agent shall not incur any liability to the Sublessors for losses, damages, Liabilities or expenses, except for its fraud, willful default or gross negligence.

     (iii)It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective Parties hereto and shall be binding and enforceable on and against the respective successors and assigns of the Sublessors, and each of them, and this power of attorney shall not be revoked or terminated and shall continue to be binding and enforceable in the manner provided herein.

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

                                                                             S-1



                      SIGNATURE PAGE TO LEASE AND SUBLEASE
         IN WITNESS WHEREOF, the Parties have caused this Sublease to be executed and sealed by their duly authorized representatives, all effective as of the day and year first written above.

                               TOWERCO:

                               SOUTHERN TOWERS, INC.


                               By /s/Glen Spivak
                                 -----------------------------------------------
                                   Glen Spivak
                                    Vice President


                               SOUTHERN TOWERS OF DELAWARE, INC.


                               By /s/Glen Spivak
                                 -----------------------------------------------
                                   Glen Spivak
                                    Vice President


                               SBC TOWER HOLDINGS LLC,
                               a Delaware limited liability company
                               By: New Southwestern Bell Mobile Systems, Inc.,
                                      its Managing Member


                               By /s/Gregory L. Gibson
                                 -----------------------------------------------
                                    Gregory L. Gibson, as attorney-in-fact


                               TOWERCO PARENT:

                               SPECTRASITE HOLDINGS, INC.


                               By /s/Richard Byrne
                                 -----------------------------------------------
                                  Richard Byrne
                                    Executive Vice President


                               WIRELESS GUARANTOR:

                                SBC WIRELESS, LLC


                               By /s/Kathy Rehmer
                                 -----------------------------------------------
                                    Kathy Rehmer, as attorney-in-fact